Exhibit 10.6

[Pursuant to Item 601(b)(10) of Regulation S-K, certain confidential portions of this exhibit have been omitted by means of marking such portions with brackets and asterisks - [***] - as the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.]

COLLABORATION AND LICENSE AGREEMENT

by and between

ImmunoGen, Inc.

and

Hangzhou Zhongmei Huadong Pharmaceutical Co., Ltd.

Dated as of October 19, 2020

i

5.10 Development Reports	38
5.11 Data Exchange and Use	39
5.12 Development of Companion Diagnostics.	39
Article 6 REGULATORY	39
6.1 Regulatory Strategy	39
6.2 Partner’s Responsibilities	40
6.3 Communications with Regulatory Authorities.	41
6.4 ImmunoGen’s Responsibilities	42
6.5 Right of Reference	42
6.6 Adverse Events Reporting	42
6.7 Regulatory Audits	43
6.8 Notice of Regulatory Action	44
Article 7 [***]	44
7.1 Supply by ImmunoGen	44
7.2 Supply by Partner	45
7.3 Product Tracking in the Territory	46
Article 8 MEDICAL AFFAIRS	46
8.1 Medical Affairs Plan	46
8.2 Medical Affairs Reports	47
8.3 Coordination of Medical Affairs Activities	47
Article 9 COMMERCIALIZATION	47
9.1 Commercialization Diligence Obligations	47
9.2 Commercialization Plan	47
9.3 Commercialization Reports	48
9.4 Coordination of Commercialization Activities	48
9.5 Pricing; Reimbursement Approvals	48
9.6 Diversion	48
Article 10 PAYMENTS	48
10.1 Upfront Payment	48
10.2 Milestone Payments	48
10.3 Royalty Payments to ImmunoGen	50
10.4 Payments to Third Parties	52
10.5 Other Amounts Payable	52
10.6 No Refunds	52
10.7 Accounting Standards	52
10.8 Currency; Exchange Rate	52

10.9 Blocked Payments	52
10.10 Late Payments	53
10.11 Financial Records and Audits	53
10.12 Taxes	53
10.13 VAT Credits	54
Article 11 CONFIDENTIALITY; PUBLICATION	54
11.1 Duty of Confidence	54
11.2 Confidential Information	55
11.3 Exemptions	55
11.4 Authorized Disclosures	55
11.5 Publications	57
11.6 Publication and Listing of Clinical Trials	57
11.7 Publicity; Use of Names	58
Article 12 REPRESENTATIONS, WARRANTIES, AND COVENANTS	59
12.1 Representations and Warranties of Each Party	59
12.2 Representations and Warranties of ImmunoGen	59
12.3 Representations and Warranties of Partner	60
12.4 Covenants of ImmunoGen and Partner	61
12.5 NO OTHER WARRANTIES	62
12.6 Time for Claims	62
Article 13 INDEMNIFICATION	63
13.1 By Partner	63
13.2 By ImmunoGen	63
13.3 Indemnification Procedure	63
13.4 Insurance	64
Article 14 INTELLECTUAL PROPERTY	64
14.1 Inventions	64
14.2 Disclosure	64
14.3 CREATE Act	66
14.4 Patent Prosecution	66
14.5 Patent Enforcement	68
14.6 Infringement of Third Party Rights	69
14.7 Patent Term Extensions	70
14.8 Product Trademarks	70
14.9 Patent Marking	71

Article 15 TERM AND TERMINATION	71
15.1 Term	71
15.2 Termination	72
15.3 Effects of Termination	73
15.4 Survival	78
15.5 Cumulative Remedies; Termination Not Sole Remedy	78
15.6 Rights in Bankruptcy	78
Article 16 DISPUTE RESOLUTION	78
16.1 General	78
16.2 Negotiation; Escalation	78
16.3 Arbitration	79
16.4 Injunctive Relief	79
16.5 Waiver of Right to Jury Trial	79
16.6 Confidentiality	79
Article 17 MISCELLANEOUS	80
17.1 Assignment	80
17.2 Limitation of Liability	80
17.3 Force Majeure	80
17.4 Severability	81
17.5 Notices	81
17.6 Governing Law	82
17.7 Entire Agreement; Amendments	82
17.8 Headings	82
17.9 Independent Contractors	82
17.10 Performance by Affiliates	82
17.11 Waiver	82
17.12 Waiver of Rule of Construction	82
17.13 Business Day Requirements	82
17.14 Further Actions	83
17.15 Construction	83
17.16 Language	83
17.17 Counterparts	83

Schedules

Schedule 1.94                 ImmunoGen Patent Rights

Schedule 1.96                 ImmunoGen Platform Patent Rights

Schedule 2.2.3                [***]

Schedule 5.2                   Territory Development Plan

Schedule 5.3                   Global Development Plan

Schedule 11.7.1(a)          ImmunoGen Press Release

Schedule 11.7.1(b)         Partner Press Release

v

COLLABORATION AND LICENSE AGREEMENT

This COLLABORATION AND LICENSE AGREEMENT (this “Agreement”) is made as of October 19, 2020 (the “Effective Date”) by and between ImmunoGen, Inc., a Massachusetts corporation (“ImmunoGen”), having a place of business at 830 Winter Street, Waltham, MA 02451, USA, and Hangzhou Zhongmei Huadong Pharmaceutical Co., Ltd. (“Partner”), having a place of business at No. 866, Moganshan Road, GongShu District, Hang Zhou City, Zhejiang Province, People’s Republic of China.  ImmunoGen and Partner are referred to in this Agreement individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, ImmunoGen is a biopharmaceutical company engaged in the research, development, and commercialization of medicines for treatment of cancer, including a proprietary antibody-drug conjugate designated as mirvetuximab soravtansine;

WHEREAS, ImmunoGen Controls certain Know-How and Patent Rights relating to such proprietary compound;

WHEREAS, Partner is a biopharmaceutical company engaged in the research, development, and commercialization of pharmaceutical and biologic products for cancer treatment in the greater China region; and

WHEREAS, Partner wishes to obtain from ImmunoGen an exclusive license to develop, manufacture, and commercialize products containing mirvetuximab soravtansine in the Territory, and ImmunoGen is willing to grant such a license to Partner, all in accordance with the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, the Parties hereby agree as follows:

Article 1

DEFINITIONS

Unless specifically set forth to the contrary herein, the following terms will have the respective meanings set forth below, whether used in the singular or plural:

1.1        “Accounting Standards” means GAAP or IFRS (as applicable to a Party).

1.2        “Acquiring Party” has the meaning set forth in Section 2.6.2(a) (Options).

1.3        “Affiliate” means, with respect to a Person, any other Person that controls, is controlled by, or is under common control with such Person.  For the purpose of this definition only, “control” (including, with correlative meaning, the terms “controlled by” and “under the common control”) means the actual power, either directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of any Person, whether by the ownership of more than 50% of the voting security of such Person, by contract or otherwise.

1.4        “Agreement” has the meaning set forth in the Preamble.

1.5        “Alliance Manager” has the meaning set forth in Section 3.1 (Alliance Managers).

1.6        “Anti-Corruption Laws” means any local and other anti-corruption laws, including the provisions of the United States Foreign Corrupt Practices Act, as amended.

1.7        “Applicable Law” means collectively all laws, rules, regulations, ordinances, decrees, judicial and administrative orders (and any license, franchise, permit, or similar right granted under any of the foregoing), and any policies and other requirements of any applicable Governmental Authority that govern or otherwise apply to a Party, including all Anti-Corruption Laws.

1.8        “Approved Labeling” means, with respect to a Licensed Product: (a) the Regulatory Authority-approved full prescribing information for such Licensed Product; and (b) the Regulatory Authority-approved labels and other written, printed, or graphic materials on any container, wrapper, or any package insert that is used with or for such Licensed Product.

1.9        “Basket Clinical Trial” has the meaning set forth in Section 10.2.3(c) (Basket Clinical Trials)

1.10      “Biosimilar Launch Quarter” means, with respect to a Biosimilar Product in a country or region in the Territory, the Calendar Quarter in which the First Commercial Sale of the applicable Biosimilar Product in such country or region occurred following the receipt of all necessary Regulatory Approvals from the applicable Regulatory Authorities in such country or region to market and sell such Biosimilar Product as a pharmaceutical product for one or more Indication included in the Approved Labeling for such Licensed Product in such country or region.

1.11      “Biosimilar Product” means, with respect to a Licensed Product in a particular country or region, after receipt of Regulatory Approval of such Licensed Product in such country or region, any other therapeutic drug product designated for human use that (a) contains the same amino acid sequence and principal molecular structural features as (but not necessarily all of the same structural features as) such Licensed Product, (b) has no clinically meaningful differences from such Licensed Product in terms of purity, potency, safety, mechanism of action, route of administration, dosage form and strength, (c) is approved for use pursuant to a Regulatory Approval process in such country or region that is based on the indications and conditions of use on an unrelated party’s previously approved version of that same product (i.e., a product meeting the standards set forth in the foregoing clauses (a) and (b)), whether or not such Regulatory Approval was based upon data generated by the Parties filed with the applicable Governmental Authority in such country or region or was obtained using an abbreviated, expedited or other process, and (d) is authorized for sale or sold in the same country or region (or is commercially available in the same country or region via import from another country or region) as the Licensed Product by a Party or any Third Party, as applicable.

1.12      “Breach Notification” has the meaning set forth in Section 15.2.2 (Termination for Material Breach).

1.13      “Business Day” means a day other than a Saturday, Sunday, or a day on which banking institutions in Boston, Massachusetts or Beijing, China are required by Applicable Law to remain closed.

1.14      “Buyers” has the meaning set forth in Section 1.133 (Net Sales).

1.15      “Calendar Quarter” means the respective periods of three consecutive calendar months ending on March 31, June 30, September 30, and December 31.

1.16      “Calendar Year” means each 12-month period commencing on January 1.

1.17      “cGMP” means all current Good Manufacturing Practices and regulations applicable to the Manufacture of any Licensed Product that are promulgated by any applicable Regulatory Authority having jurisdiction over the Manufacture of such Licensed Product, including, as applicable, as promulgated under and in accordance with (a) the principles detailed in the U.S. Current Good Manufacturing Practices, 21 C.F.R. Parts 4, 210, 211, 601, 610 and 820, (b) European Directive 2003/94/EC and Eudralex 4, (c) the principles detailed in the International Conference on Harmonization’s Q7 Guideline, and (d) the equivalent Applicable Law in any relevant country or region, each as may be amended and applicable from time to time.

1.18      “Change of Control” means, with respect to a Party, that: (a) any Third Party acquires directly or indirectly the beneficial ownership of any voting security of such Party, or if the percentage ownership of such Third Party in the voting securities of such Party is increased through stock redemption, cancellation, or other recapitalization, and immediately after such acquisition or increase such Third Party is, directly or indirectly, the beneficial owner of voting securities representing more than 50% of the total voting power of all of the then outstanding voting securities of such Party; (b) any merger, consolidation, recapitalization, or reorganization of such Party is consummated that would result in shareholders or equity holders of such Party immediately prior to such transaction owning 50% or less of the outstanding voting securities of the surviving entity (or its parent entity) immediately following such transaction; (c) the shareholders or equity holders of such Party approve any plan of complete liquidation of such Party, or an agreement for the sale or disposition by such Party of all or substantially all of such Party’s assets, in each case, through one or more related transactions, other than to an Affiliate or pursuant to one or more related transactions that would result in shareholders or equity holders of such Party immediately prior to such transaction owning more than 50% of the outstanding voting securities of the surviving entity (or its parent entity) immediately following such transaction; or (d) the sale or transfer to any Third Party, in one or more related transactions, of all or substantially all of such Party’s consolidated assets taken as a whole.

1.19      “Clinical Supply Agreement” has the meaning set forth in Section 7.1.1 (Development Supply).

1.20      “Clinical Trial” means any clinical trial in humans that is conducted in accordance with GCP and is designed to generate data (a) under an IND, (b) to address a commitment or requirement under a Regulatory Approval or Reimbursement Approval (as applicable), or (c) to support an expansion of an Indication.

1.21      “CMO” means a contract manufacturing organization.

1.22      “Collaboration Know-How” means any Know-How developed or invented during the Term by a Party’s or its Affiliates’, licensees’, Sublicensees’, or Subcontractors’ Representatives, or any Persons contractually required to assign or license such Know-How to a Party or any Affiliate of a Party, either alone or jointly with the other Party’s or its Affiliates’, licensees’, Sublicensees’, or Subcontractors’ Representatives, or any Persons contractually required to assign or license such Know-How to the other Party or any Affiliate of the other Party, in each case, in the performance of activities under this Agreement, including all Product Invention Know-How.

1.23      “Collaboration Patent Right” means any Patent Right that (a) has a priority date after the Effective Date and (b) Covers any Invention included in the Collaboration Know-How.

1.24      “Collaboration Technology” means Collaboration Know-How and Collaboration Patent Right.

1.25      “Commercial Supply Agreement” has the meaning set forth in Section 7.1.2 (Commercial Supply).

1.26      “Commercialization” means with respect to any product, any and all activities directed to the marketing, promotion, distribution, pricing, reimbursement, import, export, offering for sale, and sale of such product and interacting with Regulatory Authorities following receipt of Regulatory Approval in the applicable country or region for such product regarding the foregoing, including seeking and maintaining any required Reimbursement Approval, but excluding any activities directed to Manufacturing, Development, or Medical Affairs.  “Commercialize,” “Commercializing,” and “Commercialized” will be construed accordingly.

1.27      “Commercialization Plan” means, with respect to a Licensed Product, [***] Commercialization activities for such Licensed Product to be conducted in the Territory that will be prepared and updated by or on behalf of Partner as provided in Section 9.2 (Commercialization Plan).

1.28      “Commercially Reasonable Efforts” means, with respect to the Exploitation of a Licensed Product by a Party, those efforts and resources, including reasonably necessary and qualified personnel, [***], at a [***], taking into account the [***] and [***], [***], and [***].  Commercially Reasonable Efforts requires, with respect to an obligation, that the Party: (a) [***], (b) [***], and (c) [***].

1.29      “Companion Diagnostic” has the meaning set forth in Section 5.12 (Development of Companion Diagnostics).

1.30      “Competitive Activities” has the meaning set forth in Section 2.6.1 (Exclusivity Covenant).

1.31      “Competitive Product” means any pharmaceutical or biologic product, other than a Licensed Product, that specifically binds to folate receptor-α.

1.32      “Competitive Product License” has the meaning set forth in Section 2.7 (Right of First Negotiation).

1.33      “Competitive Product License Negotiation Period” has the meaning set forth in Section 2.7 (Right of First Negotiation).

1.34      “Competitive Product License Notice” has the meaning set forth in Section 2.7 (Right of First Negotiation).

1.35      “Competitive Product License Notice Period” has the meaning set forth in Section 2.7 (Right of First Negotiation).

1.36      “Competitive Product ROFN Period” has the meaning set forth in Section 2.7 (Right of First Negotiation).

1.37     “Confidential Information” means, subject to Section 11.3 (Exemptions), (a) Know-How and any technical, scientific, trade, research, manufacturing, business, financial, marketing, product, supplier, intellectual property, and other non-public or proprietary data or information (including unpublished patent applications) that may be disclosed by one Party or its Affiliates to the other Party or its Affiliates pursuant to this Agreement (including information disclosed prior to the Effective Date pursuant to the Confidentiality Agreement), regardless of whether such information is specifically marked or designated as confidential and regardless of whether such information is in written, oral, electronic, or other form, and (b) the terms of this Agreement.

1.38      “Confidentiality Agreement” means the Confidentiality Agreement by and between the Parties dated [***] (as amended from time to time).

1.39      “Continuing Know-How Transfer” has the meaning set forth in Section 4.3 (Continuing Know-How Transfer).

1.40      “Control” or “Controlled” means the possession by a Party (whether by ownership, license, or otherwise other than pursuant to this Agreement) of, (a) with respect to any tangible Know-How, the legal authority or right to physical possession of such tangible Know-How, with the right to provide such tangible Know-How to the other Party on the terms set forth herein, (b) with respect to Patent Rights, Regulatory Approvals, Regulatory Submissions, intangible Know-How, or other intellectual property rights, the legal authority or right to grant a license, sublicense, access, or right to use (as applicable) to the other Party under such Patent Rights, Regulatory Approvals, Regulatory Submissions, intangible Know-How, or other intellectual property rights on the terms set forth herein, in each case ((a) and (b)), without breaching or otherwise violating the terms of, or incurring any payment obligations under, any arrangement or agreement with a Third Party in existence as of the time such Party or its Affiliates would first be required hereunder to grant the other Party such access, right to use, licenses, or sublicense and without being required to make any payment to any Third Party, other than payment obligations pursuant to Third Party IP Agreements in accordance with Section 2.5.3 (Third Party In-Licenses) or if ImmunoGen determines, in its sole discretion, that Partner need not be responsible for any costs associated with the grant of a sublicense thereunder, and (c) with respect to any product, the legal authority or right to grant an exclusive license or sublicense under Patent Rights that Cover such product or Know-How that relates to such product.  Notwithstanding the foregoing, a Party and its Affiliates will not be deemed to “Control” any of the foregoing (a) – (c) that, prior to the consummation of a Change of Control of such Party, is owned or in-licensed by a Third Party that becomes an Affiliate of such acquired Party (or that merges or consolidates with such Party) after the Effective Date as a result of such Change of Control.

1.41      “Controlling Party” has the meaning set forth in Section 14.5.2(a)(iv) (Step-In Rights).

1.42      “Cost Per Vial” has the meaning set forth in the definition of Fully Burdened Manufacturing Costs.

1.43      “Cover” means, with respect to a particular subject matter at issue and a relevant Patent Right, that the Development, Manufacture, Commercialization use, sale, offer for sale, or importation of such subject matter would fall within the scope of one or more Valid Claims in such Patent Right.

1.44      “CPI” means (a) with respect to ImmunoGen, the Consumer Price Index-Urban Wage Earners and Clerical Workers, U.S. City Average, All Items 1982-84=100, published by the United States Department of Labor, Bureau of Labor Statistics (or its successor equivalent index), in the United States and (b) with respect to Partner, the consumer price index for Beijing as published by The National Bureau of Statistics of China.

1.45      “CREATE Act” has the meaning set forth in Section 14.3 (CREATE Act).

1.46      “CRO” means a contract research organization.

1.47      “CSO” means a contract sales organization.

1.48      “Debarred/Excluded” means any Person becoming debarred or suspended under 21 U.S.C. §335(a) or (b), the subject of a conviction described in Section 306 of the FD&C Act, excluded, or having previously been excluded, from a federal or governmental health care program, debarred from federal contracting, convicted of or pled nolo contendere to any felony, or to any federal or state legal violation (including misdemeanors) relating to prescription drug products or fraud, the subject to OFAC sanctions or on the OFAC list of specially designated nationals, or the subject of any similar sanction of any Governmental Authority in the Territory.

1.49      “Deficient Site” has the meaning set forth in Section 5.8.2 (Deficient Sublicensees or Sites and Replacement).

1.50      “Deficient Sublicensee” has the meaning set forth in Section 5.8.2 (Deficient Sublicensees or Sites and Replacement).

1.51      “Develop,” “Developing,” and “Developed” will be construed accordingly.

1.52      “Development” means, with respect to any product, any and all internal and external research, development and regulatory activities regarding such product, including (a) research, process development, non-clinical testing, toxicology, non-clinical activities, GLP toxicology and other preclinical studies, and Clinical Trials, and (b) preparation, submission, review, and development of data or information for the purpose of submission to a Regulatory Authority to obtain authorization to conduct Clinical Trials and to obtain, support, or maintain Regulatory Approval of such product, but excluding any activities directed to Manufacturing, Medical Affairs, or Commercialization.  Development will include research, development, and regulatory activities for additional presentations or indications for a product after receipt of Regulatory Approval of such product, including Clinical Trials initiated following receipt of Regulatory Approval or any Clinical Trial to be conducted after receipt of Regulatory Approval that was mandated by the applicable Regulatory Authority as a condition of such Regulatory Approval with respect to an approved indication (such as post-marketing approval studies and observational studies, if required by any Regulatory Authority in any country in the Territory to support or maintain Regulatory Approval for a product in such country).

1.53      “Development Milestone Events” has the meaning set forth in Section 10.2.1 (Development Milestone Events and Payments).

1.54      “Development Milestone Payments” has the meaning set forth in Section 10.2.1 (Development Milestone Events and Payments).

1.55      “Disclosing Party” has the meaning set forth in Section 11.1.1 (Duty of Confidence).

1.56      “Dispute” has the meaning set forth in Section 16.1 (Dispute Resolution; General).

1.57      “Dollar” means the U.S. dollar, and “$” will be interpreted accordingly.

1.58      “Effective Date” has the meaning set forth in the Preamble.

1.59      “EU” means the European Union, as its membership may be constituted from time to time, and any successor thereto.

1.60      “Ex-Territory Infringement” has the meaning set forth in Section 14.5.1 (Patent Enforcement; Notice).

1.61      “Examined Party” has the meaning set forth in Section 10.11 (Financial Records and Audits).

1.62      “Executive Officers” has the meaning set forth in Section 3.7.3 (Decisions of the JSC).

1.63      “Exploit” means to make, have made, use, import, export, offer to sell, sell, Develop, Manufacture, perform Medical Affairs activities, Commercialize, or otherwise exploit.  “Exploitation” will be construed accordingly.

1.64      “FD&C Act” means the United States Federal Food, Drug and Cosmetic Act, as amended from time to time, together with any rules, regulations, and requirements promulgated thereunder (including all additions, supplements, extensions, and modifications thereto).

1.65      “FDA” means the United States Food and Drug Administration or any successor entity thereto having essentially the same function.

1.66      “Field” means the treatment, palliation, or prevention of all indications, diseases, and disorders in [***] humans.

1.67      “First Commercial Sale” means, with respect to any Licensed Product [***] (as applicable) in any country or region, the first sale for monetary value of such Licensed Product [***] (as applicable) to a Third Party for distribution, use, or consumption in such country or region after receipt of Regulatory Approval for such Licensed Product in such country or region.  First Commercial Sale excludes [***].

1.68      “Force Majeure” has the meaning set forth in Section 17.3 (Force Majeure).

1.69      “FTE” means the equivalent of the work of one duly qualified employee of a Party full time for one year (consisting of a total of [***] hours per year) carrying out Development, Manufacturing, Medical Affairs activities, or other scientific or technical work under this Agreement.  [***]

1.70      “FTE Rate” means the amount for an FTE per Calendar Year, which for the Calendar Year ending on [***] will be (a) with respect to ImmunoGen, [***] per FTE; and (b) with respect to Partner, [***] per FTE, in each case, pro-rated for the period beginning on the Effective Date and ending on [***]. Beginning on [***] and on [***] of each subsequent Calendar Year during the Term, [***].

1.71      “Fully Burdened Manufacturing Cost” means, with respect to any Licensed Product, in each case, supplied by or on behalf of the applicable Party to the other Party or its Affiliates hereunder:

(a)         if and to the extent such Licensed Product (or any precursor or intermediate thereof), as applicable, [***], (i) [***], (collectively “Cost Per Vial”) plus (ii) [***]; or

(b)         if and to the extent such Licensed Product (or any precursor or intermediate thereof), as applicable, [***], the actual, fully burdened costs that are attributable to and reasonably allocated to such Manufacturing, [***].

1.72      “GAAP” means United States generally accepted accounting principles, consistently applied.

1.73      “GCP” means all applicable good clinical practice standards for the design, conduct, performance, monitoring, auditing, recording, analyses and reporting of Clinical Trials, including, as applicable

(a) as set forth in the International Conference on Harmonization of Technical Requirements for Registration of /Pharmaceuticals for Human Use Harmonized Tripartite Guideline for Good Clinical Practice E6 (the “GCP Guideline”) and any other guidelines for good clinical practice for trials on medicinal products in the Territory, (b) the Declaration of Helsinki (2013) as last amended at the 52nd World Medical Association in October 2000 and any further amendments or clarifications thereto, (c) U.S. Code of Federal Regulations Title 21, Parts 50 (Protection of Human Subjects), 56 (Institutional Review Boards), and 312 (Investigational New Drug Application), as may be amended from time to time, and (d) the equivalent Applicable Law in each country or region in the Territory, each as may be amended and applicable from time to time and in each case, that provide for, among other things, assurance that the clinical data and reported results are credible and accurate and protect the rights, integrity, and confidentiality of trial subjects.

1.74      “Global Brand Elements” has the meaning set forth in Section 14.8.1 (Global Brand Elements).

1.75      “Global Brand Strategy” has the meaning set forth in Section 9.2 (Commercialization Plan).

1.76      “Global Clinical Trial” means a Clinical Trial for a Licensed Product the data from which is intended to be used to obtain or support Regulatory Approval both inside and outside of the Territory.

1.77      “Global Development Plan” has the meaning set forth in Section 5.3 (Global Development Plan).

1.78      “GLP” means all applicable good laboratory practice standards, including, as applicable, as set forth in the then-current good laboratory practice standards promulgated or endorsed by the U.S. Food and Drug Administration, as defined in 21 C.F.R. Part 58, and the equivalent Applicable Law in each country or region in the Territory, each as may be amended and applicable from time to time.

1.79      “Governmental Authority” means any federal, national, state, provincial, or local government, or political subdivision thereof, or any multinational organization or any authority, agency, regulatory body, or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, or any court or tribunal (or any department, bureau or division of any of the foregoing, or any governmental arbitrator or arbitral body).  Governmental Authorities include all Regulatory Authorities.

1.80      “IDL” has the meaning set forth in Section 1.127 (Marketing Approval Authorization).

1.81      “IFRS” means International Financial Reporting Standards, consistently applied.

1.82      “ImmunoGen” has the meaning set forth in the Preamble.

1.83      “ImmunoGen Collaboration Know-How” means any Collaboration Know-How developed or invented solely by ImmunoGen’s or its Affiliates’, licensees’ (other than Partner), Sublicensees’ (other than Partner), or Subcontractors’ Representatives, or any Persons contractually required to assign or license such Collaboration Know-How to ImmunoGen or any Affiliate of ImmunoGen, but expressly excluding [***].

1.84      “ImmunoGen Collaboration Patent Rights” means any Patent Rights that Cover any ImmunoGen Collaboration Know-How.

1.85      “ImmunoGen Collaboration Technology” means the ImmunoGen Collaboration Know-How and the ImmunoGen Collaboration Patent Rights.

1.86      “ImmunoGen Generated Data” means all data (whether generated in the performance of any preclinical or non-clinical study or any Clinical Trial and all IND and MAA filings for any Indication for any Licensed Product) developed or invented solely by ImmunoGen’s or its Affiliates’, licensees’ (other than Partner), Sublicensees’ (other than Partner), or Subcontractors’ Representatives, or any Persons contractually required to assign or license such clinical data to ImmunoGen or any Affiliate of ImmunoGen in the performance of Development activities whether inside or outside of the Territory.

1.87      “ImmunoGen Identified Rights” has the meaning set forth in Section 2.5.1 (ImmunoGen Identified Rights).

1.88      “ImmunoGen Indemnitee(s)” has the meaning set forth in Section 13.1 (Indemnification; By Partner).

1.89      “ImmunoGen Know-How” means any Know-How that is (a) Controlled by ImmunoGen or any of its Affiliates as of the Effective Date or during the Term, and (b) [***] to Develop, perform Medical Affairs with respect to, or Commercialize one or more Licensed Products or Companion Diagnostics in the Territory in the Field, but expressly excluding [***]. ImmunoGen Know-How includes the Licensed Collaboration Know-How.

1.90      “ImmunoGen [***] Know-How” means any Know-How that is (a) Controlled by ImmunoGen or any of its Affiliates as of the Effective Date or during the Term, and (b) [***] for the [***] of one or more Licensed Products in the Territory in the Field.

1.91      “ImmunoGen [***] Patent Rights” means any Patent Rights that (a) are Controlled by ImmunoGen or any of its Affiliates as of the Effective Date or during the Term, and (b) are [***] for the [***] of one or more Licensed Products in the Territory in the Field. Schedule 1.91 includes the ImmunoGen [***] Patent Rights that are owned by, jointly owned by, or exclusively licensed to ImmunoGen in the Territory and that exist as of the Effective Date.

1.92      “ImmunoGen [***] Technology” means all ImmunoGen [***] Know-How and ImmunoGen [***] Patent Rights.

1.93      “ImmunoGen P&L Process and Specifications” has the meaning set forth in Section 4.1 (Initial Know-How Transfer).

1.94      “ImmunoGen Patent Rights” means any Patent Right that (a) is Controlled by ImmunoGen or any of its Affiliates as of the Effective Date or during the Term, and (b) is [***] to Develop, perform Medical Affairs with respect to, or Commercialize one or more Licensed Products in the Territory in the Field, but expressly excluding [***].  Schedule 1.94 (ImmunoGen Patent Rights) includes the ImmunoGen Patent Rights that are owned by, jointly owned by, or exclusively licensed to ImmunoGen in the Territory and that exist as of the Effective Date. ImmunoGen Patent Rights includes the Licensed Collaboration Patent Rights.

1.95      “ImmunoGen Platform Know-How” means any ImmunoGen Know-How that is [***] to Exploit ImmunoGen’s proprietary antibody-drug conjugate platform technology relating to (a) the composition of or methods of making any anti-folate receptor-α antibody (except for compositions or method of making the Licensed ADC specifically), (b) the composition of or methods of making any ImmunoGen cytotoxic compound, (c) the composition of or methods of making any ImmunoGen linker component of any antibody-drug conjugate, (d) the conjugation process for making any antibody-drug conjugate, or (e) any of the analytical methods for making, releasing, or characterizing ImmunoGen cytotoxic compounds, linkers, antibodies, or antibody-drug conjugates generally.

1.96      “ImmunoGen Platform Patent Rights” means any ImmunoGen Patent Right that is [***] to Exploit ImmunoGen’s proprietary antibody-drug conjugate platform technology relating to (a) the composition of or methods of making any anti-folate receptor-α antibody, except for compositions or method of making the Licensed ADC specifically, (b) the composition of or methods of making any ImmunoGen cytotoxic compound, (c) the composition of or methods of making any ImmunoGen linker component of any antibody-drug conjugate, (d) the conjugation process for making any antibody-drug conjugate, or (e) any of the analytical methods for making, releasing, or characterizing ImmunoGen cytotoxic compounds, linkers, antibodies, or antibody-drug conjugates generally.  Schedule 1.96 (ImmunoGen Platform Patent Rights) includes the ImmunoGen Platform Patent Rights that are owned by or exclusively licensed to ImmunoGen in the Territory and that exist as of the Effective Date.

1.97      “ImmunoGen Platform Technology” means the ImmunoGen Platform Know-How and the ImmunoGen Platform Patent Rights.

1.98      “ImmunoGen Process and Specifications” has the meaning set forth in Section 7.2.3 (Process and Specifications).

1.99      “ImmunoGen Technology” means ImmunoGen Know-How and ImmunoGen Patent Rights.

1.100    “IND” means an Investigational New Drug application required pursuant to 21 C.F.R. Part 312 required to commence human clinical trials in the U.S. or equivalent application in the Territory, and including all supplements or amendments that may be filed with respect to the foregoing.

1.101    “Indemnified Party” has the meaning set forth in Section 13.3 (Indemnification Procedure).

1.102    “Indemnifying Party” has the meaning set forth in Section 13.3 (Indemnification Procedure).

1.103    “Indication” means Approved Labeling for a Licensed Product for [***].

1.104    “Initial Know-How Transfer” has the meaning set forth in Section 4.1 (Initial Know-How Transfer).

1.105    “Invention” means any new and useful process, manufacture, or composition of matter, know-how, or other invention that is conceived and first reduced to practice, constructively or actually, by either Party or jointly by the Parties in connection with the Exploitation of any Licensed Product under the Agreement.

1.106    “JCC” has the meaning set forth in Section 3.5.1 (Formation and Purpose of the JCC).

1.107    “JDC” has the meaning set forth in Section 3.3.1 (Formation and Purpose of the JDC).

1.108    “JMC” has the meaning set forth in Section 3.4.1 (Formation and Purpose of the JMC).

1.109    “Joint Collaboration Know-How” means all Collaboration Know-How, other than Product Invention Know-How, developed or invented jointly by a Party’s or its Affiliates’, licensees’, Sublicensees’, or Subcontractors’ Representatives, or any Persons contractually required to assign or license such Collaboration Know-How to such Party or any Affiliate of such Party, on the one hand, and the other Party’s or its Affiliates’, licensees’, Sublicensees’, or Subcontractors’ Representatives, or any Persons contractually required to assign or license such Collaboration Know-How to such Party or any Affiliate of such Party, on the other hand.

1.110    “Joint Collaboration Patent Rights” means all Collaboration Patent Rights that Cover Joint Collaboration Know-How.

1.111    “Joint Collaboration Technology” means the Joint Collaboration Know-How and the Joint Collaboration Patent Rights.

1.112    “JSC” has the meaning set forth in Section 3.2.1 (Formation and Purpose of JSC).

1.113    “JSC Chairperson” has the meaning set forth in Section 3.2.1 (Formation and Purpose of JSC).

1.114    “Know-How” means any proprietary information and materials, including records, discoveries, improvements, modifications, processes, techniques, methods, assays, chemical or biological materials, designs, protocols, formulas, data (including physical data, chemical data, toxicology data, animal data, raw data, clinical data, and analytical and quality control data), dosage regimens, control assays, product specifications, marketing, pricing and distribution costs, inventions, algorithms, technology, forecasts, profiles, strategies, plans, results in any form whatsoever, know-how and trade secrets (in each case, patentable, copyrightable or otherwise).

1.115    “Knowledge” means [***] (a) with respect to ImmunoGen, [***]; and (b) with respect to Partner, [***].

1.116    “Licensed ADC” means mirvetuximab soravtansine.

1.117    “Licensed Collaboration Know-How” means the Product Invention Know-How, ImmunoGen Collaboration Know-How, and Joint Collaboration Know-How.

1.118    “Licensed Collaboration Patent Rights” means the Product Invention Patent Rights, ImmunoGen Collaboration Patent Rights, and Joint Collaboration Patent Rights.

1.119    “Licensed Product” means any pharmaceutical or biologic product containing the Licensed ADC [***].

1.120    “Limited Third Party Distributor” has the meaning set forth in Section 2.2.1(c) (Right to Sublicense).

1.121    “Local [***] Approval” has the meaning set forth in Section 6.2.1(a) (Local [***]).

1.122    “Loss of Market Exclusivity” means a condition where, with respect to a particular Licensed Product in a particular country or region in the Territory: (a) [***] Biosimilar Products are being marketed or sold in such country or region by a Third Party [***] (b) [***] (the “Royalty Reduction Trigger”), provided, however, if the [***].

1.123    “Losses” means damages, debts, obligations, and other liabilities, losses, claims, taxes, interest obligations, deficiencies, judgments, assessments, fines, fees, penalties, or expenses (including amounts paid in settlement, interest, court costs, costs of investigators, reasonable fees and expenses of attorneys, accountants, financial advisors, consultants, and other experts, and other expenses of litigation).

1.124    “[***]” means with respect to any product, any and all activities directed to [***].  “[***]” and “[***]” will be construed accordingly.

1.125    “[***]” means the transfer of the ImmunoGen [***] Know-How related to the Licensed Products in accordance with the [***] for such Licensed Products, which includes the provision of any [***] of such Licensed Product [***].

1.126    “[***]” means the plan for the transfer to Partner and its designees of the applicable [***] for the Licensed Products [***].

1.127    “Marketing Authorization Application” or “MAA” means any new drug application, biologics license application, or other marketing authorization application, in each case, filed with the applicable Regulatory Authority in a country or other regulatory jurisdiction, which application is required to commercially market or sell a pharmaceutical or biologic product in such country or jurisdiction (and any amendments thereto).  In the context of imported drugs in the PRC, MAA is also known as the Import Drug License (“IDL”) application.

1.128    “Material Subcontractor” has the meaning set forth in Section 2.2.3 (Right to Subcontract).

1.129    “Medical Affairs” means activities conducted by a Party’s medical affairs departments (or, if a Party does not have a medical affairs department, the equivalent function thereof), including communications with key opinion leaders, medical education, symposia, advisory boards (to the extent related to medical affairs or clinical guidance), activities performed in connection with patient registries, and other medical programs and communications, including educational grants, research grants (including conducting investigator-initiated studies), and charitable donations to the extent related to medical affairs and not to other activities that do not involve the promotion, marketing, sale, or other Commercialization of the Licensed Products and are not conducted by a Party’s medical affairs (or equivalent) departments.  Medical Affairs excludes any activities directed to Manufacturing, Development, or Commercialization.

1.130    “Medical Affairs Plan” means, with respect to a Licensed Product, [***] the Medical Affairs activities for such Licensed Product to be conducted in the Territory that will [***] as provided in Section 8.1 (Medical Affairs Plan).

1.131    “Milestone Events” has the meaning set forth in Section 10.2.3(a) (Notification of Milestone Events).

1.132    “Milestone Payments” has the meaning set forth in Section 10.2.3(a) (Notification of Milestone Events).

1.133    “Net Sales” means with respect to a Licensed Product, the gross amount [***] Partner and its Affiliates and Sublicensees (each of the foregoing, a “Seller”) to independent, unrelated persons (including Third Party Distributors) (“Buyers”) in bona fide arm’s length transactions with respect to such Licensed Product, less the following deductions, in each case, [***]:

(a)         actual [***] and [***] costs incurred in [***] Licensed Product [***], to the extent actually incurred and itemized;

(b)         [***] paid by the Seller and any other [***] specifically [***] of such Licensed Product and actually paid;

(c)         usual and customary [***] actually [***] (including [***]) and [***] actually [***] in connection with the sale of such Licensed Product that are [***];

(d)         [***] to such Buyer actually given or amounts actually [***] by Seller and [***] such Licensed Product on account of [***] of such Licensed Product;

(e)         any invoiced amounts that are not collected by a Seller in a given period, including bad debts, [***]; provided that any such amounts taken as reductions but subsequently collected in future periods will be included in Net Sales upon receipt of such amounts;

(f)         [***] actually paid under [***] or [***] or other similar [***]; and

(g)         [***] paid or credited to [***], to the extent such [***] that are [***] of the Licensed Product.

If Seller [***] for a Licensed Product sold to a Buyer during the Term, then the Net Sales amount for such Licensed Product will be calculated based on [***] in the relevant countries or regions.

No deduction will be made for any item of cost incurred by any Seller in Developing or Commercializing Licensed Products except as permitted pursuant to clauses (a) to (f) of the foregoing sentence; provided that Licensed Products transferred to Buyers in reasonable quantities in connection with [***], in each case, will give rise to Net Sales only to the extent that Seller [***].  If a single item falls into more than one of the categories set forth in clauses (a)-(f) above, then such item may not be deducted more than once.

All deductions in clauses (a) through (f) above will be fairly and equitably allocated between such Licensed Product and [***].  Calculations of Net Sales will be consistently applied across all products of Seller and will be consistent between periods.

Such amounts will be determined from the books and records of Seller, and will be calculated in accordance with applicable Accounting Standards.

Transfers or sales [***] will be disregarded for purposes of calculating Net Sales, [***].

1.134    “New Development” has the meaning set forth in Section 5.4 (New Development by Partner).

1.135    “New Development Activities” has the meaning set forth in Section 5.4 (New Development by Partner).

1.136    “New Development Proposal” has the meaning set forth in Section 5.4 (New Development by Partner).

1.137    “[***] ImmunoGen In-Licensed Rights” has the meaning set forth in Section 2.5.3 (Third Party In-Licenses).

1.138    “New Territory-Specific Development Activities” has the meaning set forth in Section 5.4 (New Development by Partner).

1.139    “[***]” has the meaning set forth in Section 2.5.3 (Third Party In-Licenses).

1.140    “NMPA” means the National Medical Products Administration of the People’s Republic of China, and local counterparts thereto, and any successor agency or authority thereto having substantially the same function.

1.141    “OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury or any successor agency thereto.

1.142    “Partner” has the meaning set forth in the Preamble.

1.143    “Partner Collaboration Know-How” means Collaboration Know-How, other than Product Invention Know-How, developed or invented solely by Partner’s or its Affiliates’, licensees’ (other than ImmunoGen), Sublicensees’, or Subcontractors’ Representatives, or any Persons contractually required to assign or license such Collaboration Know-How to Partner or any Affiliate of Partner.

1.144    “Partner Collaboration Patent Rights” means any Collaboration Patent Right that Covers Partner Collaboration Know-How.

1.145    “Partner Collaboration Technology” means the Partner Collaboration Know-How and Partner Collaboration Patent Rights.

1.146    “Partner Generated Data” means all data, other than data that constitutes Product Invention Know-How, developed or invented solely by Partner’s or its Affiliates’, licensees’, Sublicensees’, or Subcontractors’ Representatives, or any Persons contractually required to assign or license such clinical data to Partner or any Affiliate of Partner in the performance of Development activities under any Territory Development Plan or Global Development Plan.

1.147    “Partner Identified Rights” has the meaning set forth in Section 2.5.2 (Partner Identified Rights).

1.148    “Partner Indemnitee(s)” has the meaning set forth in Section 13.1 (Indemnification; By Partner).

1.149    “Partner Know-How” means all Know-How that is (a) Controlled by Partner or any of its Affiliates as of the Effective Date or during the Term, and (b) [***] to Exploit any Licensed Product in the Field, including Partner Collaboration Know-How.

1.150    “Partner Patent Rights” means all Patent Rights that are (a) Controlled by Partner or any of its Affiliates as of the Effective Date or during the Term, and (b) [***] (or, with respect to patent applications, would be [***] if such patent applications were to issue as patents) to Exploit any Licensed Product in the Field, including all Partner Collaboration Patent Rights.

1.151    “Partner Process and Specifications” has the meaning set forth in Section 7.2.3 (Process and Specifications).

1.152    “Partner Technology” means Partner Know-How and Partner Patent Rights.

1.153    “Party” or “Parties” has the meaning set forth in the Preamble.

1.154    “Patent Challenge” has the meaning set forth in Section 15.2.3 (Termination for Patent Challenge).

1.155    “Patent Prosecution” means activities directed to (a) preparing, filing, and prosecuting applications (of all types) for any Patent Right, (b) maintaining any Patent Right, and (c) deciding whether to abandon or maintain any Patent Right.

1.156    “Patent Rights” means any and all (a) patents, patent applications, and utility models in any country or jurisdiction, including provisional applications, priority applications, and international applications, (b) patent applications filed either from such patents or patent applications or from an application claiming priority from any of these, including divisionals, provisionals, continuations, and continuations-in-part, (c) patents that have issued or in the future issue from the foregoing patent applications, (d) substitutions, renewals, registrations, confirmations, revalidations, reissues, and re-examinations of the foregoing patents or patent applications, and (e) extensions, restorations, supplemental protection certificates, and the like based on any of the foregoing patents or patent applications.

1.157    “Paying Party” has the meaning set forth in Section 10.12.2 (Tax Cooperation).

1.158    “Person” means any corporation, limited or general partnership, limited liability company, joint venture, joint stock company, trust, unincorporated association, governmental body, authority, bureau, or agency, or any other entity or body, or an individual.

1.159    “PRC” means the People’s Republic of China, which, for purposes of this Agreement, does not include Hong Kong Special Administrative Region, Macau Special Administrative Region, or Taiwan.

1.160    “[***]” means any [***] to be [***] perform certain of Partner’s Commercialization obligations or exercise certain of Partner’s Commercialization rights, as further described in Section 2.2.3 (Right to Subcontract) and Section 9.2 (Commercialization Plan).

1.161    “[***]” means any [***] approved by the JSC to [***] to perform its obligations or exercise its rights under this Agreement, as further described in Section 2.2.3 (Right to Subcontract), excluding [***].

1.162    “Product Infringement” has the meaning set forth in Section 14.5.1 (Patent Enforcement; Notice).

1.163    “Product Invention Know-How” means any Collaboration Know-How that is (a) directed to (i) the composition of matter of any Licensed Product (or any component thereof), including any improvement thereof, (ii) a method of use or manufacture of any Licensed Product (or any component thereof), or (iii) any combination regimens using any Licensed Product together with another agent in a combination regimen or fixed dose combination or improvements thereof, or (b) an improvement to the ImmunoGen Platform Technology at the time of conception.

1.164    “Product Invention Patent Rights” means all Collaboration Patent Rights that Cover Product Invention Know-How.

1.165    “Product Invention Technology” means the Product Invention Know-How and the Product Invention Patent Rights.

1.166    “Product Marks” has the meaning set forth in Section 14.8.2 (Product Marks in the Territory).

1.167    “Public Official” means (a) any officer, employee or representative of any regional, federal, state, provincial, county or municipal government or government department, agency or other division; (b) any officer, employee or representative of any commercial enterprise that is owned or controlled by a government, including any state-owned or controlled veterinary, laboratory or medical facility; (c) any officer, employee or representative of any public international organization, such as the International Monetary Fund, the United Nations or the World Bank; and (d) any person acting in an official capacity for any government or government entity, enterprise, or organization identified above.

1.168    “Publication” has the meaning set forth in Section 11.5 (Publications).

1.169    “Receiving Party” has the meaning set forth in Section 11.1.1 (Duty of Confidence).

1.170    “Recipient” has the meaning set forth in Section 10.12.2 (Tax Cooperation).

1.171    “Regulatory Approval” means, with respect to a particular country or other regulatory jurisdiction, any approval of an MAA or other approval, product, or establishment license, registration, or authorization of any Regulatory Authority necessary for the commercial marketing or sale of a pharmaceutical or biologic product in such country or other regulatory jurisdiction, excluding, in each case, Reimbursement Approval.

1.172    “Regulatory Authority” means any applicable Governmental Authority with jurisdiction or authority over the Development, Manufacture, Commercialization, or other Exploitation (including Regulatory Approval or Reimbursement Approval) of pharmaceutical or biologic products in a particular country or other regulatory jurisdiction, including the NMPA, and any corresponding national or regional regulatory authorities.

1.173    [***]

1.174    “Regulatory Submissions” means any filing, application, or submission with any Regulatory Authority in support of Developing, [***] or Commercializing a pharmaceutical or biologic product (including to obtain, support, or maintain Regulatory Approval from that Regulatory Authority) and any proposed Approved Labeling, and all correspondence or communication with or from the relevant Regulatory Authority, as well as minutes of any substantive meetings, telephone conferences, or discussions with the relevant Regulatory Authority.  Regulatory Submissions include all INDs, MAAs, and other applications for Regulatory Approval and their equivalents.

1.175    “Reimbursement Approval” means an approval, agreement, determination, or other decision by the applicable Governmental Authority that establishes prices charged to end-users for pharmaceutical or biologic products at which a particular pharmaceutical or biologic product will be reimbursed by the Regulatory Authorities or other applicable Governmental Authorities in the Territory.

1.176    “Replacement Site” has the meaning set forth in Section 5.8.2 (Deficient Sublicensees or Sites and Replacement).

1.177    “Representative” means any employee, officer, contractor, consultant, or agent of a Party.

1.178    “Review Period” has the meaning set forth in Section 11.5 (Publications).

1.179    [***] has the meaning set forth in Section 5.12 (Development of Companion Diagnostics).

1.180    [***] has the meaning set forth in Section 5.12 (Development of Companion Diagnostics).

1.181    “Royalty Patent Rights” means the ImmunoGen Patent Rights and the [***].

1.182    “Royalty Payments” has the meaning set forth in Section 10.3.1 (Royalty Rates).

1.183    “Royalty Reduction Trigger” has the meaning set forth in Section 1.122 [***].

1.184    “Royalty Report” has the meaning set forth in Section 10.3.4 (Royalty Reports and Payments).

1.185    “Royalty Term” has the meaning set forth in Section 10.3.2 (Royalty Term).

1.186    “Safety Agreement” has the meaning set forth in Section 6.6.1 (Adverse Events Reporting; Safety Agreements).

1.187    “Sales Milestone Events” has the meaning set forth in Section 10.2.2 (Sales Milestone Events and Payments).

1.188    “Sales Milestone Payments” has the meaning set forth in Section 10.2.2 (Sales Milestone Events and Payments).

1.189    “Seller” has the meaning set forth in Section 1.133 (Net Sales).

1.190    “Status Quo Item” has the meaning set forth in Section 3.8.2(c) (No Change; Status Quo).

1.191    “Subcontractor” means (a) a Third Party contractor engaged by a Party to perform certain obligations or exercise certain rights of such Party under this Agreement on a fee-for-service basis (including CROs, CMOs, and CSOs), or (b) a Third Party Distributor.

1.192    “Sublicensee” means any Person (a) with respect to Partner, to whom Partner grants a sublicense of, or other authorization or permission granted under, the rights granted to Partner in Section 2.1 (License Grant to Partner), and (b) with respect to ImmunoGen, to whom ImmunoGen grants a sublicense of, or other authorization or permission granted under, the rights granted to ImmunoGen in Section 2.2.7 (License Grant to ImmunoGen).

1.193    “Tax” or “Taxes” means any present or future taxes, levies, imposts, duties, charges, assessments or fees of any nature (including any interest thereon), including value add, sales, excise or similar taxes (“VAT”).

1.194    “Technology Transfer” has the meaning set forth in Section 4.3 (Continuing Know-How Transfer).

1.195    “Term” has the meaning set forth in Section 15.1 (Term).

1.196    “Territory” means PRC, Hong Kong Special Administrative Region, Macau Special Administrative Region, and Taiwan.

1.197    “Territory Development” has the meaning set forth in Section 5.1 (Development Diligence and Responsibilities).

1.198    “Territory Development Plans” has the meaning set forth in Section 5.2 (Territory Development Plan).

1.199    “Territory Sponsor” means, with respect to a Territory-Specific Clinical Trial or a Global Clinical Trial for a Licensed Product to be conducted at sites in the Territory, the Party that holds the IND from the applicable Regulatory Authority in the Territory for such Clinical Trial in its name.

1.200    “Territory-Specific Clinical Trial” means a Clinical Trial for a Licensed Product, the data from which at the time of commencement of such Clinical Trial is intended to be used to obtain Regulatory Approval in the Territory [***].

1.201    “Third Party” means any Person other than a Party or an Affiliate of a Party.

1.202    “Third Party Claims” means collectively, any and all Third Party demands, claims, actions, suits, and proceedings (whether criminal or civil, in contract, tort, or otherwise).

1.203    “Third Party Distributor” means any Third Party that purchases Licensed Product from Partner or its Affiliates or Sublicensees, takes title to such Licensed Product, and distributes such Licensed Product directly to customers, but does not Develop, [***], or otherwise Commercialize any Licensed Product and does not make any upfront, milestone, royalty, profit-share, or other payment to Partner or its Affiliates or Sublicensees, other than payment for the purchase of Licensed Products for resale.

1.204    “United States” or “U.S.” means the United States of America and its territories and possessions.

1.205    “Upfront Payment” has the meaning set forth in Section 10.1 (Upfront Payment).

1.206    “Valid Claim” means: (a) a claim of an issued and unexpired patent (as may be extended through supplementary protection certificate or patent term extension or the like) that has not been revoked, held invalid, or unenforceable by a patent office or other Governmental Authority of competent jurisdiction in a final and non-appealable judgment (or judgment from which no appeal was taken within the allowable time period) and which claim has not been disclaimed, denied, or admitted to be invalid or unenforceable through reissue, re-examination, or disclaimer or otherwise; or (b) a pending claim of an unissued, pending patent application, which application has not been pending for [***].

1.207    “VAT” has the meaning set forth in Section 1.193 (Tax).

1.208    “VAT Credit” has the meaning set forth in Section 10.13 (VAT Credits).

Article 2

LICENSES

2.1        License Grant to Partner.

2.1.1     In the Territory.  Subject to the terms of this Agreement (including ImmunoGen’s retained rights set forth in Section 2.4 (No Implied Licenses; Retained Rights)), during the Term ImmunoGen hereby grants to Partner an exclusive, royalty-bearing license, with the right to grant sublicenses solely in accordance with Section 2.2 (Sublicensing and Subcontractors), under the ImmunoGen Technology to Develop, perform Medical Affairs with respect to, and Commercialize Licensed Products in the Field in the Territory in accordance with the terms of this Agreement.

2.1.2     Companion Diagnostics License.  Subject to the terms of this Agreement (including ImmunoGen’s retained rights set forth in Section 2.4 (No Implied Licenses; Retained Rights)), during the Term ImmunoGen hereby grants to Partner an exclusive, [***] license, with the right to grant sublicenses solely in accordance with Section 2.2 (Sublicensing and Subcontractors), under the ImmunoGen Technology solely to Develop, Manufacture, and Commercialize Companion Diagnostics solely in connection with the Development and Commercialization of Licensed Products in the Field in the Territory in accordance with the terms of this Agreement.

2.1.3     [***].  Subject to the terms of this Agreement (including ImmunoGen’s retained rights set forth in Section 2.4 (No Implied Licenses; Retained Rights)), during the Term (a) ImmunoGen hereby grants to Partner an exclusive, royalty-bearing license, with the right to grant sublicenses solely in accordance with Section 2.2 (Sublicensing and Subcontractors), under the [***] solely to package and label Licensed Products in the Territory, and (b) effective automatically and without further action by ImmunoGen upon [***], ImmunoGen hereby grants to Partner an exclusive, royalty-bearing license, with the right to grant sublicenses solely in accordance with Section 2.2 (Sublicensing and Subcontractors), under the [***] to [***] the Licensed Products (or any [***] thereof solely for use in the Licensed Products) in the Territory solely for sale and use in the Territory. Nothing in this Agreement grants any rights or licenses to Partner under the [***] to [***] any [***] of a Licensed Product that is not used or sold as part of a Licensed Product.

2.2        Sublicensing and Subcontractors.

2.2.1     Right to Sublicense.  Subject to the terms of this Agreement, Partner will have the right to grant sublicenses of the rights granted under Section 2.1 (License Grant to Partner):

(a)         to its Affiliates upon prior written notice to ImmunoGen, provided that any such sublicense will automatically terminate if such Person ceases to be an Affiliate of Partner,

(b)         to (i) [***] and [***], and, (ii) subject to ImmunoGen’s prior written consent not to be unreasonably withheld, conditioned, or delayed, to other Subcontractors; and

(c)         to [***] that do not perform [***] with respect to any Licensed Product (each, [***]) without any prior written notice to or approval from ImmunoGen;

(d)         subject to ImmunoGen’s prior written approval, not to be unreasonably withheld, conditioned or delayed to other Third Parties to Develop or Commercialize the Licensed Products;

in each case ((a) – (d)), for the sole purpose of performing Partner’s obligations and exercising Partner’s rights with respect to the Development, [***], performance of Medical Affairs activities, Commercialization, or other Exploitation of the Licensed Products in accordance with this Agreement.  Notwithstanding any provision to the contrary set forth in this Agreement, [***].

2.2.2     Terms of Sublicenses to Third Parties.  Partner will provide prior written notice to ImmunoGen identifying its intention to grant a sublicense under Section 2.2.1 (Right to Sublicense) to any Third Party that is not a [***], or a [***], the purpose of such sublicense, and the identity of the Third Party to whom Partner intends to grant such sublicense.  Each sublicense to a Third Party will be granted under a written agreement that is consistent with the terms of this Agreement and that:

(a)         requires each such Sublicensee or Subcontractor to comply with the terms of this Agreement that are applicable to such Sublicensee or Subcontractor (including the Milestone Event and Royalty Payment reporting obligations set forth under Section 10.2 (Milestone Payments) and Section 10.3 (Royalty Payments to ImmunoGen), the record keeping and audit requirements set forth under Section 5.8 (Clinical Trial Audit Rights), Section 10.11 (Financial Records and Audits), and the intellectual property provisions set forth in Article 14 (Intellectual Property));

(b)         requires that each such Sublicensee or Subcontractor performs the activities that they are sublicensed or engaged to perform (as applicable) in accordance with [***], as applicable, and otherwise in compliance with Applicable Law;

(c)         includes ImmunoGen as an intended third party beneficiary under the sublicense with the right to enforce the terms of such sublicense applicable to ImmunoGen;

(d)         precludes the granting of further sublicenses in contravention with the terms of this Agreement;

(e)         prohibits such Third Party from engaging in, independently or for or with any other Third Party, any Development or Commercialization of any Competitive Product in the Territory (which provision Partner will enforce against all Sublicensees); and

(f)         is subject in all applicable respects to any Third Party agreement under which ImmunoGen is granted any right that will be sublicensed under such proposed sublicense.

2.2.3     Right to Subcontract.  Partner will not propose the engagement of any Subcontractor that is Debarred/Excluded.  Schedule 2.2.3 ([***]) sets forth the initial list of [***].  During the Term, prior to Partner’s engagement of any Subcontractor that is (a) a CMO or CRO and not already a [***] or (b) a CSO engaged to operate [***] in the Territory for which Partner is seeking such CSO’s assistance, and not already a [***] (each of (a) and (b), a “Material Subcontractor”), Partner will provide the name of such Material Subcontractor and such Material Subcontractor’s proposal with respect to its performance of such obligations and exercise of such rights on behalf of Partner to the JSC to review, discuss, and determine whether to approve such Material Subcontractor as a[***], as applicable. Subject to the applicable terms of this Agreement (including Section 2.2.4 (Terms of Sublicenses and Subcontracts with Third Parties)), Partner may otherwise engage any such [***], non-Material Subcontractor or [***] to perform Partner’s obligations and exercise of Partner’s rights under this Agreement in Partner’s sole discretion.  In addition, if Partner wishes to engage as a Subcontractor (i) a [***] or CRO that is not a [***] or (ii) a CSO constituting a Material Subcontractor that is not a [***], in each case ((i) and (ii)), to perform its obligations or exercise its rights under this Agreement related to the Development, [***], or Commercialization of a Licensed Product (as applicable), then Partner will provide written notice to the JSC at least [***] days before engaging any such Material Subcontractor, identifying Partner’s intention to engage such Material Subcontractor, the purpose of engaging such Material Subcontractor, and the identity of such Material Subcontractor, and the JSC will review, discuss, and determine whether to approve the proposed Material Subcontractor as an additional [***].

2.2.4     Terms of Sublicenses and Subcontracts with Third Parties.  In any event, any sublicense agreement with a Third Party and any agreement pursuant to which Partner engages any Subcontractor (including any Preapproved Subcontractor) must be consistent with the terms of this Agreement and contain (i) an assignment back to Partner of all Collaboration Know-How and Collaboration Patent Rights developed, invented, or filed (as applicable) by or on behalf of the Sublicensee or Subcontractor, as applicable (including all Product Invention Technology, Partner Collaboration Technology, and Partner Generated Data), (ii) a sublicenseable (through multiple tiers) license back to Partner of all other Know-How and Patent Rights developed, invented, or filed (as applicable) by or on behalf of the Sublicensee or Subcontractor, as applicable, that are [***] to Exploit the Licensed Products (such that Partner Controls such Know-How and Patent Rights for the purposes of this Agreement), and (iii) confidentiality and non-use provisions that are at least as stringent as those set forth in Article 11 (Confidentiality; Publication).

2.2.5     Notice of Sublicenses and Subcontracts.  Partner will provide ImmunoGen with (a) a true and complete copy of each agreement between Partner and any Third Party Sublicensee or Material Subcontractor and (b) a summary in English of the material provisions of any such agreement described in the preceding clause (a), in each case ((a) and (b)), within [***] Business Days after it becomes effective, subject to Partner’s right to redact any confidential or proprietary information contained therein that is not necessary for ImmunoGen to determine the scope of the rights granted under such sublicense or subcontract or compliance with the terms of this Agreement.  [***]

2.2.6     Partner Audits of Sublicensees and Subcontractors.  Partner will provide ImmunoGen with copies of any quality oversight or audit reports from audits that Partner (or its agent) has conducted on any Sublicensees or Material Subcontractors engaged by Partner to perform its obligations or exercise its rights under this Agreement to the extent such reports are relevant to such Sublicensees’ or Material Subcontractors’ performance of such obligations or exercise of such rights no later than [***] Business Days after receiving or preparing, as applicable, any such report.

2.2.7     Responsibility for Sublicensees and Subcontractors.  Notwithstanding any sublicense or subcontracting, Partner will remain primarily liable to ImmunoGen for the performance of all of its obligations under, and Partner’s and its Sublicensees’ and Subcontractors’ compliance with all provisions of, this Agreement.  Partner will be fully responsible and liable for any breach of the terms of this Agreement by any of its Sublicensees or Subcontractors to the same extent as if Partner itself has committed any such breach, and Partner will terminate promptly the agreement with any Sublicensee or Subcontractor if such Sublicensee or Subcontractor is in material breach of this Agreement and does not cure such breach in a timely manner.

2.3        License Grant to ImmunoGen.  Subject to the terms of this Agreement and during the Term, Partner hereby grants to ImmunoGen a non-exclusive, royalty-free, fully paid-up, worldwide, transferable license, with the right to grant sublicenses through multiple tiers, under the Partner

Technology, excluding Partner Identified Rights that ImmunoGen [***], solely to Develop Licensed Products both inside and outside of the Territory, including to perform Global Clinical Trials and other Development activities for the Licensed Products under the Global Development Plan and to Exploit Licensed Products outside the Territory.  [***]

2.4        No Implied Licenses; Retained Rights.  Nothing in this Agreement will be interpreted to grant a Party any rights under any intellectual property rights owned or Controlled by the other Party, including ImmunoGen Technology, ImmunoGen [***] Technology, or Partner Technology, in each case, that are not expressly granted herein, whether by implication, estoppel, or otherwise.  Any rights not expressly granted to ImmunoGen by Partner under this Agreement are hereby retained by Partner.  Any rights not expressly granted to Partner by ImmunoGen under this Agreement are hereby retained by ImmunoGen.  Notwithstanding any provision to the contrary set forth in this Agreement:

2.4.1     ImmunoGen may, and hereby retains the right (on behalf of itself and its licensees, other than Partner and its Sublicensees) to, (a) perform (or have performed by its Subcontractors) Development activities for the Licensed Products and Companion Diagnostics both inside (solely in accordance with the Global Development Plan) and outside the Territory, in each case, in accordance with this Agreement, (b) Manufacture (itself or through any Subcontractor) in the Territory any Licensed Product or Companion Diagnostic solely for use and sale outside the Territory, (c) perform ImmunoGen’s other obligations as expressly required under this Agreement, and (d) Exploit the Licensed Products and Companion Diagnostics outside of the Territory.

2.4.2     Partner will not practice the ImmunoGen Technology or [***] other than as expressly licensed and permitted under this Agreement or otherwise agreed by the Parties in writing.  ImmunoGen will not practice the Partner Technology other than as expressly licensed and permitted under this Agreement or otherwise agreed by the Parties in writing.

2.5        Third Party In-Licenses.

2.5.1     ImmunoGen Identified Rights.  ImmunoGen will remain solely responsible for the payment of all royalties, license fees, milestone payments, and other payment obligations under all agreements pursuant to which ImmunoGen Controls ImmunoGen Technology or [***] that were entered into by ImmunoGen prior to the Effective Date (“Existing Third Party IP Agreements”).  If, after the Effective Date during the Term, ImmunoGen intends to obtain Control of any Know-How or Patent Rights from a Third Party (whether by acquisition or license) that may be necessary to Exploit one or more Licensed Products in the Field in the Territory (other than through a Change of Control of ImmunoGen or as a result of the acquisition by ImmunoGen of a Third Party by merger, acquisition, or similar transaction or series of related transactions) and for which ImmunoGen intends [***] grant under such Know-How and Patent Rights (such Know-How and Patent Rights, “ImmunoGen Identified Rights”), then ImmunoGen will notify Partner in writing of such ImmunoGen Identified Rights and Section 2.5.3 (Third Party In-Licenses) will apply.

2.5.2     Partner Identified Rights.  If Partner determines that a license under any Know-How or Patent Rights controlled by a Third Party is [***] (“Partner Identified Rights”), then Partner will [***].  ImmunoGen will have the first right to acquire rights to any such Partner Identified Rights from such Third Party (whether by acquisition or license), and if [***], then ImmunoGen will notify Partner of such intention within [***] and the terms of Section 2.5.3 (Third Party In-Licenses) will apply.  If ImmunoGen [***] within such [***]

period, or otherwise [***], then, in each case, Partner will have the right to acquire rights under such Partner Identified Rights from such Third Party (a) solely for the Territory or any country or region therein, (b) [***], and in each case ((a) and (b)), Partner will use reasonable efforts to ensure that all such Partner Identified Rights are fully sublicensable (through multiple tiers) to ImmunoGen to the extent of the licenses granted to ImmunoGen hereunder. If thereafter Partner so acquires such rights, then such Know-How or Patent Rights will be included in the Partner Know-How or Partner Patent Rights, as applicable, and, subject to Section 10.3.3(c) (Third Party Patent Rights), Partner will [***].

2.5.3     Third Party In-Licenses.  Prior to [***] any ImmunoGen Identified Rights or Partner Identified Rights (together, “New ImmunoGen In-Licensed Rights” and [***] and together with the Existing Third Party IP Agreements, the “Third Party IP Agreements”), ImmunoGen will (a) with respect to [***], (b) [***], (c) [***], and (d) [***].  Upon [***], ImmunoGen will notify Partner in writing and will [***]. The terms of this Section 2.5.3 (Third Party In-Licenses) and the payment obligations under Section 2.5.4 (Responsibility for Costs) will not apply to any agreement pursuant to which ImmunoGen is granted rights under Know-How or Patent Rights that are necessary to Exploit the Licensed Product in the Field in the Territory if either  [***].

2.5.4     Responsibility for Costs.  Following ImmunoGen’s execution of the applicable New Third Party IP Agreement, (a) such New ImmunoGen In-Licensed Rights will be included in the ImmunoGen Know-How, ImmunoGen Patent Rights, [***], or [***] Patent Rights (as applicable) and licensed or sublicensed (as applicable) to Partner under the licenses granted in Section 2.1 (License Grant to Partner), subject to the terms of this Agreement (including subject to Section 10.3.3(c) (Third Party Patent Rights)) and the applicable Third Party IP Agreement, and (b) Partner will reimburse ImmunoGen (i) [***] of any such payments under such Third Party IP Agreement that [***] pertain to, or arise [***] as a result of, the Exploitation of any Licensed Product in the Territory [***] and (ii) [***] payments payable in consideration for any [***] ImmunoGen In-Licensed Rights that pertain to, or arise as a result of, the Exploitation of any Licensed Product both inside and outside of the Territory or that are non-Territory specific [***].

2.6        Exclusivity and Restrictions.

2.6.1     Exclusivity Covenant.  Subject to Section 2.6.2 (Options), unless otherwise agreed in writing by the Parties or as expressly provided by the terms of this Agreement, during the Term, Partner will not, and will ensure that its Affiliates do not, [***], independently or for or with any Third Party, [***] (the “Competitive Activities”).

2.6.2     Options.

(a)         Options.  If Partner or any of its Affiliates merges or consolidates with, or otherwise is acquired by a Third Party (together with such Third Party and its Affiliates following the closing of the applicable Change of Control transaction, the “Acquiring Party”) and at such time, such Acquiring Party or any of its Affiliates is performing Competitive Activities with respect to such acquired product or products that would, upon the closing of such acquisition transaction, otherwise constitute a breach of Section 2.6.1 (Exclusivity Covenant), then (A) unless the Parties agree otherwise in writing, the Acquiring Party will take one of the following actions set forth below in clauses (i) or (ii), and (B) no later than [***] following the date of consummation of the relevant acquisition transaction, the Acquiring Party will notify ImmunoGen of which of the actions in the following clauses (i) or (ii) it will pursue:

(i)          divest, or cause its relevant Affiliates to divest, whether by license or otherwise, its interest in such Competitive Product; or

(ii)         terminate, or cause its relevant Affiliates to terminate, any further Competitive Activities with respect to such Competitive Products.

In the event that the Acquiring Party fails to take either one of the actions as set forth in clauses (i) or (ii) above in accordance with the terms of this Section 2.6.2(a) (Options), then ImmunoGen may terminate this Agreement pursuant to Section 15.2.2 (Termination for Material Breach) without any cure period set forth thereunder.

(b)         Time Periods.  If the Acquiring Party notifies ImmunoGen in writing that it intends to (i) divest the applicable Competitive Products, (ii) terminate the performance of further Competitive Activities as provided in Section 2.6.2(a) (Options), or (iii) terminate this Agreement, then the Acquiring Party or its relevant Affiliate will effect (A) the consummation of such divestiture within [***] or such other period as may be required to comply with Applicable Law, (B) effect such termination of the applicable Competitive Activities within [***], or (C) effect the termination of this Agreement by providing notice thereof within [***] (as applicable), in each case, after the closing of the relevant transaction and will confirm to ImmunoGen in writing when it completes such divestiture pursuant to clause (A) or termination pursuant to clause (B).  The Acquiring Party will keep ImmunoGen reasonably informed of its efforts and progress in effecting such divesture or termination until the Acquiring Party completes the same.

(c)         Protective Provisions.  Notwithstanding any provision to the contrary set forth in this Agreement, no ImmunoGen Technology, [***], or Partner Technology may be used by or on behalf of such Acquiring Party or its Affiliates.

2.7        Right of First Negotiation.  If at any time during the Term, ImmunoGen desires to enter into an agreement with any Third Party pursuant to which it grants to such Third Party any rights in the Territory to Develop or Commercialize any Competitive Product Developed by ImmunoGen (“Competitive Product License”), then ImmunoGen will notify Partner of such potential Competitive Product License (the “Competitive Product License Notice”).  Each Competitive Product License Notice will include, to the extent reasonably available to ImmunoGen, (a) [***]. Partner will have a period of [***] following its receipt of a Competitive Product License Notice to notify ImmunoGen if Partner wishes to enter into negotiations for such Competitive Product License (such period, the “Competitive Product License Notice Period”).  If Partner so notifies ImmunoGen during the Competitive Product License Notice Period, then, for a period of [***] following the delivery of such notice by Partner, Partner and ImmunoGen will negotiate in good faith the terms on which Partner will enter into the Competitive Product License with ImmunoGen (such period, the “Competitive Product License Negotiation Period,” and together with the Competitive Product License Notice Period, the “Competitive Product ROFN Period”).  During the Competitive Product ROFN Period, ImmunoGen [***].

Article 3

GOVERNANCE

3.1        Alliance Managers.  Each Party will appoint an individual to act as its alliance manager under this Agreement as soon as practicable after the Effective Date (each an “Alliance Manager”).  The Alliance Managers will: (a) serve as the primary points of contact between the Parties for the purpose of providing the other Party with information on the progress of a Party’s activities under this Agreement; (b) be responsible for facilitating the flow of information and otherwise promoting communication, coordination, and collaboration between the Parties, all of which communications between the Parties will be in English; (c) facilitate the prompt resolution of any disputes; and (d) attend JSC, JDC, JMC, or JCC meetings, in each case, as a non-voting member.  An Alliance Manager may also bring any matter to the attention of the JSC, JDC, JMC, or JCC if such Alliance Manager reasonably believes that such matter warrants such attention.  Each Party will use reasonable efforts to keep an appropriate level of continuity but may replace its Alliance Manager at any time upon written notice to the other Party.

3.2        Joint Steering Committee.

3.2.1     Formation and Purpose of JSC.  No later than [***], the Parties will establish a joint steering committee (the “JSC”) to coordinate and oversee the Exploitation of the Licensed Products in the Territory.  The JSC will be composed of an equal number of representatives from each Party and a minimum of [***] representatives of each Party who are fluent in English and who have the appropriate and direct knowledge and expertise and requisite decision-making authority.  Any such representative who serves on the JSC or any committee under this Agreement may also serve on one or more other committees under this Agreement.  Each Party must appoint as a representative to the JSC at least one Executive Officer of such Party.  Each Party may replace any of its representatives on the JSC and appoint a person to fill the vacancy arising from each such replacement.  A Party that replaces a representative will notify the other Party at least [***] prior to the next scheduled meeting of the JSC.  Both Parties will use reasonable efforts to keep an appropriate level of continuity in representation.  Representatives may be represented at any meeting by another person designated by the absent representative.  A representative of ImmunoGen will chair the JSC (“JSC Chairperson”) until [***]. Thereafter, a Partner representative will become the JSC Chairperson for [***] and then the role of JSC Chairperson will rotate between the Parties [***] during the Term.  Each Party’s representatives on the JSC will inform and coordinate within their respective organization to enable each Party to fulfill its obligations as agreed upon between the Parties under this Agreement, including within the time frames set forth hereunder.

3.2.2     Meeting Agendas.  Each Party will disclose to the other Party the proposed agenda items along with appropriate information [***] in advance of each meeting of the JSC; provided that under exigent circumstances requiring JSC input, a Party may provide its agenda items to the other Party within a shorter period of time in advance of a meeting, or may propose that there not be a specific agenda for a particular meeting, so long as such other Party consents to such later addition of such agenda items or the absence of a specific agenda for such JSC meeting.

3.2.3     Meetings.  The JSC will hold meetings at such times as it elects to do so, but will meet no less frequently than [***], unless otherwise agreed by the Parties.  All meetings will be conducted in English.  The JSC may meet in person or by means of teleconference, Internet conference, video conference, or other similar communication method; provided that, if practicable or permissible in light of travel restrictions due to the COVID-19 pandemic or any other reason, at least [***] each Calendar Year will be conducted in person at a location selected alternatively by ImmunoGen and Partner or such other location as the Parties may agree.  [***].  The Alliance Managers will jointly prepare and circulate minutes for each JSC meeting [***] after each such meeting and will ensure that such minutes are reviewed and approved by their respective companies within [***] thereafter.

3.2.4     JSC Roles and Responsibilities.  The responsibilities of the JSC will be to:

(a)         provide a forum for the discussion of the Parties’ activities under this Agreement;

(b)         review and discuss matters that a Party believes may have a safety impact on any Licensed Product in such Party’s territory;

(c)         review, discuss, and determine whether to approve the initial list of [***] and any updates thereto, as described in Section 2.2.3 (Right to Subcontract) and (ii) the engagement of any CSO that is not a [***];

(d)         establish and oversee the JDC, [***], and JCC, and settle any disputes that arise within the JDC, [***], or JCC, as described in Section 3.7.2 (Resolution of JDC, [***], and JCC Disputes);

(e)         oversee the implementation of, and the coordination between the Parties of activities to be performed under, the Clinical Supply Agreement, the Commercial Supply Agreement, the Safety Agreements, and any other written agreement between the Parties with respect to the subject matter hereof;

(f)         review, discuss, and determine whether to permit Partner to [***] the Licensed Product in the Territory, as described in Section 6.2.1(a) (Local [***]) and review, discuss, and determine whether to approve (i) the [***] and (ii) any change in the scope of [***] activities to be transferred to Partner in connection with the [***] for any Licensed Product, each as described in Section 4.2 ([***]);

(g)         review, discuss, and determine whether to approve any updates to the Territory Development Plan for the Licensed Products, in each case, as described in Section 5.2 (Territory Development Plan);

(h)         review, discuss, and determine whether to approve any material updates to, the Global Development Plan for the Licensed Products with respect to activities to be conducted by Partner in the Territory, including Partner’s participation in the conduct of any Global Clinical Trial, each as described in Section 5.3 (Global Development Plan);

(i)          review, discuss, and determine if Partner will be the Territory Sponsor for Global Clinical Trials to be conducted under the Global Development Plan (as set forth therein), as described in Section 5.3 (Global Development Plan);

(j)          review, discuss, and determine whether to approve any New Development Proposal, and review, discuss, and determine whether to approve any New Territory-Specific Development Activities, in each case, as described in Section 5.4 (New Development by Partner);

(k)         review, discuss, and determine whether to approve the regulatory strategy for receipt of Regulatory Approval in each country or region in the Territory, as described in Section 6.1 (Regulatory Strategy);

(l)          review and discuss Partner’s plan for undertaking additional regulatory activities for any Licensed Product delegated by ImmunoGen or the JSC to Partner, as described in Section 6.2.1 (Obtaining and Maintaining Regulatory Approvals);

(m)        review and discuss any substantive Regulatory Submissions that are in the name of ImmunoGen, as described in Section 6.2.1(b) (Other Regulatory Approvals);

(n)         review, discuss, and determine whether to approve Medical Affairs Plans for the Territory and any updates thereto for the Licensed Products, as described in Section 8.1 (Medical Affairs Plan);

(o)         review, discuss, and determine whether to approve the Commercialization Plan for the Territory and any updates thereto for the Licensed Products, as described in Section 9.2 (Commercialization Plan);

(p)         review, discuss, and determine whether to approve any brand strategy for a Licensed Product that is specific to the Territory (or any country or region therein) and that is inconsistent with the Global Brand Strategy for such Licensed Product, as described in Section 9.2 (Commercialization Plan);

(q)         review, discuss, and determine whether to approve the use of any Product Mark for a Licensed Product in the Territory that deviates from ImmunoGen’s Global Brand Elements, as described in Section 14.8.2 (Product Marks in the Territory);

(r)         review, discuss, and determine whether to approve [***] that are proposed by either Party [***]; and

(s)         perform such other functions as expressly set forth in this Agreement or allocated to the JSC by the Parties’ written agreement.

3.3        Joint Development Committee.

3.3.1     Formation and Purpose of the JDC.  Promptly, but no later than [***], the JSC will establish a Joint Development Committee (“JDC”) to monitor, coordinate, and facilitate cooperation and information exchange of the Development of the Licensed Products in the Field in the Territory, which will be a subcommittee of the JSC and will have the responsibilities set forth in this Article 3 (Governance).  The JDC will dissolve upon completion of all Development activities with respect to the Licensed Products in the Territory.  The JDC will hold meetings at such times as it elects to do so, but will meet [***], unless otherwise agreed by the Parties.  All meetings will be conducted in English.  The JDC may meet in person or by means of teleconference, Internet conference, video conference, or other similar communication method.

3.3.2     Membership of the JDC.  Each Party will designate up to [***] representatives with appropriate knowledge and expertise to serve as members of the JDC.  The JDC will be co-chaired by one of the representatives of each Party.  Each Party may replace its JDC representatives and co-chairpersons at any time upon written notice to the other Party.  The

Alliance Manager of each Party (or his or her designee) will attend each meeting of the JDC as a non-voting participant.

3.3.3     JDC Roles and Responsibilities.  The responsibilities of the JDC will be to:

(a)         serve as a forum of information exchange and coordinate for Continuing Know-How Transfer as described in Section 4.3 (Continuing Know-How Transfer);

(b)         review, discuss, and submit to the JSC to further review, discuss, and determine whether to approve any updates to the Territory Development Plan, as described in Section 5.2 (Territory Development Plan);

(c)         review, discuss, and submit to the JSC to further review, discuss, and determine whether to approve any updates to the Global Development Plan that include activities to be conducted by Partner in the Territory, including by participating in the conduct of any Global Clinical Trial, as described in Section 5.3 (Global Development Plan);

(d)         review and discuss whether to approve whether Partner will support the global Development of one or more Licensed Products by serving as Territory Sponsor for and otherwise participating in the conduct of certain Global Clinical Trials and other Development activities in the Territory as set forth in, and in accordance with, the Global Development Plan, as described in Section 5.3 (Global Development Plan);

(e)         update the Territory Development Plan to reflect the JSC’s decision regarding the conduct of Territory-specific New Development Activities, as described in Section 5.4 (New Development by Partner);

(f)         discuss and develop the regulatory strategy for receipt of approval from the NMPA with respect to the conduct of the applicable Clinical Trials in the Territory, and submit the same to the JSC to further review, discuss, and determine whether to approve, as described in Section 6.1 (Regulatory Strategy);

(g)         review and discuss Regulatory Submissions in each country or region in the Territory for each Licensed Product, as described in Section 6.2.3 (Review of Regulatory Submissions); and

(h)         develop, review, and discuss an initial draft of the Medical Affairs Plans for each Licensed Product in the Territory and propose any update thereto, and submit the same to the JSC to further review, discuss, and determine whether to approve, as described in Section 8.1 (Medical Affairs Plan).

3.4        Joint [***] Committee.

3.4.1     Formation and Purpose of the [***].  Promptly, but [***], the JSC will establish a Joint [***] Committee (“[***]”) to monitor, coordinate, and facilitate cooperation and [***] of the [***] of the Licensed Products ([***]), which will be a subcommittee of the JSC and will have the responsibilities set forth in this Article 3 (Governance).  The [***] will dissolve upon completion of all [***] activities with respect to the Licensed Products ([***]) in the Territory.  The [***] will hold meetings at such times as it elects to do so, but will meet [***], unless otherwise agreed by the Parties.  All meetings will be conducted in English.  The [***] may meet in person or by means of teleconference, Internet conference, video conference, or other similar communication method.

3.4.2     Membership of the [***].  Each Party will designate up to [***] representatives with appropriate knowledge and expertise to serve as members of the [***].  The [***] will be co-chaired by one of the representatives of each Party.  Each Party may replace its [***] representatives and co-chairpersons at any time upon written notice to the other Party.  The Alliance Manager of each Party (or his or her designee) will attend each meeting of the [***] as a non-voting participant.

3.4.3     [***] Roles and Responsibilities.  The responsibilities of the [***] will be to:

(a)         review and discuss [***] and submit a recommendation as to such matter to the JSC to review, discuss, and determine whether to approve, as described in Section 6.2.1(a) ([***]);

(b)         develop, review, and discuss the [***], and submit the same to the JSC to further review, discuss, and determine whether to approve, as described in Section [***]); and

(c)         facilitate the Parties’ review and updating of Partner [***] and develop a plan for remediation of any deficiencies or limitations with respect to such [***], as described in Section 7.2.3 ([***]).

3.5        Joint Commercialization Committee.

3.5.1     Formation and Purpose of the JCC.  Promptly, but no later than [***], the JSC will establish a Joint Commercialization Committee (“JCC”) to monitor, coordinate, and facilitate cooperation and information exchange of the Commercialization of the Licensed Products, which will be a subcommittee of the JSC and will have the responsibilities set forth in this Article 3 (Governance).  The JCC will dissolve upon completion of all Commercialization activities with respect to the Licensed Products in the Territory.  The JCC will hold meetings at such times as it elects to do so, but will meet [***], unless otherwise agreed by the Parties.  All meetings will be conducted in English.  The JCC may meet in person or by means of teleconference, Internet conference, video conference, or other similar communication method.

3.5.2     Membership of the JCC.  Each Party will designate up to [***] representatives with appropriate knowledge and expertise to serve as members of the JCC.  The JCC will be co-chaired by one of the representatives of each Party.  Each Party may replace its JCC representatives and co-chairpersons at any time upon written notice to the other Party.  The Alliance Manager of each Party (or his or her designee) will attend each meeting of the JCC as a non-voting participant.

3.5.3     JCC Roles and Responsibilities.  The responsibilities of the JCC will be to:

(a)         develop, review, and discuss an initial draft of the Commercialization Plan for the Licensed Products in the Territory and propose any updates thereto, and submit the same to the JSC to further review, discuss, and determine whether to approve, as described in Section 9.2 (Commercialization Plan); and

(b)         serve as a forum for exchange of information and coordinate on Commercialization activities for each Licensed Product in the Territory as described in Section 9.4 (Coordination of Commercialization Activities).

3.6        Non-Member Attendance.  Each Party may from time to time invite a reasonable number of participants, in addition to its representatives (which may include legal counsel), to attend a meeting of the JSC, the JDC, the JMC, and the JCC (in a non-voting capacity), if such participants have expertise that is relevant to the planned agenda for such JSC, JDC, JMC, or JCC meeting; provided that if either Party intends to have any Third Party (including any consultant) attend such a meeting, then such Party will provide prior written notice to the other Party reasonably in advance of such meeting and will ensure that such Third Party is bound by obligations of confidentiality and non-use at least as stringent as those set forth in Article 11 (Confidentiality; Publication).  Notwithstanding any provision to the contrary set forth in this Agreement, if the other Party objects in good faith to the participation of such Third Party in such meeting due to a bona fide concern regarding competitively sensitive information that is reasonably likely to be discussed at such meeting (i.e., a consultant that also provides services to a Third Party with a Competitive Product), then such Third Party will not be permitted to participate in such meeting (or the portion thereof during which such competitively sensitive information is reasonably likely to be discussed).

3.7        Decision-Making.

3.7.1     General Process.  The JSC, the JDC, the JMC, and the JCC will only have the powers expressly assigned to it in this Article 3 (Governance) and elsewhere in this Agreement and will not have the authority to: (a) modify or amend the terms of this Agreement; or (b) waive either Party’s compliance with or rights under the terms of this Agreement.  All decisions of the JSC, the JDC, the JMC, and the JCC will be made by unanimous vote, with each Party’s representatives having one vote (i.e., one vote per Party).  No action taken at any meeting of the JSC, the JDC, the JMC or the JCC will be effective unless there is a quorum at such meeting (provided, however, that neither Party may intentionally delay any matter before the JSC, the JDC, the JMC, or the JCC by failing to attend a duly called meeting), and at all such meetings, a quorum will be reached if two voting representatives of each Party are present or participating in such meeting.  Except as otherwise expressly set forth in this Agreement, the phrases “determine,” “designate,” “confirm,” “approve,” or “determine whether to approve” by the JSC, the JDC, the JMC, or the JCC and similar phrases used in this Agreement will mean approval in accordance with this Section 3.7 (Decision-Making), including the escalation and tie-breaking provisions herein.  For the avoidance of doubt, matters that are specified in Section 3.2.4 (JSC Roles and Responsibilities), Section 3.3.3 (JDC Roles and Responsibilities), Section 3.4.3 (JMC Roles and Responsibilities), and Section 3.5.3 (JCC Roles and Responsibilities) to be reviewed and discussed (as opposed to reviewed, discussed, and approved) do not require any agreement or decision by either Party and are not subject to the voting and decision-making procedures set forth in this Section 3.7 (Decision-Making) or in Section 3.8 (Resolution of JSC Disputes).

3.7.2     Resolution of JDC, JMC, and JCC Disputes.  The JSC will use good faith efforts to resolve all disputes that arise within the JDC, the JMC, or the JCC within [***] after any such matter is brought to the JSC for resolution.

3.7.3     Decisions of the JSC.  The JSC will use good faith efforts, in compliance with this Section 3.7.3 (Decisions of the JSC), to promptly resolve any such matter for which it has authority.  If, after the use of good faith efforts, the JSC is unable to resolve any such matter referred to it by the JDC, the JMC, or the JCC or any matter that is within the scope of the JSC’s authority or any other disagreement between the Parties that may be referred to the JSC, in each case, within [***], then a Party may refer such matter for resolution in accordance with 3.8.1 (Referral to Executive Officers) to the Chief Executive Officer of ImmunoGen (or an executive officer of ImmunoGen designated by the Chief Executive Officer of ImmunoGen who has the power and authority to resolve such matter) and the Chief Executive Officer of Partner (or an executive officer of Partner designated by the Chief Executive Officer of Partner who has the power and authority to resolve such matter) (collectively, the “Executive Officers”).

3.8        Resolution of JSC Disputes.

3.8.1     Referral to Executive Officers.  If a Party makes an election under Section 3.7.3 (Decisions of the JSC) to refer a matter on which the JSC cannot reach a consensus decision for resolution by the Executive Officers, then the JSC will submit in writing the respective positions of the Parties to their respective Executive Officers.  The Executive Officers will use good faith efforts to resolve any such matter so referred to them as soon as practicable, and any final decision that the Executive Officers agree to in writing will be conclusive and binding on the Parties.

3.8.2     Final Decision-Making Authority.  If the Executive Officers are unable to reach agreement on any such matter referred to them within [***] after such matter is so referred (or such longer period as the Executive Officers may agree upon), then:

(a)         ImmunoGen Final Decision-Making Authority.  ImmunoGen will have final decision-making authority with respect to those matters delegated under this Agreement to the JSC for decision except (i) [***] and (ii) [***].

(b)         Partner Final Decision-Making Authority.  Except as set forth in Section 3.8.2(c) (No Change; Status Quo), Partner will have final decision-making authority following [***] of (i) [***], or (ii) [***], including approval of: (A) [***], (B) [***]; (C) [***]; (D) [***]; (E) [***]; and (F) [***].

(c)         No Change; Status Quo: Neither Party will have final decision-making authority with respect to the final resolution of any other disagreement regarding a matter delegated under this Agreement to the JSC for decision, including approval of: (i) [***], (ii) [***], (iii) [***], (iv) [***], (v) [***], (vi) t[***], or (vii) [***] (each, a “Status Quo Item”).

3.8.3     Limitations on Decision-Making.  Notwithstanding any provision to the contrary set forth in this Agreement, without the other Party’s prior written consent, neither Party (in the exercise of a Party’s final decision-making authority), the JSC, the JDC, the JMC, the JCC, nor a Party’s Executive Officer, in each case, may make a decision that could reasonably be expected to (a) require the other Party to take any action that such other Party reasonably believes would (i) require such other Party to violate any Applicable Law, the requirements of any Regulatory Authority, or any agreement with any Third Party entered into by such other Party or (ii) require such other Party to infringe or misappropriate any intellectual property rights of any Third Party or (b) conflict with, amend, modify, or waive compliance under this Agreement, any Clinical Supply Agreement, any Commercial Supply Agreement, the Safety Agreement, or any other agreement between the Parties related to the subject matter set forth herein.

3.9        Discontinuation of JSC.  The JSC will continue to exist until the Parties agree to disband the JSC. Once the JSC is disbanded, the JSC will have no further obligations under this Agreement and, thereafter, the Alliance Managers will be the points of contact for the exchange of information between the Parties under this Agreement and any references in this Agreement to decisions of the JSC will automatically become references to decisions by and between the Parties in writing, subject to the other terms of this Agreement and consistent with the terms of Section 3.8.2 (Final Decision-Making Authority).

Article 4

TECHNOLOGY TRANSFERS

4.1        Initial Know-How Transfer.  [***], ImmunoGen will provide and transfer to Partner copies of ImmunoGen Know-How (other than [***])) that exists on the Effective Date to the extent not previously provided to Partner and is necessary or reasonably useful for Partner’s Development, performance of Medical Affairs, or Commercialization of Licensed Products or Companion Diagnostics in the Territory in accordance with this Agreement, which ImmunoGen Know-How will include information regarding the characterization of Licensed Products, other than CMC process characterization, process and specifications relating to the packaging and labeling of Licensed Products (“ImmunoGen P&L Process and Specifications”), summaries of the status of Licensed Product Development, U.S. INDs with respect to Licensed Products, clinical studies data and results related to Licensed Products, and existing IND-enabling Data (the “Initial Know-How Transfer”).  ImmunoGen will make such ImmunoGen Know-How available in such reasonable form as maintained by ImmunoGen.

4.2        [***].  If the JSC determines that it will be commercially advantageous for the Parties to [***]) in the Territory in accordance with [***]), then, in addition to the ImmunoGen Know-How provided to Partner pursuant to the Initial Know-How Transfer, the Parties will develop a [***] for the Licensed Products and will provide such initial draft to the JMC to review and discuss.  The [***] will provide such initial draft to the JSC to review, discuss, and determine whether to approve, which the JSC will do [***] following the [***] provision of such draft to the JSC.  Unless otherwise agreed by the JSC, the [***] will contemplate the [***] of all activities necessary to [***] for use in the Field in the Territory in accordance with this Agreement, unless ImmunoGen reasonably determines it is necessary to [***].  [***] pursuant to the [***].  Following approval of the [***] by the JSC, ImmunoGen will perform (or cause one or more applicable Third Parties (including any [***] engaged by ImmunoGen to [***] such Licensed Product) to perform) a [***] for the Licensed Products in accordance with such plan to Partner or a [***] in the Territory appointed by Partner and that is a Preapproved Subcontractor.  The Parties will use Commercially Reasonable Efforts to complete the [***] for the Licensed Products following the approval of the [***] and pursuant to the [***], unless otherwise agreed in writing by the Parties.

4.3        Continuing Know-How Transfer.  Following the Initial Know-How Transfer for the Licensed Products, ImmunoGen will provide to the JDC in advance of the last JDC meeting each Calendar Year, or more frequently as agreed by the Parties, a summary of any additional ImmunoGen Know-How that is necessary or reasonably useful for Partner’s Development, performance of Medical Affairs or Commercialization of the Licensed Products in the Territory in accordance with this Agreement, in each case, developed by ImmunoGen or its Affiliates since the previous annual disclosure.  Upon Partner’s reasonable request during the Term, ImmunoGen will make available to Partner all such ImmunoGen Know-How in ImmunoGen’s possession and not previously provided to Partner hereunder (the “Continuing Know-How Transfer,” and together with the Initial Know-How Transfer and the [***], the [***]).  Partner may only use the ImmunoGen Know-

How to perform its obligations or exercise its rights under this Agreement and in accordance with the terms hereof.

4.4        Technology Transfer Costs.  ImmunoGen will provide consultation and assistance with qualified personnel in connection with the Technology Transfer for the Licensed Products as reasonably requested by Partner, subject to personnel availability.  Partner will reimburse ImmunoGen for (a) internal costs (at the FTE Rate), [***] and (b) [***], in each case ((a) and (b)), reasonably incurred by or on behalf of ImmunoGen in connection with such assistance within [***] after receiving ImmunoGen’s invoice therefor.  Partner will permit, or will cause any of its applicable Affiliates, Sublicensees, or Subcontractors to permit, ImmunoGen or its Affiliates to visit and inspect, no more than [***] per Calendar Year any of Partner’s or its Affiliates’, Sublicensees’, or Subcontractors’ facilities [***]) during normal business hours, upon no less than [***] notice and at [***] cost; provided however, that all such inspections shall be conducted in accordance with Partner’s and its Affiliates’, Sublicensees’ or Subcontractors confidentiality requirements and on-site policies (as applicable) to the extent provided to ImmunoGen or its Affiliate.

Article 5

DEVELOPMENT PROGRAM

5.1        Development Diligence and Responsibilities.  Subject to the terms of this Agreement, Partner will be responsible for and will use Commercially Reasonable Efforts to Develop and seek, obtain, and maintain Regulatory Approval for the Licensed Products in each Indication included in the Territory Development Plan in each country or region in the Territory (“Territory Development”).  Without limiting the generality of the foregoing, Partner will use Commercially Reasonable Efforts to (a) perform the activities set forth in, and perform Territory Development of each Licensed Product in accordance with, the Territory Development Plan for such Licensed Product and achieve the objectives set forth therein, and (b) solely to the extent Partner has agreed to serve as the Territory Sponsor for the Global Development Plan, conduct the tasks assigned to Partner in the Global Development Plan in accordance with Section 5.3 (Global Development Plan) Partner will not perform any Development activities for any Licensed Product other than those expressly assigned to Partner under the Global Development Plan or set forth in the Territory Development Plan.

5.2        Territory Development Plan.  Except for the activities assigned to Partner under a Global Development Plan for a Licensed Product pursuant to Section 5.3 (Global Development Plan) all Development by or on behalf of Partner of Licensed Products and any Companion Diagnostic to be used in connection therewith designed to generate data that is intended to be used for the purposes of obtaining Regulatory Approval in the Territory will be conducted pursuant to a written development plan agreed by the JDC and approved by the JSC (as updated from time to time in accordance with this Section 5.2 (Territory Development Plan) and Section 3.2 (Joint Steering Committee), the “Territory Development Plan”), and Partner will be primarily responsible for all Territory Development activities for the Licensed Products.  An outline of the initial Territory Development Plan for the Licensed Products is set forth on Schedule 5.2 (Territory Development Plan) attached hereto.  The Territory Development Plan and all updates thereto will contain [***] (a) all major Territory Development activities for the Licensed Products (including all non-clinical and preclinical studies and Territory-Specific Clinical Trials and the trial design thereof) to be conducted solely in furtherance of obtaining and maintaining Regulatory Approval of the Licensed Products in each Indication in the Territory and any Territory Development activities to be conducted for a Licensed Product solely for use in the Territory, (b) the estimated timelines for performing and completing such activities, including Development of Companion Diagnostics for Licensed Products that are to be used with one or more Licensed Products, and (c) an outline of the key elements involved in obtaining Regulatory Approval of such Licensed Product in each Indication from all applicable Regulatory Authorities throughout the Territory as further described in Section 6.1 (Regulatory Strategy), including the estimated timelines for Regulatory Submissions for the Licensed Products in each country or region in the Territory.  In addition, [***], the JDC will propose updates to each Territory Development Plan and submit such proposed updated Territory Development Plan to the JSC.  The JSC will review, discuss, and determine whether to approve any and all such updates to the Territory Development Plan.  Once approved by the JSC, each update to the Territory Development Plan will become effective and supersede the then-current Territory Development Plan. Notwithstanding any provision to the contrary set forth in this Agreement, including Partner’s final decision-making authority under Section 3.8.2(b) (Partner Final Decision-Making Authority), the Territory Development Plan and all updates thereto must be consistent with the Global Development Plan for such Licensed Product except as provided in Section 5.4 (New Development by Partner).  In the event of any conflict or inconsistency between the Territory Development Plan and the Global Development Plan, the Global Development Plan will control and take precedence.

5.3        Global Development Plan.  The Parties’ Development of Licensed Products and any Companion Diagnostic to be used in connection therewith designed to generate data that is intended to be used for the purposes of obtaining Regulatory Approval both inside and outside of the Territory will be conducted pursuant to a written plan (as updated from time to time in accordance with this Section 5.3 (Global Development Plan), the “Global Development Plan”). The initial Global Development Plan for the Licensed Products is set forth on Schedule 5.3 (Global Development Plan) attached hereto.  ImmunoGen will use Commercially Reasonable Efforts to perform its obligations under the Global Development Plan. Subject to Partner’s right to serve as the Territory Sponsor if the Global Development Plan includes the performance of any Development activities for the Licensed Products in the Territory, ImmunoGen will have the right to conduct all Development activities for all Licensed Products, including all non-clinical and preclinical studies for all Licensed Products, pursuant to the Global Development Plan and will have the exclusive right to conduct Development activities for Licensed Products outside the Territory. In addition to Partner’s exclusive rights to conduct Territory Development activities for the Licensed Products pursuant to the Territory Development Plan, [***]. The Global Development Plan and each update thereto will include: (a) an outline of all major Development activities directed at obtaining Regulatory Approval of each Licensed Product outside the Territory (including all non-clinical and preclinical studies, Global Clinical Trials, and other global Development activities and all trial designs thereof) for the Licensed Products to be conducted worldwide by ImmunoGen, and (b) details and estimated timelines and budgets of the Development activities to be conducted in the Territory and assigned to Partner in its capacity as the Territory Sponsor to support Global Clinical Trials or other global Development for the Licensed Products From time to time, ImmunoGen may make and implement updates to the then current Global Development Plan for any such Licensed Product, including to contemplate the conduct of the Development of any Licensed Product for a New Development.  [***]

5.4        New Development by Partner.  Notwithstanding [***]), if Partner proposes to Develop (a) a new formulation of a Licensed Product, (b) any new combination regimen or fixed dose combination for a Licensed Product and another agent, or (c) a Licensed Product for any new Indication, in each case ((a), (b), and (c)) that is not already the subject of the Global Development Plan or Territory Development Plan (“New Development”) for the Territory, then Partner will present to the JSC to review, discuss, and determine whether to approve a proposal to add such Development activities for such New Development to the Territory Development Plan for the applicable Licensed Product, including the countries or regions in the Territory in which such activities would be conducted (a “New Development Proposal”). Each New Development Proposal will describe in reasonable detail the applicable non-clinical and preclinical studies and Clinical Trials that Partner desires to conduct with respect to such New Development, including a synopsis of the trial or activities, the proposed enrollment criteria, the number of patients to be included, the endpoints to be measured, and the statistical design and powering (the “New Development Activities”), as well as a proposed timeline and budget and an analysis of the business opportunity and revenue potential anticipated to result from such New Development Activities.  The JSC will review, discuss, and determine whether to approve a New Development Proposal within [***] after receipt thereof from Partner.  Upon such an approval, (a) the New Development Activities set forth in such New Development Proposal will be “New Territory-Specific Development Activities” for purposes of this Agreement, and (b) the JDC will update the Territory Development Plan for such Licensed Product to include such New Territory-Specific Development Activities for those countries or regions in the Territory agreed by the JSC, including the proposed timelines, in each case, for such New Development Activities set forth in such New Development Proposal (as may be amended by the JSC upon such approval).  Any New Territory-Specific Development Activities included in a Territory Development Plan pursuant to this 5.4 (New Development by Partner) will be Development activities for all purposes under this Agreement.

5.5        New Development by ImmunoGen.  If ImmunoGen proposes any Global Clinical Trials for a Licensed Product for any New Development, then:

5.5.1     Right to Develop.  ImmunoGen will [***]. If [***], then (a) Partner will not be obligated to implement such Global Clinical Trials in the Territory or [***] and, (b) notwithstanding any provision to the contrary set forth in this Agreement (including the terms of Section 2.1 (License Grant to Partner)), unless Partner subsequently elects to (and does) [***], Partner will not have any rights with respect to any data or results generated in such Global Clinical Trials for such New Development, including pursuant to Section 5.11 (Data Exchange and Use) or Section 6.5 (Right of Reference) except as necessary for Partner to comply with Applicable Law or safety reporting requirements to applicable Regulatory Authorities in the Territory, and (c) ImmunoGen will have the right to implement such Global Clinical Trials for such Licensed Product for such New Development globally (including in the Territory), [***].

5.5.2     Partner Assistance.  If [***], then such Partner activities will be added to the Global Development Plan and submitted to the JSC for approval in accordance with Section 5.3 (Global Development Plan), and [***].

5.5.3     Partner Sharing of Development Costs.

(a)         Ongoing Reimbursement.  If [***], then Partner will be granted rights with respect to any and all data or results generated in such Global Clinical Trials for such Licensed Product pursuant to Section 5.11 (Data Exchange and Use) and under Section 6.5 (Right of Reference), if, prior to the commencement of such Global Clinical Trial for such Licensed Product, Partner agrees in writing to bear [***].  If Partner does not so agree to bear [***], then Partner will not be granted rights with respect to any data or results generated in such Global Clinical Trials for such Licensed Product for such New Development, including pursuant to Section 5.11 (Data Exchange and Use) or Section 6.5 (Right of Reference).

(b)         Reimbursement at a Premium.  If [***], then if Partner wishes to be granted rights with respect to any data or results generated in such Global Clinical Trials for such Licensed Product for such New Development, including pursuant to

Section 5.11 (Data Exchange and Use) or Section 6.5 (Right of Reference), upon the receipt of the first Regulatory Approval for such Licensed Product for such New Development in the U.S. or any country or region in the Territory, Partner must [***].

5.6        Standard of Conduct.  Partner will perform, and will cause its Affiliates, Sublicensees, and Subcontractors to perform, all Development activities for the Licensed Products as set forth under this Agreement in a timely and professional manner, and in compliance with the Territory Development Plan or Global Development Plan, as applicable, and all Applicable Law, including as applicable GLP, GCP, and cGMP.  In addition, each Party will conduct its obligations with respect to any Global Clinical Trial under a Global Development Plan or (with respect to Partner) Territory-Specific Clinical Trial under a Territory Development Plan (as applicable), in each case, as set forth under this Agreement, in strict adherence with the study design set forth in the applicable protocol therefor and as set forth in such Global Development Plan or such Territory Development Plan, each as may be amended from time to time, and will comply with each statistical analysis plan implemented by the other Party (as applicable) in connection therewith.

5.7        Responsibility for Development Costs.

5.7.1     Territory-Specific Development Costs.  Except as otherwise set forth in this Agreement, and otherwise subject to Section 5.3 (Global Development Plan) and Section 5.5 (New Development by ImmunoGen), Partner will be [***] responsible for [***] in connection with the Territory Development of each Licensed Product, [***].  In addition, Partner will be responsible for [***].

5.7.2     Global Development Costs.  Except for Partner’s obligations under Section 5.5.3 (Partner’s Sharing of Development Costs), ImmunoGen will be [***] responsible for [***] in connection with the Development of Licensed Products pursuant to the Global Development Plan and for the purpose of obtaining Regulatory Approvals and Reimbursement Approvals outside the Territory.  Notwithstanding the foregoing, except as otherwise set forth in Section 5.3 (Global Development Plan) and Section 5.5 (New Development by ImmunoGen), Partner will be responsible for [***].

5.8        Clinical Trial Audit Rights.

5.8.1     Conduct of Audits.  To the extent permitted by Applicable Law, upon reasonable notification by ImmunoGen and [***], ImmunoGen or its representatives may conduct an audit of Partner, its Affiliates, or any Sublicensees, Subcontractors, and all Clinical Trial sites engaged by Partner or its Affiliates or Sublicensees to perform Partner’s obligations under the Global Development Plan or Territory Development Plan, in each case, determine whether the applicable Global Clinical Trials and Territory-Specific Clinical Trials are being conducted in compliance with the Global Development Plan or Territory Development Plan, GCP, and Applicable Law and meet ImmunoGen’s Global Clinical Trial standards provided by ImmunoGen (which standards will be made known to Partner in advance and included in the Global Development Plan or Territory Development Plan as applicable).  After preparing or receiving an audit report, ImmunoGen will provide Partner with a written summary of ImmunoGen’s findings of any material deficiencies from such standards that ImmunoGen identifies during any such audit.  Partner will remediate any such undisputed deficiencies no later than [***] after Partner’s receipt of such report, [***] or, if such remediation is anticipated to take longer than [***], Partner will promptly implement a plan to complete [***] as soon as practicable.  If Partner disputes any of ImmunoGen’s findings of deficiencies, then either Party may refer the issue to an independent third party regulatory compliance consultant expert agreed by both Parties for resolution. The decision of such independent expert will be final and binding and all fees and expenses of such independent expert will be borne by the Party against which the decision is rendered by the independent third party expert.

5.8.2     Deficient Sublicensees or Sites and Replacement.  To the extent permitted by Applicable Law, with respect to any Global Clinical Trial or Territory-Specific Clinical Trial, if any audit of a Clinical Trial site conducted pursuant to Section 5.8.1 (Conduct of Audits) identifies any non-compliance with GLP, GCP, or cGMP, as applicable, resulting in any deficiencies with respect to such Clinical Trial site (each, a “Deficient Site”) that may reasonably cause a Regulatory Authority to reject or otherwise deem deficient the Clinical Trial data from Partner’s conduct of any such Global Clinical Trial or Territory-Specific Clinical Trial (as applicable) at such Deficient Site, then subject to Partner’s right to remediate under Section 5.8.1 (Conduct of Audits), if Partner is unable to successfully remediate the situation and reasonably eliminate the condition causing the Clinical Trial site to be a Deficient Site, then Partner will promptly remove such Deficient Site from the applicable Global Clinical Trial or Territory-Specific Clinical Trial and replace such Deficient Site with a new Clinical Trial site (a “Replacement Site”) within the Territory [***].  Any such Replacement Site will be compliant in all respects with Applicable Law and ImmunoGen’s Global Clinical Trial standards.  In addition, if any audit of any Sublicensee conducted pursuant to Section 5.8.1 (Conduct of Audits) identifies that any Sublicensee (including any contract research organizations or other subcontractors engaged to perform activities under the Global Development Plan or Territory Development Plan) is not performing its activities in accordance with GLP, cGMP, or GCP, as applicable, or in compliance with Applicable Law or that any deficiencies identified as a result of any such audit related to any such Sublicensee’s performance may cause a Regulatory Authority to reject or otherwise deem deficient the Clinical Trial data from Partner’s conduct of any such Global Clinical Trial or Territory-Specific Clinical Trial (as applicable) (each, a “Deficient Sublicensee”), then Partner will, in its reasonable discretion, promptly (a) require such Deficient Sublicensee to mitigate its deficiencies in a timely manner or (b) remove such Deficient Sublicensee from performing further activities under the Global Development Plan or Territory Development Plan and replace such Deficient Sublicensee with a new Sublicensee engaged in accordance with Section 2.2 (Sublicensing and Subcontractors) to perform the applicable Development activities at Partner’s sole cost and expense.  If the Deficient Sublicensee is unable to mitigate the deficiencies in a timely manner or Partner is unable to mitigate the deficiencies or replace any Deficient Site with a Replacement Site or Deficient Sublicensee with a replacement Sublicensee (as applicable), as applicable, or, in ImmunoGen’s reasonable discretion, the Deficient Sublicensee or Partner, as applicable, is unable to mitigate the deficiencies or replace any Deficient Site or Deficient Sublicensee, as applicable, in a timely manner so as not to jeopardize the Parties’ ability to meet the timelines for Regulatory Submissions set forth in the Territory Development Plan, then ImmunoGen may (i) replace such Deficient Site with one or more Replacement Sites outside of the Territory, or (ii) with respect to a Deficient Sublicensee, perform itself or have performed by any Third Party engaged by ImmunoGen in its sole discretion, the applicable Development activities, and in each case ((i) and (ii)), Partner will be responsible for [***]. ImmunoGen will invoice Partner [***] for the foregoing costs incurred by or on behalf of ImmunoGen [***], and Partner will pay the amount invoiced within [***] after the date of any such invoice.

5.8.3     Partner Audits.  Partner will provide ImmunoGen with copies of all quality oversight or audit reports prepared in connection with any audit that Partner or its Affiliates or Sublicensees conduct of any Sublicensee, Subcontractor, or Clinical Trial site that Partner or its Affiliates or Sublicensees have engaged or are evaluating to potentially engage to fulfill Partner’s obligations under a Global Development Plan or a Territory Development Plan no later than [***] after receiving or preparing any such report (as applicable). If ImmunoGen believes in good faith that any such quality oversight or audit report may be necessary in connection with obtaining, supporting, or maintaining one or more Regulatory Approvals for a Licensed Product or for other communications with Regulatory Authorities outside of the Territory, then upon ImmunoGen’s request, Partner will provide a copy of any such quality oversight or audit report to ImmunoGen and, if such report is not in English, a summary thereof in English.

5.9        Development Records.  Partner will, and will cause its Affiliates, Sublicensees, and Subcontractors to, maintain reasonably complete, current, and accurate records of all Development activities conducted by or on behalf of Partner, and its Affiliates, Sublicensees, and Subcontractors, respectively, pursuant to this Agreement and all data and other information resulting from such activities consistent with its usual practices, in validated computer systems that are compliant with 21 C.F.R. §11 and in accordance with Applicable Law of both the United States and the Territory.  Partner will maintain all such records for a period of [***] after the end of the Term.  Such records will fully and properly reflect all work done and results achieved in the performance of the Development activities for the Licensed Products in good scientific manner appropriate for regulatory and patent purposes.  Partner will document all non-clinical and preclinical studies and Clinical Trials in formal written study reports in accordance with GLP, cGMP, and GCP, as applicable, and in compliance with Applicable Law.  Upon ImmunoGen’s reasonable request, [***], Partner will, and will cause its Affiliates, Sublicensees, and Subcontractors to, allow ImmunoGen to access, review, and copy such records (including access to relevant databases).  ImmunoGen and its Affiliates and Sublicensees will have the right to use the data and results generated by or on behalf of Partner and its Affiliates, Sublicensees, and Subcontractors hereunder to Exploit the Licensed Products outside of the Territory and to perform Development activities under a Global Development Plan.  Partner will ensure that all records or other documents that it provides to ImmunoGen electronically under this Agreement are transmitted over secure systems that include reasonably adequate encryption safeguards to prevent unauthorized access and maintain data security.

5.10      Development Reports.  No later than [***], Partner will provide the JDC, [***], with a reasonably detailed written report summarizing the Development activities performed during the period since the preceding report, the Development activities in process, and the future activities that Partner or its Sublicensees or Subcontractors expect to initiate, including a summary of the data, timelines, and results of such Development activities.  Such reports will be in English.  Partner will also establish a secure link that includes adequate encryption safeguards to provide ImmunoGen with electronic access to such information. Without limiting the foregoing, such reports will contain reasonably sufficient detail to enable ImmunoGen to assess Partner’s compliance with its Development diligence obligations set forth in Section 5.1 (Development Diligence and Responsibilities).  Partner will promptly respond to ImmunoGen’s reasonable requests from time to time for additional information regarding significant Development activities for any Licensed Product performed by or on behalf of Partner or its Affiliates, Sublicensees, or Subcontractors. The Parties will discuss the status, progress, and results of all Development activities at each JDC and JSC meeting.  Such reports will be the Confidential Information of each Party and subject to the terms of Article 11 (Confidentiality; Publication).

5.11      Data Exchange and Use.  In addition to its adverse event and safety data reporting obligations set forth in Section 6.6 (Adverse Events Reporting), each Party will [***] provide the other Party, through the JDC, with copies of all data and results and all supporting documentation (e.g., protocols, Investigator’s Brochures, case report forms, analysis plans, and all in English language) Controlled by such Party that are generated by or on behalf of such Party or its Affiliates, Sublicensees, or Subcontractors, if applicable, in the Development of each Licensed Product, including all data and results (or on whose behalf such data and results are generated) in the course of conducting such non-clinical or preclinical studies or Clinical Trials for any Licensed Product.  Such data, results, and supporting documentation provided by a Party pursuant to this Section 5.11 (Data Exchange and Use) will be the Confidential Information of such Party, and such Party will be the Disclosing Party with respect thereto, in each case, subject to the terms of Article 11 (Confidentiality; Publication).  Partner will not have the right to use and reference such data and results provided by ImmunoGen, including ImmunoGen Generated Data and any data that constitutes Product Invention Know-How, unless and until Partner bears its applicable share of the costs and expenses in accordance with Section 5.5 (New Development by ImmunoGen), in which case, Partner will have the exclusive right to use and reference such data and results for the purpose of performing Development activities in accordance with this Agreement (including under any Global Development Plan and Territory Development Plan), and obtaining, supporting, and maintaining Local Manufacturing Approvals, Regulatory Approvals, and any Reimbursement Approval, as applicable, of the Licensed Products in the Territory without additional consideration.  ImmunoGen and its designees will have the exclusive right to use and reference such data and results provided by Partner, including the Partner Generated Data, for the purpose of Developing the Licensed Products, and obtaining, supporting, or maintaining Regulatory Approval or any Reimbursement Approval, as applicable, of any Licensed Product outside the Territory, without additional consideration.

5.12      Development of Companion Diagnostics.  If a Territory Development Plan contemplates the Development of one or more companion diagnostic products to be used in connection with a Licensed Product in the Territory (each, a “Companion Diagnostic”), then, at Partner’s request, ImmunoGen will (a) reasonably assist Partner’s efforts to enter into an agreement [***] for the development and commercialization of such a Companion Diagnostic to be used in the Territory, and (b) to the extent [***], ImmunoGen will provide Partner with (i) a copy of all physical and tangible Know-How that are included in the ImmunoGen Know-How related to such a Companion Diagnostic and (ii) reasonable assistance to understand and use the foregoing.  Notwithstanding any provision to the contrary set forth in this Agreement, in no event will Partner or any of its Affiliates have the right to Develop or Commercialize any Companion Diagnostic except [***] in accordance with the terms of this Section 5.12 (Development of Companion Diagnostics) or [***] approved by ImmunoGen in accordance with Section 2.2 (Sublicensing and Subcontractors).

Article 6

REGULATORY

6.1        Regulatory Strategy.  Partner will develop and discuss with the JDC a regulatory strategy for each Licensed Product in each country or region in the Territory (which, strategy will include the estimated timeline for submission of MAAs for the Licensed Products in each country and region in the Territory) to be included in the Territory Development Plan, and will submit the same to the JSC to review, discuss, and determine whether to approve.  From [***] Partner or the JDC may update the regulatory strategy for any Licensed Product and submit the same to the JSC to review, discuss, and determine whether to approve.  Once approved by the JSC, each update to a regulatory strategy for such a Licensed Product will become effective and supersede the then-current regulatory strategy for such Licensed Product.

6.2        Partner’s Responsibilities.

6.2.1     Obtaining and Maintaining Regulatory Approvals.  Through its reports submitted to the JDC, Partner will keep ImmunoGen reasonably informed of regulatory developments related to the Licensed Products in each country and region in the Territory and will [***] notify ImmunoGen in writing of any decision by any Regulatory Authority in the Territory regarding any Licensed Product.

(a)         [***].  No earlier than [***] and no later than [***], at Partner’s request, the Parties will discuss, through the JMC and JSC, a reasonably detailed plan to be submitted by Partner, whether it may be advantageous for Partner to [***] the Licensed Products ([***]) in the Territory and accordingly whether to grant Partner the right to so [***] the Licensed Product ([***]) in the Territory for use in the Territory in accordance with this Agreement.  If the Parties so elect to have Partner [***] the Licensed Products (or any component thereof) in the Territory, then following completion of the [***] for the Licensed Products ([***]) and receipt of all approvals and authorizations necessary for Partner or its Affiliate or their respective CMOs to [***] the Licensed Products ([***]) in the Territory (including after validation and qualification of Partner’s or such Affiliate’s or CMO’s applicable facilities in the Territory) (“[***]”), Partner or one of its Affiliates will be responsible for all regulatory activities and interactions with Regulatory Authorities in the Territory leading up to and including obtaining (to the extent not already obtained) and thereafter maintaining [***] for such [***] Licensed Product (or any component thereof) in the Territory in Partner’s or its Affiliate’s own name in accordance with the applicable regulatory strategy approved by the JSC.

(b)         Other Regulatory Approvals.  Subject to this Section 6.2.1(b) (Other Regulatory Approvals), for each Indication that is included in the Territory Development Plan or for which Partner is the Territory Sponsor under a Global Development Plan for a Licensed Product, Partner will be [***] and will be responsible for all regulatory activities leading up to and including obtaining, and thereafter maintaining, Regulatory Approvals and any Reimbursement Approvals in all countries and regions of the Territory, [***].  In the event that it is not feasible for Partner to [***] according to the relevant Applicable Laws in the Territory, then (i) ImmunoGen will [***] for the benefit of and on behalf of Partner and will appoint Partner as its legal agent in the Territory; (ii) without the prior written consent of Partner, ImmunoGen will not conduct any activities or initiate any procedures that would affect the validity or change the information of such Regulatory Submissions, Regulatory Approvals, or Reimbursement Approvals; (iii) ImmunoGen will reasonably cooperate with Partner and execute such documents and make such submissions on behalf of Partner as may be reasonably necessary or required under Applicable Law with respect to such Regulatory Submissions, Regulatory Approvals, or Reimbursement Approvals; provided that ImmunoGen will assume no liability as a result of [***]; (iv) Partner will [***]; and (v) when feasible pursuant to Applicable Law, ImmunoGen will conduct activities and execute documents that are necessary for transferring such Regulatory Submissions, Regulatory Approvals, or Reimbursement Approvals to Partner upon Partner’s written request.

6.2.2     Mutual Assistance.  Each Party will cooperate fully and in a timely manner to assist the other Party in its efforts to prepare and submit any Regulatory Submissions to obtain,

support, or maintain Regulatory Approvals for any Licensed Product outside the Territory (in the case of ImmunoGen) or in the Territory (in the case of Partner), including by providing to the other Party all data and documentation related to such Licensed Product generated by such Party or its Affiliates (which assistance and data generation must be in accordance with Applicable Law and requirements and standards by the FDA or other applicable Regulatory Authority) as well as any necessary samples and materials.  Each Party will be responsible for all costs and expenses incurred by the other Party in connection with providing such assistance to such other Party, and the assisting Party will invoice the other Party quarterly for the foregoing costs incurred by or on behalf of the other Party in such Calendar Quarter, and such other Party will pay the undisputed amounts within 30 days after the date of any such invoice.

6.2.3     Review of Regulatory Submissions.  Partner will provide to ImmunoGen (through the JDC) for review and comment, drafts of all INDs and MAAs for which Partner is responsible and all proposed Approved Labeling in each country or region in the Territory for each Licensed Product in each Indication, and Partner will incorporate [***].  The JDC will review any changes in regulatory strategy and, to the extent requested by ImmunoGen, will discuss any Regulatory Submission for which Partner is responsible and all proposed Approved Labeling in each country or region in the Territory for each Licensed Product.  Partner will incorporate [***].  All INDs, MAAs, Approved Labeling, and other Regulatory Submissions for the Licensed Products in the Territory will be consistent with the then-current regulatory strategy. In addition, each Party will notify the other Party of any substantive Regulatory Submissions in the U.S. or in any country or region in the Territory and proposed Approved Labeling for each Licensed Product and any comments or other substantive correspondences related thereto submitted to or received from any Regulatory Authority in the U.S. or in any country or region in the Territory and will provide the other Party with copies thereof [***] in all events within [***] after submission or receipt thereof (or such longer time period as may be necessary to obtain translations thereof).

6.2.4     Notice of Meetings.  Partner will provide ImmunoGen with notice of any meeting or discussion with any Regulatory Authority in the Territory related to any Licensed Product no later than [***] after receiving notice thereof [***].  Partner (or its designee) will lead any such meeting or discussion and ImmunoGen or its designee will have the right [***], but not the obligation, to attend and participate in any such meeting or discussion unless prohibited or restricted by Applicable Law or Regulatory Authority.  At ImmunoGen’s request, ImmunoGen may participate in any preparations of Partner or its Affiliates or Sublicensees for any such meeting or discussion. If ImmunoGen elects not to attend such meeting or discussion, then Partner will provide to ImmunoGen [***].

6.2.5     [***]

6.3        Communications with Regulatory Authorities.  Unless otherwise agreed by the Parties (or unless otherwise set forth in this Agreement or in the applicable Global Development Plan), neither Party will, and will ensure that its Affiliates and its Sublicensees do not, communicate with any Regulatory Authority having jurisdiction outside of the Territory (in the case of Partner) or within the Territory (in the case of ImmunoGen) with respect to any Licensed Product, unless so ordered by such Regulatory Authority, in which case, the Party so ordered will immediately notify the other Party of such order.

6.4        ImmunoGen’s Responsibilities.  ImmunoGen will reasonably cooperate with Partner in obtaining any Regulatory Approvals and any Reimbursement Approvals, as applicable, for each Licensed Product in the Territory by providing access to Regulatory Approvals, Regulatory Submissions, clinical data, and other data, information, documentation, samples and materials for the Licensed Products, both inside and outside of the Territory, in each case, to the extent (a) Controlled by ImmunoGen, (b) not previously provided to Partner, and (c) reasonably necessary for Partner to obtain Regulatory Approvals.  Partner will [***].  Accordingly, ImmunoGen will invoice Partner quarterly for the foregoing costs incurred by or on behalf of ImmunoGen in such Calendar Quarter, and Partner will pay the undisputed invoiced amounts within [***] days after the date of any such invoice.

6.5        Right of Reference.  Except with respect to the New Development of any Licensed Product for a Global Clinical Trial for which Partner [***] as set forth under Section 5.5.3 (Partner Sharing of Development Costs), each Party will grant, and hereby does grant, to the other Party a right of reference to all Regulatory Submissions pertaining to the Licensed Products in the Field submitted by or on behalf of such Party or its Affiliates, which right of reference (a) to Regulatory Submissions submitted by or on behalf of ImmunoGen is exclusive to Partner in the Territory, and (b) to Regulatory Submissions submitted by or on behalf of Partner is exclusive to ImmunoGen outside of the Territory.  Partner may use such right of reference to ImmunoGen’s Regulatory Submissions solely for the purpose of performing Development activities for the Licensed Products in accordance with this Agreement and the Global Development Plan or Territory Development Plan and to seek, obtain, support, and maintain Regulatory Approvals and any Reimbursement Approvals, as applicable, for the Licensed Products in the Field in the Territory.  ImmunoGen may use such right of reference to Partner’s Regulatory Submissions, if any, solely for the purpose of Developing the Licensed Products and to seek, obtain, support, and maintain Regulatory Approval and any Reimbursement Approvals for the Licensed Products outside of the Territory.  Each Party will [***] associated with providing the other Party with the right of reference pursuant to this Section 6.5 (Right of Reference).  Each Party will take such actions as may be reasonably requested by the other Party to give effect to the intent of this Section 6.5 (Right of Reference) and to give the other Party the benefit of the granting Party’s Regulatory Submissions in the other Party’s territory as provided herein.  Such actions may include (i) providing to the other Party copies of correspondence and communications received from the applicable Regulatory Authorities related to such Party’s application for Regulatory Approval of the Licensed Products in the Territory (if Partner is the Party seeking Regulatory Approval) and of the Licensed Products outside of the Territory (if ImmunoGen is the Party seeking Regulatory Approval), or (ii) providing the other Party with any underlying raw data or information submitted by the granting Party to the Regulatory Authority with respect to any Regulatory Submissions Controlled by such granting Party or its Affiliates that relates to any Licensed Product.

6.6        Adverse Events Reporting.

6.6.1     Safety Agreement.  No later than [***], the Parties will enter into a written agreement setting forth worldwide safety and pharmacovigilance procedures for the Parties with respect to the Licensed Products (the “Safety Agreement”).  The Safety Agreement will describe the obligations of both Parties with respect to the coordination of collection, investigation, reporting, and exchange of information between the Parties concerning any adverse event experienced by a subject or, in the case of non-clinical studies, an animal in a toxicology study, and the seriousness thereof, whether or not determined to be attributable to any Licensed Product, including any such information received by either Party from a Third Party (subject to receipt of any required consents from such Third Party) and will be sufficient to permit each Party and its Affiliates, licensees, or Sublicensees (as applicable)

to comply with its legal obligations with respect thereto, including each Party’s obligations as the owner or holder of Regulatory Submissions, Regulatory Approvals, and Reimbursement Approvals for such Licensed Product in the Territory, as applicable.  The Safety Agreement will also detail each Party’s responsibilities with respect to recalls and withdrawals of the Licensed Products inside and outside of the Territory.  If required by changes in Applicable Law, the Parties will make appropriate updates to the Safety Agreement.  Each Party will comply with its respective obligations under the Safety Agreement and cause its Affiliates, licensees, and Sublicensees to comply with such obligations.  Each time the JSC approves a new planned Clinical Trials for any Licensed Product, the Parties will update the Safety Agreement to the extent necessary to comply with any applicable requirements set forth under Applicable Law or of any Regulatory Authorities related to adverse event reporting, drug safety, patient safety, pharmacovigilance, and risk management.  Notwithstanding any provision to the contrary in this Agreement or the Safety Agreement, each Party and its Affiliates, licensees, and Sublicensees will have the right to disclose information related to the safety of one or more Licensed Products to the extent that such disclosure is required for such Party to comply with its obligations under Applicable Law or the safety requirements of the applicable Regulatory Authorities.  The Parties will cooperate with each other to address any safety-related inquiries or requests for safety assessment by any Regulatory Authority, including providing any necessary data or information in a timely manner.  To the extent that there is a conflict between the terms of this Agreement and the terms of the Safety Agreement, the terms of the Safety Agreement will govern with respect to the subject matter set forth therein.

6.6.2     Safety Databases.  Partner will maintain a safety database in English for Clinical Trials for the Licensed Products conducted in the Territory under a Territory Development Plan, at its sole cost and expense.  Partner will be responsible for: (a) reporting to the applicable Regulatory Authorities in the Territory all quality complaints, adverse events, and safety data related to such Licensed Product for all Territory-Specific Clinical Trials, or Global Clinical Trials conducted in the Territory and for which Partner is Territory Sponsor; and (b) responding to safety issues and to all requests of Regulatory Authorities related to such Licensed Product in the Territory.  ImmunoGen may request that run queries of Partner’s safety database for the Licensed Products in the Territory to the extent permitted by law, and (ii) upon ImmunoGen’s request, query results from Partner’s worldwide safety database for each Licensed Product.  ImmunoGen will maintain a global safety database for Global Clinical Trials for the Licensed Products conducted under each Global Development Plan [***]. Partner may request that ImmunoGen run queries of such global safety database to the extent required by Applicable Law.

6.7        Regulatory Audits.  In addition to its rights to conduct audits pursuant to Section 5.8 (Clinical Trial Audit Rights), upon reasonable notification, and no more frequently than once in each Calendar Year, unless an audit is otherwise reasonably required due to significant or critical issues observed during the regular audit or brought to ImmunoGen’s attention through Clinical Trial subject complaints or claims by Regulatory Authorities, ImmunoGen or its representatives will be entitled to conduct audits of safety and regulatory systems, procedures, or practices of Partner or its Affiliates or Sublicensees relating to any Licensed Product.  To the extent permitted by Applicable Law, with respect to any inspection of Partner or its Affiliates or Sublicensees (including Clinical Trial sites) by any Governmental Authority relating to any Licensed Product, Partner will notify ImmunoGen of such inspection (a) no later than [***] after Partner receives notice of such inspection (or in any event with as much advanced notice as is possible prior to such inspection if Partner receives notice thereof less than [***] in advance of the applicable inspection)

or (b) within [***] after the completion of any such inspection of which Partner did not receive prior notice.  To the extent permitted by Applicable Law, Partner will promptly provide ImmunoGen with all reasonably available information related to any such inspection, and Partner will also permit Governmental Authorities outside of the Territory to conduct inspections of Partner or its Affiliates or Sublicensees relating to any Licensed Product, and will ensure that all such Affiliates permit such inspections and will use reasonable efforts to ensure that all Sublicensees permit such inspections.  ImmunoGen will have the right, but not the obligation (unless required by Applicable Law or any Governmental Authority), to be present at any such inspection.  Following any such regulatory inspection related to one or more Licensed Products, Partner will provide ImmunoGen with (i) an unredacted copy of any findings, notice, or report provided by any Governmental Authority related to such inspection (to the extent related to a Licensed Product) within [***] of Partner receiving the same, and (ii) a written summary in English of any findings, notice, or report of a Governmental Authority related to such inspection (to the extent related to a Licensed Product) no later than [***] after receiving the same.

6.8        Notice of Regulatory Action.  If any Regulatory Authority takes or gives notice of its intent to take any regulatory action with respect to any activity of Partner relating to any Licensed Product, then Partner will notify ImmunoGen of such contact, inspection, or notice or action within [***] after receipt of such notice (or, if action is taken without notice, within [***] of Partner becoming aware of such action).  Partner will have the final decision-making authority with respect to such responses and will consider incorporating ImmunoGen’s reasonable comments to any such responses.  The costs and expenses of any regulatory action in the Territory will be borne by the Party that has the final decision-making authority with respect to the same.

Article 7

[***]

7.1        Supply by ImmunoGen.

7.1.1     Development Supply.  [***], the Parties will use reasonable efforts to negotiate in good faith to enter into a clinical supply agreement for the supply to Partner of the Licensed Products (together with the corresponding quality agreement, the “Clinical Supply Agreement”) pursuant to which Partner will purchase from ImmunoGen its requirements of the Licensed Product as necessary for Partner to fulfill its obligations under this Agreement related to the Development of Licensed Products in the Territory.  The terms of the Clinical Supply Agreement will be consistent with the terms of this Agreement and upon such other terms and conditions as agreed by the Parties.  Pursuant to the Clinical Supply Agreement, ImmunoGen will supply Licensed Product in labeled and packaged finished form (as provided in Section 7.1.4 (Shipment and Delivery)) to Partner pursuant to this Section 7.1.1 (Development Supply) at a transfer price equal to ImmunoGen’s Fully Burdened Manufacturing Cost.  ImmunoGen will invoice Partner for each Licensed Product upon shipment thereof in accordance with Section 7.1.4 (Shipment and Delivery) and subject to the terms of the Clinical Supply Agreement, Partner will pay the undisputed invoiced amounts within [***]. Partner will be responsible for, and will provide ImmunoGen or its designated CMOs with, all language to be used in the Approved Labeling for Licensed Products for the Territory at Partner’s cost and expense.

7.1.2     Commercial Supply.  Unless the Parties determine [***] Licensed Products in the Territory prior to such time, no later than [***], the Parties will use reasonable efforts to negotiate in good faith to enter into a commercial supply agreement (together with the corresponding quality agreement, the “Commercial Supply Agreement”), for the supply to Partner of Licensed Product in labeled drug product and packaged finished form (as provided in Section 7.1.4 (Shipment and Delivery)) in vials pursuant to which Partner will purchase from ImmunoGen all of its requirements of drug product for each such Licensed Product necessary for Partner to fulfill its obligations under this Agreement related to the Commercialization of each such Licensed Product in the Territory.  The terms of the Commercial Supply Agreement will be consistent with the terms of this Agreement and upon such other terms and conditions as agreed by the Parties.  Pursuant to all Commercial Supply Agreements for all Licensed Products in the Territory, ImmunoGen will supply to Partner pursuant to this Section 7.1.2 (Commercial Supply) each Licensed Product at a transfer price equal to [***].  ImmunoGen will invoice Partner for such Licensed Products upon shipment thereof in accordance with Section 7.1.4 (Shipment and Delivery) and, subject to the terms of the Commercial Supply Agreement, Partner will pay the undisputed invoiced amounts within [***] after the date of the invoice. Partner will be responsible for, and will provide ImmunoGen or its designated CMOs with, all Approved Labeling for Licensed Products for the Territory [***].

7.1.3     Supply Price.  The supply price of the Licensed Product shall be equal to [***].

7.1.4     Shipment and Delivery.  Delivery of all Licensed Products supplied by ImmunoGen under any Clinical Supply Agreement or Commercial Supply Agreement will take place [***]. Partner will be responsible for obtaining all licenses or other authorizations for the importation of Licensed Products to the Territory.

7.1.5     Production Capacity. Each Clinical Supply Agreement and each Commercial Supply Agreement will include an undertaking that ImmunoGen [***] to ensure that its CMOs and suppliers will have sufficient manufacturing capacity to meet Partner’s Development and Commercial supply needs of Licensed Product. So long as the suppliers have the capacity, the suppliers shall meet all supply needs of Partner for the Licensed Product, subject to any terms and conditions that will be set forth in Clinical Supply Agreement and Commercial Supply Agreement. If ImmunoGen intends to replace any of its existing suppliers, then it [***] to ensure that its existing suppliers have sufficient inventory of the Licensed Product to meet Partner’s forecasted requirements to the extent provided to ImmunoGen, before the respective Regulatory Approval amendment necessary for the supplier replacement has been completed, if applicable.

7.1.6     Manufacturing Audit Rights. To the extent permitted under any applicable agreement between ImmunoGen and its CMOs, each Clinical Supply Agreement and each Commercial Supply Agreement shall include a right for Partner, its Affiliates and Sublicensees to conduct an audit of ImmunoGen and its CMO’s manufacturing records, facilities and operations with respect to each Licensed Product upon reasonable notification, and no more frequently than [***], unless an audit is otherwise reasonably required by applicable law or due to significant or critical issues observed during the regular audit or brought to Partner’s, its Affiliates’ or Sublicensee’s attention through subject complaints or claims by Regulatory Authorities.

7.2        Supply by Partner.

7.2.1    Restriction on [***] by Partner.  Notwithstanding any provision to the contrary set forth in this Agreement, Partner will not Manufacture or have Manufactured any Licensed Product [***].

7.2.2     Supply of Licensed Products.  Following the required procedures for transferring the [***] of the Licensed Products to Partner in accordance with Section 6.2.1 ([***]) and the date of receipt of [***] Approvals for a Licensed Product ([***]) pursuant to Section 4.2 ([***]), Partner will [***] in the Territory solely for use in the Territory at Partner’s sole cost and expense, except with respect to any supply of Licensed Product ([***])  for use by ImmunoGen in accordance with this Agreement, which Licensed Product ([***]) Partner will use reasonable efforts to supply pursuant to the separate written agreement between the Parties as described in this Section 7.2.1 (Commercial Supply of Licensed Products).  Partner will ensure that [***] will at all times be in accordance with the [***] for such Licensed Product approved by ImmunoGen pursuant to Section 7.2.3 (Process and Specifications) and [***] and GCP Guidelines, and in compliance with Applicable Law.  In addition, following the date of receipt of [***], at ImmunoGen’s request, and subject to agreement of the Parties, Partner will [***].  Following any such request by ImmunoGen, the Parties will [***].

7.2.3     Process and Specifications.  As part of the [***] for each Licensed Product, ImmunoGen will provide Partner with [***] for the [***] of drug product of such Licensed Product, only to the extent applicable to the scope of [***]) for which the JSC has determined Partner will be responsible (the “ImmunoGen [***]”).  Partner will prepare [***] of such Licensed Products applicable to [***] for such Licensed Product, subject to Applicable Law.  Partner will provide to ImmunoGen all such [***] (and any subsequent changes thereto) for ImmunoGen review and approval.  In addition, Partner will promptly provide to ImmunoGen for ImmunoGen’s review, comment, and approval any proposed changes to the [***] for any Licensed Product.  No later than [***] after ImmunoGen’s receipt of such [***] for each Licensed Product (or any changes thereto), ImmunoGen may either (a) approve the [***] for such Licensed Product (or any changes thereto), or (b) provide Partner with a written response to the [***] for such Licensed Product (or such changes thereto) that includes a description of any deficiencies or limitations that ImmunoGen has identified with respect thereto, in which case the [***] will cooperate to develop a plan for remediation with respect to any such deficiencies or limitations within a reasonable period of time thereafter.  Following Partner’s remediation of all deficiencies, Partner will provide ImmunoGen with [***] (or any subsequent changes to any [***]) for ImmunoGen’s review and approval.  Thereafter, and on a continuing basis for so long as [***] a particular Licensed Product, Partner will (i) [***] and require its Affiliates and [***] such Licensed Product at all times in accordance with the ImmunoGen-approved [***] for such Licensed Product and [***] Guidelines, and (ii) complete any additional studies or testing required to maintain any qualifications and Regulatory Approvals (including [***] licenses) from any Regulatory Authorities or other Governmental Authorities necessary to continue to [***] such Licensed Product in the Territory and provide to ImmunoGen copies of reports from any such additional studies or testing, [***].

7.3        Product Tracking in the Territory.  Partner will, and will ensure that its Affiliates and Sublicensees, maintain adequate records to permit the Parties to trace the distribution, sale, and use of all Licensed Products in the Territory.  At ImmunoGen’s request, Partner will provide such records to ImmunoGen.

Article 8

MEDICAL AFFAIRS

8.1        Medical Affairs Plan.  No later than [***] prior to the anticipated date of performance of the Medical Affairs activities for the Licensed Products in the Territory, and in no event later than

[***], Partner will develop for the JDC to review, and discuss an initial draft of the Medical Affairs Plan for the Licensed Products and provide such initial draft to the JSC to review, discuss, and determine whether to approve.  The Medical Affairs Plan will contain [***] of the [***] Medical Affairs activities to be undertaken for the Licensed Products in the Territory and [***].  Thereafter, from time to time, but at least annually, the JDC will propose updates to the Medical Affairs Plan for the Licensed Products to reflect changes in such plans, including to account for relevant factors that may influence such plan and the Medical Affairs activities set forth therein and provide each such update to the JSC to review, discuss, and determine whether to approve. ImmunoGen will assist Partner in Partner’s conduct of Medical Affairs activities in the Territory in accordance with the Medical Affairs Plan and transfer to Partner applicable Medical Affairs materials developed outside of the Territory, including medical publications, real world study data, symposium, and conference presentations.

8.2        Medical Affairs Reports.  [***] during any period in which any Medical Affairs are conducted by or on behalf of Partner or its Affiliates or Sublicensees for any Licensed Product in the Territory, no later than [***], Partner will provide to the JDC a report ([***]) summarizing the Medical Affairs activities performed by or on behalf of Partner and its Affiliates and Sublicensees in the Territory for each Licensed Product in each country and region in the Territory since the prior report provided by Partner.  Such reports will be the Confidential Information of each Party and subject to the terms of Article 11 (Confidentiality; Publication).  Partner will provide updates to any such report at each meeting of the JSC and JDC.

8.3        Coordination of Medical Affairs Activities.  The Parties recognize that each Party may benefit from the coordination of certain Medical Affairs activities for the Licensed Products inside and outside of the Territory.  Accordingly, the Parties will coordinate such activities through the JDC where appropriate.

Article 9

COMMERCIALIZATION

9.1        Commercialization Diligence Obligations.  Subject to the availability of commercial supply of Licensed Product and receipt of Regulatory Approval for a Licensed Product, Partner will be responsible for and will use Commercially Reasonable Efforts to Commercialize Licensed Products in each Indication for which Regulatory Approval is granted in each country or region in the Territory, including to seek and obtain Reimbursement Approval for each Licensed Product in each Indication in each such country or region (to the extent required therein).  Partner will conduct Commercialization of each Licensed Product in the Territory in accordance with the Commercialization Plan for such Licensed Product, at its sole cost and expense, and subject to the terms of this Agreement.  Without limiting the foregoing, Partner will [***].

9.2        Commercialization Plan.  [***].  The Commercialization Plan for a Licensed Product will contain in reasonable detail the [***] Commercialization activities to be undertaken [***] for such Licensed Product in the Territory and the estimated timelines for achieving such activities.  To the extent that Partner elects to use one or more CSOs, the Commercialization Plan will also contain an initial list of [***]. Thereafter, [***], Partner will propose updates to the Commercialization Plan for the Licensed Products to reflect changes in such plans, including those in response to changes in the marketplace, relative commercial success of the Licensed Products, and other relevant factors that may influence such plan and the Commercialization activities set forth therein and provide each such update to the JSC to review, discuss, and determine whether to approve.  [***].

9.3       Commercialization Reports.  [***] following the first Regulatory Approval for a Licensed Product in the Territory, within [***], Partner will provide to ImmunoGen a written report that summarizes the Commercialization activities performed by or on behalf of Partner and its Affiliates and Sublicensees in the Territory for each Licensed Product in each country or region in the Territory since the prior report provided by Partner.  Each such report will contain reasonable detail to enable ImmunoGen to assess Partner’s compliance with its Commercialization diligence obligations set forth in Section 9.1 (Commercialization Diligence Obligations).  Such reports will be Confidential Information of each Party and subject to the terms of Article 11 (Confidentiality; Publication).  Partner will, or will cause its Affiliates or Sublicensees to, provide updates to any such report at each meeting of the JSC and JCC.

9.4        Coordination of Commercialization Activities.  The Parties recognize that each Party may benefit from the coordination of certain Commercialization activities for the Licensed Products inside and outside of the [***].  Accordingly, the Parties will coordinate such activities through the JCC where appropriate.

9.5        Pricing; Reimbursement Approvals.  [***].  Partner will keep ImmunoGen [***] status of any application for Reimbursement Approval for any Licensed Product in the Territory, including any discussion with any Regulatory Authority with respect thereto.

9.6        Diversion.  Each Party agrees that it will not, and will ensure that its Affiliates and Sublicensees and Subcontractors will not, either directly or indirectly, promote, market, distribute, import, sell, or have sold any Licensed Products to any Third Party or to any address or Internet Protocol address or the like in the other Party’s territory, including via the Internet or mail order.  Notwithstanding any provision to the contrary set forth in this Agreement, each Party will have the right to attend conferences and meetings of congresses in the other Party’s territory and to promote and market the Licensed Products to Third Party attendees at such conferences and meetings, subject to this Section 9.6 (Diversion).  Neither Party will engage, nor permit its Affiliates or Sublicensees to engage, in any advertising or promotional activities relating to any Licensed Products for use directed primarily to customers or other buyers or users of the Licensed Products located in any country or jurisdiction in the other Party’s territory, or solicit orders from any prospective purchaser located in any country or jurisdiction in the other Party’s territory.  [***].

Article 10

PAYMENTS

10.1      Upfront Payment.  Within [***], Partner will pay to ImmunoGen, by wire transfer of immediately available funds, a non-refundable, non-creditable upfront payment of $40 million in U.S. Dollars (the “Upfront Payment”).

10.2      Milestone Payments.

10.2.1   Development Milestone Events and Payments.  No later than [***] achievement of each development milestone event set forth below for each Licensed Product, Partner will pay to ImmunoGen the corresponding development milestone payment, as set forth below (the development milestone events set forth in Table 10.2.1, the “Development Milestone Events,” and the development milestone payments set forth in Table 10.2.1, the “Development Milestone Payments”).

Table 10.2.1 – DEVELOPMENT MILESTONES
Development Milestone Events			Development Milestone Event Payment (in U.S. Dollars)
Near-Term Payments	1.	[***]	[***]
	2.	[***]	[***]
	3.	[***]	[***]
	Subtotal		[***]
Clinical Development Milestones First Indication and Second Indication	First Indication
	4.	[***]	[***]
	5.	[***]	[***]
	6.	[***]	[***]
Second Indication
	7.	[***]	[***]
	8.	[***]	[***]
	9.	[***]	[***]
	Subtotal		[***]
Clinical Development Milestones Other Indications	10.	[***]	[***]
	11.	[***]	[***]

10.2.2   Sales Milestone Events and Payments.  No later than [***], Partner will pay to ImmunoGen the corresponding sales milestone payment, as set forth below (the sales milestone events set forth in Table 10.2.2, the “Sales Milestone Events” and the sales milestone payments set forth in Table 10.2.2, the “Sales Milestone Payments”).  If [***] more than one of the Sales Milestone Events set forth in Table 10.2.2 below is achieved, then Partner will pay to ImmunoGen a separate Sales Milestone Payment with respect to each such Sales Milestone Event that is achieved for the first time [***].

Table 10.2.2 – SALES MILESTONES
	Sales Milestone Event	Sales Milestone Payment (in U.S. Dollars)
1.	[***]	[***]
2.	[***]	[***]
3.	[***]	[***]
4.	[***]	[***]
5.	[***]	[***]

10.2.3   Milestone Conditions.

(a)         Notification of Milestone Events.  Partner will [***] notify ImmunoGen in writing, but in no event later than (i) [***] after the achievement of each Development Milestone Event and (ii) [***] after [***] each Sales Milestone Event is achieved (together with the Development Milestone Events, the “Milestone Events”).  However, in no event will a failure by Partner to deliver such notice of achievement of a Milestone Event relieve Partner of its obligation to pay ImmunoGen the corresponding Development Milestone Payment or Sales Milestone Payment (collectively, the “Milestone Payments”).

(b)         Skipped Milestone Events.  If Partner achieves any of the Development Milestone Events for a particular Licensed Product and a particular Indication but without the prior achievement of any corresponding earlier listed Milestone Events for such Licensed Product and such same Indication, then Partner will pay to ImmunoGen [***].

(c)         Basket Clinical Trials.  If a Clinical Trial is conducted for a particular Licensed Product that is designed to test the effect of such Licensed Product on more than one Indications (a “Basket Clinical Trial”), then Partner will pay to ImmunoGen [***].

10.3      Royalty Payments to ImmunoGen.

10.3.1   Royalty Rates.  Subject to the remainder of this Section 10.3 (Royalty Payments to ImmunoGen), Partner will make royalty payments to ImmunoGen for each Licensed Product sold in the Territory, calculated by multiplying the applicable royalty rate set forth below in Table 10.3.1 by the aggregate amount of Net Sales of such Licensed Product sold in the Territory in the applicable Calendar Quarter.  The royalty payments due with respect to Net Sales of the Licensed Products pursuant to this Section 10.3 (Royalty Payments to ImmunoGen), collectively the “Royalty Payments.”

Table 10.3.1 – LICENSED PRODUCT ROYALTY PAYMENTS
Portion of Aggregate Calendar Year Net Sales of the Licensed Products in the Territory (in U.S. Dollars)	Royalty Rate
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

For example, [***].

10.3.2   Royalty Term.  Partner will pay to ImmunoGen the Royalty Payments on a Licensed Product-by-Licensed Product and as applicable, country-by-country or region-by-region basis until the later of: (a) [***]; (b) [***]; and (c) [***] (“Royalty Term”).

10.3.3   Royalty Reductions.

(a)         Expiration of Valid Claims. Subject to Section 10.3.3(d) (Cumulative Reductions Floor), on a Licensed Product-by-Licensed Product and as applicable, country-by-country or region-by-region basis, if there is no Valid Claim of a Royalty Patent Right that Covers the composition of matter, method of use, or method of Manufacturing of such Licensed Product in such country or region, then, [***], the applicable royalty rate that would otherwise be owed on such Net Sales of such Licensed Product in such country or region under Section 10.3 (Royalty Payments to ImmunoGen) will be [***] (for example, [***]); provided that if the composition of matter, method of use, or method of Manufacturing of such Licensed Product subsequently becomes Covered by a Valid Claim of a Royalty Patent Right in such country or region [***], then the applicable royalty rate that would otherwise be owed on such Net Sales of such Licensed Product in such country or region will no longer be subject to the aforementioned [***].

(b)         Biosimilar Product Reduction.  Subject to Section 10.3.3(d) (Cumulative Reductions Floor), a Licensed Product-by-Licensed Product and, as applicable, country-by-country or region-by-region basis, if during any Calendar Quarter, there is Loss of Market Exclusivity for such Licensed Product in such country or region, then [***], in each Calendar Quarter in which the Loss of Market Exclusivity continues during the Royalty Term for the applicable Licensed Product in such country or region.  Partner will promptly notify ImmunoGen of the occurrence of Loss of Market Exclusivity, which notice will specify the applicable Biosimilar Products, Indication, and country or region in the Territory.

[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

(c)         Third Party Patent Rights.  Subject to Section 10.3.3(d) (Cumulative Reductions Floor), on a Licensed Product-by-Licensed Product and, as applicable, country-by-country or region-by-region basis, during any Calendar Quarter, Partner may credit against the Royalty Payments payable to ImmunoGen pursuant to Section 10.3 (Royalty Payments to ImmunoGen) with respect to such Licensed Product in such country or region in such Calendar Quarter up to [***]of [***] for which Partner is responsible (i) under any Third Party IP Agreement pursuant to Section 2.5.4 [***], or (ii) under any agreement with a Third Party entered into by Partner pursuant to Section 2.5.2 (Partner Identified Rights), but solely to the extent [***].

(d)         Cumulative Reductions Floor.  In no event will the aggregate amount of Royalty Payments due to ImmunoGen for a Licensed Product in a country or region in the Territory [***] be reduced to less than [***].

10.3.4   Royalty Reports and Payments.  Commencing [***], Partner will provide ImmunoGen with (a) within [***], a written preliminary report setting forth the Net Sales for such Calendar Quarter, which report will include [***], and (b) within [***], a detailed report that contains [***] (each, a “Royalty Report”): [***].  Concurrent with the delivery of the applicable Royalty Report, but in any event within [***], Partner will pay such the amount of the Royalty Payments set forth in the applicable Royalty Report to ImmunoGen in Dollars.  If requested by ImmunoGen, the Parties will seek to resolve any questions or issues related to a Royalty Report within [***] following receipt by ImmunoGen of each Royalty Report.

10.4      Payments to Third Parties.  Subject to Section 2.5 (Third Party In-Licenses) and Section 10.3.3(c) (Third Party Patent Rights), each Party will be [***] responsible for [***] payments due to Third Parties under any agreement entered into by such Party prior to or after the Effective Date.

10.5      Other Amounts Payable.  With respect to any amounts owed under this Agreement by one Party to the other for which no other invoicing and payment procedure is specified hereunder, within [***], each Party will provide an invoice, together with reasonable supporting documentation, to the other Party for such amounts owed in respect of such Calendar Quarter.  The owing Party will pay any undisputed amounts within [***], and any disputed amounts owed by a Party will be paid within [***].

10.6      No Refunds.  Except as expressly provided herein, all payments under this Agreement will be irrevocable, non-refundable, and non-creditable.

10.7      Accounting Standards.  If a Party changes its general accounting principles from the then-current standard (e.g., from GAAP to IFRS) at any time during the Term, then at least [***] prior to adopting such change in principles, such Party will provide written notice to the other Party of such change.

10.8      Currency; Exchange Rate. All payments to be made by Partner to ImmunoGen or ImmunoGen to Partner under this Agreement will be made in Dollars by electronic funds transfer in immediately available funds to a bank account designated in writing by ImmunoGen or Partner, as applicable.  Conversion of Net Sales recorded in local currencies will be converted to Dollars at the exchange rate set forth in Bloomberg or any successor thereto for the last day of the Calendar Quarter in which the applicable payment obligation became due and payable.

10.9      Blocked Payments.  If by reason of Applicable Law in any country or region, it becomes impossible or illegal for a Party to transfer, or have transferred on its behalf, payments owed the other Party hereunder, then such Party will promptly notify the other Party of the conditions preventing such transfer and such payments will be deposited in local currency in the relevant country or region to the credit of the other Party in a recognized banking institution designated by the other Party or, if none is designated by the other Party within a period of [***], in a recognized banking institution selected by the transferring Party, as the case may be, and identified in a written notice given to the other Party.

10.10    Late Payments.  Any payments or portions thereof due hereunder that are not paid on the date such payments are due under this Agreement will bear interest at a rate equal to the lesser of: (a) [***]; in each case, calculated on the number of days such payment is delinquent, compounded monthly.

10.11    Financial Records and Audits.  Each Party will maintain complete and accurate records in sufficient detail to permit the other Party to confirm the accuracy of the amount of Royalty Payments and other amounts payable under this Agreement.  Upon reasonable prior notice, such records will be open during regular business hours for a period of three years from the creation of individual records for examination by an independent certified public accountant selected by the examining Party and reasonably acceptable to the other Party for the sole purpose of verifying for the examining Party the accuracy of the financial reports furnished by the other Party (the “Examined Party”) pursuant to this Agreement or of any payments made, or required to be made, by such Examined Party pursuant to this Agreement; provided that such independent accounting firm is subject to written obligations of confidentiality and non-use applicable to each Party’s Confidential Information that are at least as stringent as those set forth in Article 11 (Confidentiality; Publication).  Such audit will not be (a) performed more frequently than once per Calendar Year during the Term or once during the three year period after the expiration or termination of this Agreement, (b) conducted for any Calendar Year more than three years after the end of such year, or (c) repeated for any Calendar Year or with respect to the same set of records (unless a material discrepancy with respect to such records is discovered during a prior audit).  Such auditor will not disclose the Examined Party’s Confidential Information to the examining Party or to any Third Party, except to the extent such disclosure is necessary to verify the accuracy of the financial reports furnished by the Examined Party or the amount of payments by the Examined Party under this Agreement.  The Examined Party will pay any amounts shown to be owed to the examining Party but unpaid within 30 days after the accountant’s report, plus interest (as set forth in Section 10.10 (Late Payments)) from the original due date.  The examining Party will bear the full cost of such audit unless such audit reveals an underpayment by the Examined Party of more than 5% of the amount actually due for the time period being audited, in which case the Examined Party will reimburse the examining Party for the reasonable audit fees for such examination.

10.12    Taxes.

10.12.1 Taxes on Income; Payments Free of Taxes.  Except as set forth in this Section 10.12 (Taxes) or Section 10.13 (VAT Credits), each Party will be solely responsible for the payment of any and all income Taxes levied on account of all payments it receives under this Agreement.  Any and all payments due to ImmunoGen from Partner pursuant to this Agreement will be paid without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law requires the deduction or withholding of any Tax from any such payment, then Partner (or its applicable withholding agent) will [***].

10.12.2 [***].

10.12.3 Changes in Domicile.  Notwithstanding any provision to the contrary in this Agreement, if the Paying Party assigns, transfers or otherwise disposes of some or all of its rights and obligations to any Person and if, as a result of such action, the withholding or deduction of Tax required by Applicable Law with respect to payments under this Agreement is increased, then any amount payable to the Recipient under this Agreement will be increased to take into account such withheld Taxes as may be necessary so that, after making all required withholdings (including withholdings on the withheld amounts), the Recipient receives an amount equal to the sum it would have received had no such withholding been made.

10.12.4 Returns.  All transfer, documentary, sales, use, stamp, registration, and other such Taxes, and any conveyance fees, recording charges, and other fees and charges (including any penalties and interest) incurred in connection with consummation of the transactions contemplated hereby, if any, will be borne and paid by the Paying Party.  The Paying Party will prepare and timely file all tax returns required to be filed in respect of any such Taxes.  The Parties will reasonably cooperate in accordance with Applicable Law to minimize transfer Taxes in connection with this Agreement.

10.13    VAT Credits.  [***].

Article 11

CONFIDENTIALITY; PUBLICATION

11.1      Duty of Confidence.  Subject to the other provisions of this Article 11 (Confidentiality; Publication):

11.1.1   except to the extent expressly authorized by this Agreement, all Confidential Information of a Party (the “Disclosing Party”) will be maintained in confidence and otherwise safeguarded, and not published or otherwise disclosed, by the other Party (the “Receiving Party”) and its Affiliates for the Term and for 10 years thereafter;

11.1.2   the Receiving Party will treat all Confidential Information provided by the Disclosing Party with the same degree of care as the Receiving Party uses for its own similar information, but in no event less than a reasonable degree of care;

11.1.3   the Receiving Party may only use any Confidential Information of the Disclosing Party for the purposes of performing its obligations or exercising its rights under this Agreement;

11.1.4   a Receiving Party may disclose Confidential Information of the Disclosing Party to: (a) such Receiving Party’s Affiliates, licensees and Sublicensees; and (b) employees, directors, officers, agents, contractors, consultants, attorneys, accountants, banks, investors, and advisors of the Receiving Party and its Affiliates, licensees, and Sublicensees, in each case ((a) and (b)), to the extent reasonably necessary for the purposes of, and for those matters undertaken pursuant to, this Agreement; provided that such Persons are bound by legally enforceable obligations of confidentiality and non-use with respect to the Disclosing Party’s Confidential Information no less stringent than the confidentiality and non-use obligations set forth in this Agreement.  Each Party will remain responsible for any failure by its Affiliates, licensees, and Sublicensees, and its and its Affiliates’, licensees’, and Sublicensees’ respective employees, directors, officers, agents, contractors, consultants, attorneys, accountants, banks, investors, and advisors, in each case, to treat such Confidential Information as required under this Section 11.1 (Duty of Confidence) (as if such Affiliates, licensees, Sublicensees, employees, directors, officers, agents, contractors, consultants, attorneys, accountants, banks, investors, and advisors were Parties directly bound to the requirements of this Section 11.1 (Duty of Confidence)); and

11.1.5   each Party will promptly notify the other Party of any misuse or unauthorized disclosure of the other Party’s Confidential Information.

11.2      Confidential Information.  The ImmunoGen Know-How will be the Confidential Information of ImmunoGen notwithstanding the fact that such information may be developed or invented and disclosed to ImmunoGen by Partner.  The Partner Know-How will be the Confidential Information of Partner.  Except as provided in Section 11.4 (Authorized Disclosures) and Section 11.7 (Publicity; Use of Names), neither Party nor its Affiliates may disclose the existence or the terms of this Agreement.

11.3      Exemptions.  Information of a Disclosing Party will not be Confidential Information of such Disclosing Party to the extent that the Receiving Party can demonstrate through competent evidence that such information:

11.3.1   is known by the Receiving Party or any of its Affiliates without an obligation of confidentiality at the time of its receipt from the Disclosing Party, and not through a prior disclosure by or on behalf of the Disclosing Party, as documented by the Receiving Party’s business records;

11.3.2   is generally available to the public before its receipt from the Disclosing Party;

11.3.3   became generally available to the public or otherwise part of the public domain after its disclosure by the Disclosing Party and other than through any act or omission of the Receiving Party or any of its Affiliates or disclosees in breach of this Agreement;

11.3.4   is subsequently disclosed to the Receiving Party or any of its Affiliates without obligation of confidentiality by a Third Party who may rightfully do so and is not under a conflicting obligation of confidentiality to the Disclosing Party; or

11.3.5   is developed by the Receiving Party or any of its Affiliates independently and without use of or reference to any Confidential Information received from the Disclosing Party, as documented by the Receiving Party’s business records.

No combination of features or disclosures will be deemed to fall within the foregoing exclusions merely because individual features are published or available to the general public or in the rightful possession of the Receiving Party unless the combination itself and principle of operation are published or available to the general public or in the rightful possession of the Receiving Party.

11.4      Authorized Disclosures.

11.4.1   Permitted Circumstances.  Notwithstanding the obligations set forth in Section 11.1 (Duty of Confidence) and Section 11.6 (Publication and Listing of Clinical Trials), a Party may disclose the other Party’s Confidential Information (including this Agreement and only the specifically relevant terms herein) to the extent such disclosure is reasonably necessary in the following situations:

(a)         (i) the Patent Prosecution or enforcement of ImmunoGen Patent Rights, ImmunoGen Manufacturing Patent Rights, or Partner Collaboration Patent Rights, in each case, as contemplated by this Agreement; or (ii) in connection with regulatory filings and other filings with Governmental Authorities (including Regulatory Authorities), as necessary for the Exploitation of a Licensed Product;

(b)         disclosure of this Agreement, its terms, and the status and results of Exploitation of one or more Licensed Products to actual or bona fide potential investors,

acquirors, (sub)licensees, lenders, and other financial or commercial partners (including in connection with any royalty monetization transaction), and their respective attorneys, accountants, banks, investors, and advisors, solely for the purpose of evaluating or carrying out an actual or potential investment, acquisition, (sub)license, debt transaction, or collaboration; provided that, in each such case, on the condition that such Persons are bound by obligations of confidentiality and non-use at least as stringent as those set forth Article 11 (Confidentiality; Publication) or otherwise customary for such type and scope of disclosure any such disclosure is limited to the maximum extent practicable for the particular context in which it is being disclosed;

(c)         such disclosure is required to comply with Applicable Law (whether generally or in pursuit of an application for listing of securities) including the United States Securities and Exchange Commission, or equivalent foreign agency or regulatory body, or otherwise required by judicial or administrative process, provided that in each such event, as promptly as reasonably practicable and to the extent not prohibited by Applicable Law or judicial or administrative process, such Party will notify the other Party of such required disclosure and provide a draft of the disclosure to the other Party reasonably in advance of such filing or disclosure for the other Party’s review and comment.  The non-disclosing Party will provide any comments as soon as practicable, and the disclosing Party will consider in good faith any timely comments provided by the non-disclosing Party; provided that the disclosing Party may or may not accept such comments in its sole discretion.  Confidential Information that is disclosed in order to comply with Applicable Law or by judicial or administrative process pursuant to this Section 11.4.1(c) (Permitted Circumstances), in each case, will remain otherwise subject to the confidentiality and non-use provisions of this Article 11 (Confidentiality; Publication) with respect to the Party disclosing such Confidential Information, and such Party will take all steps reasonably necessary, including seeking of confidential treatment or a protective order for a period of at least 10 years (to the extent permitted by Applicable Law or Governmental Authority), to ensure the continued confidential treatment of such Confidential Information, and each Party will be responsible for its own legal and other external costs in connection with any such filing or disclosure pursuant to this Section 11.4.1(c) (Permitted Circumstances); or

(d)         disclosure pursuant to Section 11.6 (Publication and Listing of Clinical Trials) and Section 11.7 (Publicity; Use of Name).

11.4.2   Confidential Treatment.  Notwithstanding any provision to the contrary set forth in this Agreement, in each case of a disclosure to be made pursuant to Section 11.4.1(b) or Section 11.4.1(c) (Permitted Circumstances), where some or all of the terms of this Agreement are to be disclosed, the disclosing Party will provide to the other Party a redacted version of this Agreement to be made in connection with any such disclosure for review and comment by such other Party. In such event, the Parties will agree on a redacted version of this Agreement to be made in connection with any such disclosure, and the disclosing Party will not disclose or provide any redacted version of this Agreement that has not been agreed in writing by the other Party.  The immediately preceding sentence shall not restrict either Party from making any disclosure to the extent required under any Applicable Law.  Subject to the foregoing, but notwithstanding any other provision to the contrary set forth in this Agreement, if a Party is required or permitted to make a disclosure of the other

Party’s Confidential Information pursuant to Section 11.4.1 (Permitted Circumstances), then it will, to the extent not prohibited by Applicable Law or judicial or administrative process, except where impracticable, give reasonable advance notice to the other Party of such proposed disclosure and use reasonable efforts to secure confidential treatment of such information and will only disclose that portion of Confidential Information that is legally required to be disclosed as advised by its legal counsel.  In any event, each Party agrees to take all reasonable action to avoid disclosure of Confidential Information of the other Party hereunder.

11.5      Publications.  Partner will not publicly present or publish any Clinical Trial data, non-clinical or preclinical data, or any associated results or conclusions generated by or on behalf of Partner pursuant to this Agreement (each such proposed presentation or publication, a “Publication”) without ImmunoGen’s prior written consent, not to be unreasonably withheld, conditioned, or delayed, and subject to the additional limitations set forth in this Section 11.5 (Publications) and Section 11.6 (Publication and Listing of Clinical Trials).  If Partner desires to publicly present or publish a Publication in accordance with the foregoing sentence, then Partner will provide ImmunoGen (including the Alliance Manager and all ImmunoGen members of the JSC) with a copy of such proposed Publication to review, discuss, and determine whether to approve at least [***] prior to the earlier of its presentation or intended submission for publication (such applicable period, the “Review Period”).  Partner will not submit or present any Publication until (a) ImmunoGen has approved such Publication or provided written comments thereon, in each case, during such Review Period, or (b) the applicable Review Period has elapsed without approval or written comments from ImmunoGen, in which case Partner may proceed and the Publication will be considered approved in its entirety.  If Partner receives written comments from ImmunoGen on any Publication during the applicable Review Period, then it will incorporate such comments where appropriate.  Notwithstanding any provision to contrary set forth in this Agreement, Partner will (i) delete any Confidential Information of ImmunoGen that ImmunoGen identifies for deletion in ImmunoGen’s written comments, (ii) delete any Clinical Trial data, results, conclusions, or other related information for a Licensed Product, the publication of which ImmunoGen determines, in its sole discretion, could conflict with ImmunoGen’s global publication strategy with respect to the applicable Licensed Product, and (iii) delay such Publication for a period of up to an additional [***] after the end of the applicable Review Period to enable ImmunoGen to draft and file one or more patent applications with respect to any subject matter to be made public in such Publication.  Partner will provide ImmunoGen a copy of the Publication at the time of the submission or presentation thereof.  Partner agrees to acknowledge the contributions of ImmunoGen and the employees of ImmunoGen, in each case, in all Publications as scientifically appropriate.  In addition, ImmunoGen agrees to acknowledge the contributions of Partner and the employees of Partner, in each case, in all presentations and publications as scientifically appropriate to the extent related to any Global Clinical Trials in which Partner assists in the enrollment of patients from the Territory.  Partner will require its Affiliates and Sublicensees to comply with the obligations of this Section 11.5 (Publications) as if they were Partner, and Partner will be liable for any non-compliance of such Persons.

11.6      Publication and Listing of Clinical Trials.  With respect to the listing of Clinical Trials or the publication of Clinical Trial results for the Licensed Products and to the extent applicable to a Party’s activities conducted under this Agreement, each Party will comply with (a) the Pharmaceutical Research and Manufacturers of America (PhRMA) Guidelines on the listing of Clinical Trials and the Publication of Clinical Trial results, and (b) any Applicable Law or applicable court order, stipulations, consent agreements, and settlements entered into by such Party.  The Parties agree that any such listings or publications made pursuant to this Section 11.6

(Publication and Listing of Clinical Trials) will be considered a Publication for purposes of this Agreement and will be subject to Section 11.5 (Publications).

11.7      Publicity; Use of Names.

11.7.1   Press Release.  The Parties will each issue a press release announcing this Agreement, as set forth on Schedule 11.7.1(a) (ImmunoGen Press Release) and Schedule 11.7.1(b) (Partner Press Release), to be issued by the Parties on such date and time as may be agreed by the Parties.  Other than the press releases set forth on Schedule 11.7.1(a) (ImmunoGen Press Release) and Schedule 11.7.1(b) (Partner Press Release) and the public disclosures permitted by this Section 11.7 (Publicity; Use of Names), and Section 11.4 (Authorized Disclosures), the Parties agree that except as permitted under Section 11.7.2 (Disclosures by ImmunoGen), the portions of any other news release or other public announcement relating to this Agreement or the performance hereunder that would disclose information other than that already in the public domain will first be reviewed and approved by both Parties (with such approval not to be unreasonably withheld, conditioned, or delayed).  However, the Parties agree that after (a) a disclosure pursuant to Section 11.7 (Publicity; Use of Names) or Section 11.4 (Authorized Disclosures) or (b) the issuance of a press release (including the initial press release) or other public announcement pursuant to this Section 11.7.1 (Press Release) that has been reviewed and approved by the other Party, the disclosing Party may make subsequent public disclosures reiterating such information without having to obtain the other Party’s prior consent and approval so long as the information in such press release or other public announcement remains true, correct, and the most current information with respect to the subject matters set forth therein.  Similarly, after a Publication has been made available to the public, each Party may post such Publication or a link to it on its corporate website (or any website managed by such Party in connection with a Clinical Trial for a Licensed Product, as appropriate) without the prior written consent of the other Party, so long as the information in such Publication remains true, correct, and the most current information with respect to the subject matters set forth therein.

11.7.2   Disclosures by Either Party.  Notwithstanding any provision to the contrary set forth in this Agreement, prior to making a disclosure, each Party will coordinate with the other Party the disclosure (in written, oral, or other form) by such Party or its designees of: (a) the achievement of Milestone Events under this Agreement (including the amount, payment, and timing of any such Milestone Event); (b) the commencement, completion, material data, or key results of any Global Clinical Trials or Territory-Specific Clinical Trials for the Licensed Products conducted under this Agreement; (c) any information relating to any Global Clinical Trial, including the commencement, completion, material data, or key results; and (d) the receipt of Regulatory Approval or Reimbursement Approval for any Licensed Product.  Each Party agrees to promptly review any requested disclosure received from the other Party and provide comments on the proposed disclosure and work in good faith to reach agreement with the requesting Party to facilitate the disclosure.  Notwithstanding the foregoing, neither Party is obligated to agree to any disclosure under this Section 11.7.2 (Disclosures by Either Party) that would be, in the reasonable opinion of such Party’s legal counsel, a violation of Applicable Law or the rules of any stock exchange.

11.7.3   Use of Names.  Each Party will have the right to use the other Party’s name and logo in presentations, its website, collateral materials, and corporate overviews to describe the collaboration relationship, as well as in taglines of press releases issued pursuant to this

Section 11.7 (Publicity; Use of Names); provided that neither Party will use the other Party’s corporate name in such manner that the distinctiveness, reputation, and validity of any trademarks and corporate or trade names of such other Party will not be impaired, and consistent with best practices used by such other Party for its other collaborators.  Except as permitted under this Section 11.7 (Publicity; Use of Names) or with the prior express written permission of the other Party, neither Party will use the name, trademark, trade name, or logo of the other Party or its Affiliates or their respective employees in any publicity, promotion, news release, or disclosure relating to this Agreement or its subject matter except as may be required by Applicable Law.  Each Party will use the other Party’s corporate name in all publicity relating to this Agreement, including the initial press release and all subsequent press releases.  Partner will include explanatory text such as “Discovered by ImmunoGen, Inc.” in all publicity, promotion, news releases, or disclosures relating to the Licensed Products or such other similar text provided by ImmunoGen and reasonably acceptable to Partner.

Article 12

REPRESENTATIONS, WARRANTIES, AND COVENANTS

12.1      Representations and Warranties of Each Party.  Each Party represents and warrants to the other Party as of the Effective Date as follows:

12.1.1   It is a corporation or limited company duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, and it has the full right, power and authority to enter into this Agreement and to perform its obligations hereunder.

12.1.2   It has not been Debarred/Excluded and no proceeding that could result it in being Debarred/Excluded is pending, and neither it nor any of its Affiliates has used, in any capacity in the performance of obligations relating to the Licensed Products, any employee, Subcontractor, consultant, agent, representative, or other Person who has been Debarred/Excluded.

12.1.3   All consents, approvals, and authorizations from all Governmental Authorities or other Third Parties required to be obtained by such Party in connection with this Agreement have been obtained.

12.1.4   This Agreement has been duly executed by it and is legally binding upon it, enforceable in accordance with its terms, and does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any Applicable Law or regulation of any court, governmental body, or administrative or other agency having jurisdiction over it.

12.2      Representations and Warranties of ImmunoGen.  Except as may be qualified by the disclosure letter dated as of the Effective Date provided by ImmunoGen to Partner, ImmunoGen represents and warrants to Partner as of the Effective Date as follows:

12.2.1   It has the right under the ImmunoGen Technology and ImmunoGen [***] Technology to grant to Partner the licenses set forth in this Agreement, and it has not granted any license or other right under the ImmunoGen Technology that is inconsistent with the licenses granted to Partner hereunder.

12.2.2   With respect to any ImmunoGen Patent Right identified [***] as being solely owned by ImmunoGen, ImmunoGen owns all rights, title, and interests in and to such ImmunoGen Patent Rights, and with respect to any ImmunoGen Patent Right identified [***] as being jointly owned by ImmunoGen and a Third Party, ImmunoGen jointly owns all rights, title and interests in such ImmunoGen Patent Rights jointly with such Third Party.

12.2.3   There is no [***] or, to ImmunoGen’s Knowledge, [***] from any Third Party, [***].

12.2.4   [***].

12.2.5   There are no legal claims, judgments, or settlements against or owed by ImmunoGen or any of its Affiliates, or pending or, to ImmunoGen’s Knowledge, threatened, legal claims or litigation, in each case, relating to antitrust, anti-competition, or Anti-Corruption Law violations.

12.2.6   To its Knowledge, neither ImmunoGen nor any of its Affiliates, or its or their directors, officers, employees, distributors, agents, representatives, sales intermediaries, or other Third Parties acting on behalf of ImmunoGen or any of its Affiliates:

(a)         has taken any action in violation of any applicable Anti-Corruption Laws; or

(b)         has corruptly offered, paid, given, promised to pay or give, or authorized the payment or gift of anything of value, directly or indirectly, to any Public Official, for the purposes of:

(i)          influencing any act or decision of any Public Official in his or her official capacity;

(ii)         inducing such Public Official to do or omit to do any act in violation of his or her lawful duty;

(iii)        securing any improper advantage; or

(iv)        inducing such Public Official to use his or her influence with a government, governmental entity, or commercial enterprise owned or controlled by any government (including state-owned or controlled veterinary, laboratory or medical facilities) in obtaining or retaining any business whatsoever.

12.3      Representations and Warranties of Partner.  Except as may be qualified by the disclosure letter dated as of the Effective Date provided by Partner to ImmunoGen, Partner represents and warrants to ImmunoGen as of the Effective Date as follows:

12.3.1   [***] exists to grant to ImmunoGen under the licenses set forth in this Agreement.

12.3.2   There are [***] to Partner or any of its Affiliates.

12.3.3   There are no legal claims, judgments, or settlements against or owed by Partner or any of its Affiliates, or pending or, to Partner’s Knowledge, threatened, legal claims or litigation, in each case, relating to antitrust, anti-competition, or Anti-Corruption Law violations.

12.3.4   Partner has sufficient financial wherewithal to (a) perform all of its obligations set forth under this Agreement, and (b) meet all of its obligations that come due in the ordinary course of business.

12.3.5   Partner has, or can readily obtain, sufficient technical, clinical, and regulatory expertise to perform all of its obligations pursuant to this Agreement, including its obligations relating to Development, [***], performance of Medical Affairs, Commercialization, and obtaining Regulatory Approvals, in each case, of the Licensed Products as contemplated under this Agreement.

12.3.6   To its Knowledge, neither Partner nor any of its Affiliates, or its or their directors, officers, employees, distributors, agents, representatives, sales intermediaries, or other Third Parties acting on behalf of Partner or any of its Affiliates:

(a)         has taken any action in violation of any applicable Anti-Corruption Laws; or

(b)         has corruptly offered, paid, given, promised to pay or give, or authorized the payment or gift of anything of value, directly or indirectly, to any Public Official, for the purposes of:

(i)          influencing any act or decision of any Public Official in his or her official capacity;

(ii)         inducing such Public Official to do or omit to do any act in violation of his or her lawful duty;

(iii)        securing any improper advantage; or

(iv)        inducing such Public Official to use his or her influence with a government, governmental entity, or commercial enterprise owned or controlled by any government (including state-owned or controlled veterinary, laboratory or medical facilities) in obtaining or retaining any business whatsoever.

12.3.6   None of the officers, directors, or employees of Partner or of any of its Affiliates or agents acting on behalf of Partner or any of its Affiliates, in each case, that are employed or reside outside the United States, is a Public Official.

12.4      Covenants of ImmunoGen and Partner.

12.4.1   In the course of performing its obligations or exercising its rights under this Agreement, each Party will comply with all Applicable Law, [***], and Partner will not employ or engage, and if so employed and engaged, will thereafter terminate any Person who has been Debarred/Excluded, or is the subject of any proceedings that could result in such Person being Debarred/Excluded.

12.4.2   Partner will only engage Clinical Trial sites under a Global Development Plan or a Territory Development Plan that conduct all Clinical Trials in compliance with Applicable Law, including GCP and the GCP Guidelines and that are approved by the applicable Regulatory Authority in the country or region within the Territory in which such Clinical Trial site is located.

12.4.3   Notwithstanding any provision to the contrary in this Agreement, Partner agrees as follows:

(a)         It will not, in the performance of this Agreement, perform any actions that are prohibited by any Anti-Corruption Laws that may be applicable to one or both Parties.

(b)         It will not, in the performance of this Agreement, directly or indirectly, make any payment, or offer or transfer anything of value, or agree or promise to make any payment or offer or transfer anything of value, to a government official or government employee, to any political party or any candidate for political office or to any other Third Party with the purpose of influencing decisions related to either Party or its business in a manner that would violate Anti-Corruption Laws.

(c)         It will, no later than [***], verify in writing to ImmunoGen that to its Knowledge, there have been no violations of Anti-Corruption Laws by it or its Affiliates or its Sublicensees, or persons employed by or its Subcontractors used by it or its Affiliates or Sublicensees in the performance of this Agreement, or will provide details of any exception to the foregoing.

(d)         It will maintain records (financial and otherwise) and supporting documentation related to the subject matter of this Section 12.4.3 (Covenants of the Partner) in order to document or verify compliance with the provisions of this Section 12.4 (Covenants of Partner), and upon request of ImmunoGen upon reasonable advance notice, will provide ImmunoGen or its representative with access to such records for purposes of verifying compliance with the provisions of this Section 12.4 (Covenants of Partner).

12.5     NO OTHER WARRANTIES.  EXCEPT AS EXPRESSLY STATED IN THIS Article 12 (REPRESENTATIONS, WARRANTIES, AND COVENANTS), (A) NO REPRESENTATION, CONDITION, OR WARRANTY WHATSOEVER IS MADE OR GIVEN BY OR ON BEHALF OF IMMUNOGEN OR PARTNER; (B) ALL OTHER CONDITIONS AND WARRANTIES WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE ARE EXPRESSLY EXCLUDED, INCLUDING ANY CONDITIONS AND WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, OR NON-INFRINGEMENT AND (C) ANY INFORMATION PROVIDED BY EITHER PARTY OR ITS AFFILIATES IS MADE AVAILABLE ON AN “AS IS” BASIS WITHOUT WARRANTY WITH RESPECT TO COMPLETENESS, COMPLIANCE WITH REGULATORY STANDARDS OR REGULATIONS, OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER KIND OF WARRANTY WHETHER EXPRESS OR IMPLIED.

12.6      Time for Claims.  Except in the case of any fraud or intentional misrepresentation by a Party: (a) the representations and warranties of the Parties contained in Section 12.1 (Representations and Warranties of Each Party), Section 12.2 (Representations and Warranties of ImmunoGen), and Section 12.3 (Representations and Warranties of Partner) will survive until the date that is [***], (b) no claim may be made or suit instituted alleging breach or seeking indemnification pursuant to Article 12 (Representations, Warranties, and Covenants) for any breach of, or inaccuracy in, any representation or warranty contained in Section 12.1 (Representations and Warranties of Each Party), Section 12.2 (Representations and Warranties of ImmunoGen), and Section 12.3 (Representations and Warranties of Partner) unless a written notice is provided to the Indemnifying Party at any time prior to [***], and (c) after [***], no Party may bring any claim against the other Party arising from or relating to such other Party’s breach of such representations and warranties.

Article 13

INDEMNIFICATION

13.1      By Partner.  Partner will indemnify and hold harmless ImmunoGen and its Affiliates, and their respective directors, officers, employees, successors, heirs and assigns, and agents (individually and collectively, the “ImmunoGen Indemnitees”) from and against all Losses incurred in connection with any Third Party Claims to the extent arising from or relating to (a) the Exploitation of the Licensed Products by or on behalf of Partner or any of its Affiliates, Sublicensees, or Subcontractors, including product liability ([***]) and intellectual property claims arising from such Exploitation, (b) the negligence or willful misconduct of Partner or any of its Affiliates, Sublicensees, or Subcontractors, (c) Partner’s breach of any of its representations, warranties, covenants, or obligations set forth in or entered into pursuant to this Agreement, (d) the failure of Partner or any of its Affiliates, Sublicensees, or Subcontractors to abide by any Applicable Law, (e) any claim or demand from any employee or contractor of Partner or its Affiliate who is an inventor of any Product Invention Technology or Joint Collaboration Technology with respect to the ownership thereof, or (f) the holding by ImmunoGen of any Regulatory Submissions, Regulatory Approvals, or Reimbursement Approvals on behalf of Partner, in each case of clauses (a) through (f) above, except to the extent such Third Party Claims arise out of a ImmunoGen Indemnitee’s negligence or willful misconduct, breach of this Agreement, failure to abide by any Applicable Law, or to the extent otherwise indemnifiable by ImmunoGen under Section 13.2 (By ImmunoGen).

13.2      By ImmunoGen.  ImmunoGen will indemnify and hold harmless Partner, its Affiliates, and their directors, officers, employees, successors, heirs and assigns, and agents (individually and collectively, the “Partner Indemnitees”) from and against all Losses incurred in connection with any Third Party Claims to the extent from or relating to (a) the Exploitation of the Licensed Products, by or on behalf of ImmunoGen or any of its Affiliates, licensees (not including Partner or its Affiliates, Sublicensees, or its Subcontractors), including product liability and intellectual property claims arising from such Exploitation ([***]), and including such Exploitation after the effective date of termination of this Agreement, (b) the negligence or willful misconduct of ImmunoGen or any of its Affiliates, licensees (not including Partner or its Affiliates, Sublicensees, or its Subcontractors), Sublicensees, or Subcontractors, (c) ImmunoGen’s breach of any of its representations, warranties, covenants, or obligations set forth in or entered into pursuant to this Agreement, (d) the failure of ImmunoGen or any of its Affiliates, licensees (not including Partner or its Affiliates, Sublicensees, or Subcontractors), Sublicensees, or Subcontractors to abide by any Applicable Law, or (e) any claim or demand from any employee or contractor of ImmunoGen or its Affiliates who is an inventor of any Joint Collaboration Technology with respect to the ownership thereof, in each case of clauses (a) through (e) above, except to the extent such Third Party Claims arise out of any of a Partner Indemnitee’s negligence or willful misconduct, breach of this Agreement or failure to abide by any Applicable Law, or to the extent otherwise indemnifiable by Partner under Section 13.1 (By Partner).

13.3      Indemnification Procedure.  If either Party is seeking indemnification under Section 13.1 (Indemnification; By Partner) or Section 13.2 (Indemnification; By ImmunoGen) (the “Indemnified Party”), then it will inform the other Party (the “Indemnifying Party”) of the Third Party Claim giving rise to such indemnification obligations within [***] after receiving written notice of the Third Party Claim (it being understood and agreed, however, that the failure or delay by an Indemnified Party to give such notice of a Third Party Claim will not affect the Indemnifying Party’s indemnification obligations hereunder except to the extent the Indemnifying Party will have been actually and materially prejudiced as a result of such failure or delay to give notice).  The Indemnifying Party will have the right to assume the defense of any such Third Party Claim for which it is obligated to indemnify the Indemnified Party.  The Indemnified Party will cooperate with the Indemnifying Party and the Indemnifying Party’s insurer as the Indemnifying Party may reasonably request, and at the Indemnifying Party’s cost and expense.  The Indemnified Party will have the right to participate, at its own expense and with counsel of its choice, in the defense of any Third Party that has been assumed by the Indemnifying Party.  Neither Party will have the obligation to indemnify the other Party in connection with any settlement made without the Indemnifying Party’s written consent, which consent will not be unreasonably withheld, conditioned, or delayed.  The Indemnifying Party will not admit liability of the Indemnified Party without the Indemnified Party’s prior written consent, which consent will not be unreasonably withheld, conditioned, or delayed.  If the Parties cannot agree as to the application of Section 13.1 (Indemnification; By Partner) or Section 13.2 (Indemnification; By ImmunoGen) as to any Third Party Claim, pending resolution of the Dispute pursuant to Article 16 (Dispute Resolution), then the Parties may conduct separate defenses of such Third Party Claims, with each Party retaining the right to claim indemnification from the other Party in accordance with Section 13.1 (Indemnification; By Partner) or Section 13.2 (Indemnification; By ImmunoGen), as applicable, upon resolution of the underlying Third Party Claim.

13.4      Insurance.  Each of ImmunoGen and Partner will procure and maintain during the Term of this Agreement and until the later of: (a) [***] years after termination or expiration of this Agreement, or (b) [***], commercial general liability insurance from a minimum of “A-” AM Bests rated insurance company or insurer reasonably acceptable to the other Party, including contractual liability and product liability or clinical trials, if applicable, with coverage limits of not less than [***] per occurrence and [***] in the aggregate.  Such policies will name the other Party and its Affiliates as additional insureds and provide a waiver of subrogation in favor of ImmunoGen and its Affiliates or Partner and its Affiliates (as the case may be).  Such insurance policies will be primary and non-contributing with respect to any other similar insurance policies available to ImmunoGen or its Affiliates or Partner and its Affiliates (as the case may be).  Any deductibles for such insurance will be assumed by the other Party. Each of ImmunoGen and Partner will provide the other Party with evidence of such insurance promptly following execution by both Parties of this Agreement, upon a Party’s request, and prior to expiration of any one coverage. Each of ImmunoGen and Partner will provide the other Party with written notice at least [***] days prior to the cancellation or non-renewal of, or material changes in, such insurance.  Such insurance will not be construed to create a limit of ImmunoGen’s or Partner’s liability with respect to its indemnification obligations under this Article 13 (Indemnification).

Article 14

INTELLECTUAL PROPERTY

14.1      Inventions.

14.1.1   Ownership.  As between the Parties, (a) ImmunoGen will solely own all (i) Product Invention Technology, (ii) ImmunoGen Collaboration Technology, and (iii) ImmunoGen Generated Data, (b) Partner will solely own all (i) Partner Collaboration Technology and (ii) Partner Generated Data, and (c) each Party will own an equal, undivided share of all Joint Collaboration Technology.

14.2      Disclosure.  In addition to the disclosures to be made pursuant to Section 4.3 (Continuing Know-How Transfer), each Party will promptly disclose to the other Party all Inventions within the Collaboration Know-How that it develops or invents, whether solely or jointly with others (in any event, prior to the filing of any patent application with respect to such Inventions), including all invention disclosures or other similar documents submitted to the other Party by its or its Affiliates’

employees, agents, or independent contractors relating thereto.  Each Party will also promptly respond to reasonable requests from the other Party for additional information relating thereto. Assignment.

14.2.1   Product Invention Technology and Data.  Partner will and hereby does assign to ImmunoGen all of its rights, title, and interests in and to all Product Invention Technology, and ImmunoGen hereby accepts such assignment. Partner will take (and will cause its Affiliates and Sublicensees, and their respective employees, agents, and contractors to take) such further actions reasonably requested by ImmunoGen  to evidence and give effect to such assignment and to establish, perfect, and defend (at ImmunoGen’s cost and expense) ImmunoGen’s rights in any Product Invention Technology, including executing further assignments, consents, declarations, affidavits, releases, and other commercially reasonable documentation. Partner will obligate its Affiliates, Sublicensees, and Subcontractors to assign all Product Invention Technology to Partner (or directly to ImmunoGen) so that Partner can comply with its obligations under this Section 14.2.1 (Assignment; Product Invention Technology and Data), and Partner will promptly obtain such assignment. If Partner is unable to assign to ImmunoGen any Product Invention Technology or Joint Collaboration Technology, then Partner hereby grants and agrees to grant to ImmunoGen a royalty-free, fully paid-up, exclusive (even as to Partner, subject to the terms of this Agreement, including the licenses granted to Partner pursuant to Section 2.1 (License Grant to Partner)), perpetual, irrevocable license (with the right to grant sublicenses through multiple tiers) under such Product Invention Technology for any and all purposes.

14.2.2   Mutual Obligations. Each Party shall cause all persons who perform research or development activities for such Party under this Agreement to assign their rights in any information, Know-How and inventions resulting therefrom to such Party to the extent necessary to comply with the rights of ownership set forth in Section 14.1 (Inventions).

14.2.3   Employee Assignment.  Partner and its Affiliates and Sublicensees performing activities or exercising rights under this Agreement will enter into with each of their respective employees legally binding and sufficient agreements or employment policies providing for the payment by Partner or its Affiliate of any reward or remuneration required under Applicable Law in a particular country or region in the Territory in consideration for the development of Inventions by such employees.  Without limiting the generality of the foregoing, Partner and its Affiliates will, and will cause its Sublicensees to, enter into an agreement or employment policy with each of its employees performing activities under this Agreement that (i) compels prompt disclosure to Partner (or its Sublicensee, as applicable) of all Collaboration Technology discovered or developed, invented, or filed by such employee during any performance under this Agreement; (ii) automatically assigns to Partner (or its Sublicensee, as applicable) all rights, title, and interests in and to all Collaboration Technology, and requires each employee to execute all documents and take such other actions as may be necessary to effectuate such assignment; (iii) includes an invention and patent reward and remuneration policy providing for the payment by Partner of any reward or remuneration required under Applicable Law in such country or region in consideration for the development of Inventions by such employees that is legally sufficient under Applicable Law in the applicable country or region in the Territory; and (iv) includes a waiver of pre-emption rights under any Applicable Law in such country or region, including in the case of an employee in the PRC, Article 326 of the Contract Law of the PRC to the effect that the employee will confirm that he/she will not have any right or claim with respect to any Collaboration Technology derived from his/her work, except for the reward and remuneration he/she is entitled to under the invention and patent reward and remuneration policy.

14.2.4   Payments in Consideration of Assignments of Intellectual Property.

(a)         Payment by ImmunoGen.  In consideration of the assignment by Partner to ImmunoGen of all Product Invention Technology and Joint Collaboration Technology, ImmunoGen will pay to Partner a [***] payment of [***], which payment will be payment in-full for the assignment of all Product Invention Technology hereunder, [***] Covering the Product Invention Know-How. ImmunoGen will notify Partner of ImmunoGen’s filing of the first patent application claiming any Product Invention Know-How with respect to which an employee of Partner is an inventor.  Promptly thereafter, Partner will invoice ImmunoGen for the foregoing amount, and ImmunoGen will pay the undisputed invoiced amounts within [***] after the date of such invoice.  [***].

(b)         Reward and Remuneration Payments to Partner Employees.  As between the Parties, Partner will be solely responsible for the payment of, and Partner will pay, any rewards and remuneration for inventions and technical achievements required by Applicable Law to be paid to its employees for the development or invention of any Collaboration Technology, regardless of the form of such payment (including, for example, as a royalty).  Notwithstanding any provision to the contrary in this Agreement, no payment made by Partner pursuant to Section 14.2 (Assignment) as reward or remuneration for any employee invention may be used as a credit against, or may otherwise reduce, any payment owed by Partner to ImmunoGen under this Agreement.

14.3      CREATE Act.  Notwithstanding any provision to the contrary set forth in this Agreement, Partner may not invoke the Cooperative Research and Technology Enhancement Act, 35 U.S.C. § 102(c) (the “CREATE Act”) when exercising its rights under this Agreement without the prior written approval of ImmunoGen.  If Partner intends to invoke the CREATE Act, then it will notify ImmunoGen and if agreed by the Parties, ImmunoGen will cooperate and coordinate its activities with Partner with respect to any filings or other activities in support thereof.  The Parties acknowledge and agree that this Agreement is a “joint research agreement” as defined in the CREATE Act.

14.4      Patent Prosecution.

14.4.1   ImmunoGen Patent Rights and ImmunoGen Manufacturing Patent Rights.

(a)         Right to Prosecute.  As between the Parties, ImmunoGen will have the first right, in its sole discretion, to control the Patent Prosecution of all ImmunoGen Patent Rights and ImmunoGen [***] Patent Rights throughout the world.  Partner will obtain any necessary assignment documents for ImmunoGen with respect to the Patent Prosecution of such Patent Rights, will render all signatures that will be necessary for such patent filings, and will assist ImmunoGen in all other reasonable ways that are necessary for the issuance of such Patent Rights as well as for the Patent Prosecution of such Patent Rights. ImmunoGen will be responsible for [***]% of the reasonable out-of-pocket costs incurred.

(b)         Review and Consult.  ImmunoGen will consult with Partner and keep Partner reasonably informed regarding the Patent Prosecution of the ImmunoGen Patent Rights and ImmunoGen [***] Patent Rights in the Territory and will provide Partner with all substantive correspondence received from any patent authority in the Territory in connection therewith no later than [***] after receipt thereof.  In addition, ImmunoGen will provide Partner with drafts of proposed substantive filings in the Territory and correspondence to any patent authority in the Territory in connection with the Patent Prosecution of the ImmunoGen Patent Rights and ImmunoGen [***] Patent Rights in the Territory for Partner’s review and comment at least [***] prior to the submission of such proposed filings and correspondence, which comments (if any) Partner must provide no later than [***] after receipt of the applicable filing or correspondence.  Further, subject to Section 14.4.1(c) (Abandonment), ImmunoGen will notify Partner of any decision to cease Patent Prosecution of any ImmunoGen Patent Rights or ImmunoGen Manufacturing Patent Rights in the Territory.  ImmunoGen will consider Partner’s comments on Patent Prosecution in good faith and will incorporate such comments where appropriate, but will have final decision-making authority under this Section 14.4.1(b) (Review and Consult).

(c)         Abandonment.  If ImmunoGen decides that it is no longer interested in the Patent Prosecution of a particular ImmunoGen Patent Right (but not including any ImmunoGen Platform Patent Rights) or ImmunoGen [***] Patent Right in the Territory during the Term, then, unless ImmunoGen has a strategic rationale for ceasing such Patent Prosecution, it will provide written notice to Partner of such decision at least [***] prior to the date that such the applicable Patent Right will become abandoned.  Partner may, upon written notice to ImmunoGen, cause ImmunoGen not to cease the Patent Prosecution of any such Patent Right with respect to which ImmunoGen does not have a strategic rationale for the abandonment thereof.

14.4.2   Partner Collaboration Patent Rights.

(a)         Right to Prosecute.  As between the Parties, Partner will have the right to control the Patent Prosecution of all Partner Collaboration Patent Rights throughout the world.  Partner will be responsible for [***]% of the costs and expenses incurred with respect to the Patent Prosecution of such Patent Rights throughout the world.

(b)         Review and Consult.  Partner will consult with ImmunoGen and keep ImmunoGen reasonably informed regarding the Patent Prosecution of the Partner Collaboration Patent Rights and will provide ImmunoGen with all substantive correspondence received from any patent authority in connection therewith no later than [***] after receipt thereof.  In addition, Partner will provide ImmunoGen with drafts of all proposed substantive filings and correspondence to any patent authority in connection with the Patent Prosecution of the Partner Collaboration Patent Rights for ImmunoGen’s review and comment at least [***] prior to the submission of such proposed filings and correspondence, which comments (if any) ImmunoGen must provide no later than [***] after receipt of the applicable filing or correspondence.  Further, Partner will notify ImmunoGen of any decision to cease Patent Prosecution of any Partner Collaboration Patent Rights.  Partner will consider ImmunoGen’s comments on Patent Prosecution in good faith and will incorporate such comments where appropriate, but will have final decision-making authority under this Section 14.4.1(b) (Review and Consult).

(c)         Abandonment.  If Partner decides that it is no longer interested in continuing the Patent Prosecution of a particular Partner Collaboration Patent Right during the Term, then, unless Partner has a strategic rationale for ceasing such Patent Prosecution, it will provide written notice to ImmunoGen of such decision at least [***] prior to the date on which such Patent Right will become abandoned.  ImmunoGen may, upon written notice to Partner, cause Partner not to cease such Patent Prosecution of such Partner Collaboration Patent Right with respect to which ImmunoGen does not have a strategic rationale for the abandonment thereof.  In such event, ImmunoGen will be responsible for [***]% of the costs and expenses of the Patent Prosecution of such Patent Right.

14.4.3   Joint Collaboration Patent Rights.  During the Term, the Parties and their respective patent counsel will jointly determine the strategy for protecting, maintaining, prosecuting, enforcing, and defending any Joint Collaboration Patent Right.  [***].

14.5      Patent Enforcement.

14.5.1   Notice.  Each Party will notify the other within [***] after becoming aware of any alleged or threatened infringement by a Third Party product in the Territory in the Field that is competitive with any Licensed Product of any of the (a) ImmunoGen Patent Rights in the Territory, (b) ImmunoGen [***] Patent Rights in the Territory, (c) Partner Collaboration Patent Rights, or (d) Joint Collaboration Patent Rights in the Territory, and, in each case, any related declaratory judgment or equivalent action alleging the invalidity, unenforceability, or non-infringement of such Patent Rights (collectively “Product Infringement”).  Each Party will also notify the other within [***] after becoming aware of any alleged or threatened infringement by a Third Party product that is competitive with any Licensed Product that adversely affects or is expected to adversely affect any Licensed Product outside of the Territory, including any related declaratory judgment or equivalent action alleging the invalidity, unenforceability or non-infringement of any such Patent Rights (an “Ex-Territory Infringement”).  For clarity, Product Infringement and Ex-Territory Infringement each exclude any adversarial Patent Prosecution proceedings.

14.5.2   Enforcement Rights.

(a)         First Right and Step-In for Product Infringement.

(i)          ImmunoGen First Right.  ImmunoGen will have the first right, in its discretion, to bring and control any legal action to enforce ImmunoGen Patent Rights (excluding the ImmunoGen Platform Patent Rights, for which ImmunoGen will have the exclusive right to bring and control any such legal action) and ImmunoGen [***] Patent Rights against any Product Infringement in the Territory as it reasonably determines appropriate, and ImmunoGen will consider in good faith the interests of Partner in such enforcement of such ImmunoGen Patent Rights or ImmunoGen [***] Patent Rights against any Product Infringement in the Territory.

(ii)         Partner First Right.  Partner will have the first right to bring and control any legal action to enforce the Partner Collaboration Patent Rights against any Product Infringement in the Territory as it reasonably determines appropriate, and Partner will consider in good faith the interests of ImmunoGen in such enforcement of the Partner Collaboration Patent Rights.

(iii)        Joint Collaboration Patent Rights. In accordance with Section 14.4.3 (Joint Collaboration Patent Rights), the Parties and their respective patent counsel [***] will have the first right to bring and control any legal action to enforce the Joint Collaboration Patent Rights against any Product Infringement.

(iv)        Step-In Rights.  The Party with the first right to bring and control any legal action to enforce the ImmunoGen Patent Rights, Partner Collaboration Patent Rights, or Joint Collaboration Patent Rights, as applicable, pursuant to Section 14.5.2(a)(i) (ImmunoGen First Right), Section 14.5.2(a)(ii) (Partner First Right), or 14.5.2(a)(iii) (Joint Collaboration Patent Rights) will be referred to herein as the “Controlling Party.”  If the Controlling Party or its designee fails to abate such Product Infringement in the Territory or to file an action to abate such Product Infringement in the Territory within [***] after a written request from the other Party to do so, or if the Controlling Party [***], then, in either case, the other Party will have the right to enforce the applicable Patent Rights against such Product Infringement (A) with respect to ImmunoGen as the non-Controlling Party, [***], or (B) with respect to Partner as the non-Controlling Party, [***], in each case ((A) and (B)) as such non-Controlling Party reasonably determines appropriate, provided that (1) [***], and (2) the other Party will not [***] without the prior written consent of the Controlling Party.  Notwithstanding anything to the contrary in this Agreement, Partner will have no right to enforce any ImmunoGen Platform Patent Rights.

14.5.3   Cooperation.  At the request of the Party bringing an action related to infringement of any ImmunoGen Patent Right, ImmunoGen [***] Patent Right, Partner Collaboration Patent Right, or Joint Collaboration Patent Right in accordance with this Section 14.4.3 (Patent Enforcement) either inside or outside the Territory, the other Party will provide reasonable assistance reasonably requested by the enforcing Party in connection therewith, including by executing reasonably appropriate documents, cooperating in discovery, and joining as a party to the action if required by Applicable Law to pursue such action.

14.5.4   Recoveries.  Any recoveries resulting from an enforcement action relating to a claim of Product Infringement in the Territory will be first applied against payment of each Party’s costs and expenses in connection therewith.  Any such recoveries in excess of such costs and expenses will be split as follows: (a) [***]% will be paid to the Party initiating such suit (or to the Party that initiated any enforcement action pursuant to the step-in rights in accordance with Section 14.5.2(a)(iv) (Step-In Rights)), action, or proceeding and (b) [***]% will be paid to the non-initiating Party.

14.6      Infringement of Third Party Rights.

14.6.1   Notice.  If any Licensed Product used or sold by Partner or its Affiliates or Sublicensees becomes the subject of a Third Party’s claim or assertion of infringement of a Patent Right or other rights in the Territory that are owned or controlled by such Third Party, then Partner will promptly notify ImmunoGen within [***] after receipt of such claim or assertion and will include in such notice a copy of any summons or complaint (or the equivalent thereof) received regarding the foregoing.  Thereafter, the Parties will promptly meet to consider the claim or assertion and the appropriate course of action and may, if appropriate, agree on and enter into a “common interest agreement” wherein the Parties agree to their shared, mutual interest in the outcome of such potential dispute.  The Parties will assert and not waive the joint defense privilege with respect to any communications between the Parties in connection with the defense of such claim or assertion.

14.6.2   Defense.  Partner will be solely responsible for the defense of any such infringement claims brought against Partner, at Partner’s cost and expense; provided that Partner will not agree to any settlement, consent to judgment, or other voluntary final disposition in connection with such defense action without ImmunoGen’s prior written consent if such settlement, consent to judgment, or other voluntary final disposition would (a) result in the admission of any liability or fault on behalf of ImmunoGen, (b) result in or impose any payment obligations upon ImmunoGen, or (c) subject ImmunoGen to an injunction or otherwise limit ImmunoGen’s ability to take any actions or refrain from taking any actions under this Agreement or with respect to any Licensed Product.  Partner will keep ImmunoGen informed on the status of such defense action, and ImmunoGen will have the right, but not the obligation, to participate and be separately represented in such defense action at its sole option and at its own expense.

14.7      Patent Term Extensions.  With respect to any system for extending the term of Patent Rights in the Territory established by any applicable Regulatory Authority during the Term that is similar to the patent term extension system in the U.S., ImmunoGen will be solely responsible for making all decisions regarding patent term extensions in the Territory, including supplementary protection certificates and any other extensions that are now or become available in the future, that are applicable to ImmunoGen Patent Rights licensed hereunder and that become available directly as a result of the Regulatory Approval of a Licensed Product in the Territory; provided that ImmunoGen will consult with Partner with respect to such decisions and consider in good faith the reasonable comments and concerns of Partner.

14.8      Product Trademarks.

14.8.1   Global Brand Elements.  Partner acknowledges that ImmunoGen may decide to develop and adopt certain distinctive colors, logos, images, symbols, and trademarks to be used in connection with the Commercialization of each Licensed Product on a global basis (such branding elements, collectively, the “Global Brand Elements”).

14.8.2   Product Marks in the Territory.  Partner will have the right to brand the Licensed Products in the Territory using trademarks, logos, and trade names that it determines appropriate for such Licensed Products, which may vary by region or within a country or region in the Territory, and that are consistent with ImmunoGen’s Global Brand Elements (the “Product Marks”); provided, however, Partner will provide ImmunoGen with a reasonable opportunity to review and provide comments on each proposed Product Mark, and Partner will consider in good faith and incorporate ImmunoGen’s reasonable comments before selecting any Product Mark.  Partner will not use any trademarks of ImmunoGen (including ImmunoGen’s corporate name) or any trademark confusingly similar thereto except as expressly permitted hereunder without ImmunoGen’s prior written consent.

14.8.3   Ownership.  ImmunoGen will be the sole and exclusive owner of all Product Marks and Global Brand Elements, including all trademark registrations and applications therefor inside and outside of the Territory and all goodwill associated therewith.  To the extent Partner acquires any rights, title, or interests in or to any Product Mark or Global Brand Element (including any trademark registration or application therefor or goodwill associated with any Product Mark), Partner will, and hereby does, assign the same to ImmunoGen.  ImmunoGen will and hereby does grant Partner the exclusive right to use the Product Marks and the Global Brand Elements solely to Commercialize the applicable Licensed Product in the Territory.  ImmunoGen will register and maintain the Product Marks in the Territory that it determines reasonably necessary in ImmunoGen’s name, at Partner’s cost and expense, and Partner will reimburse ImmunoGen within [***] after receiving ImmunoGen’s invoice therefor.

14.8.4   Use and Quality.  Partner agrees that it and its Affiliates and Sublicensees will Commercialize each of the Licensed Products in the Territory in a manner consistent with the Global Brand Elements and will: (a) ensure that all Licensed Products that are sold bearing the Product Marks and Global Brand Elements are of a high quality consistent with industry standards for global pharmaceutical and biologic therapeutic products; (b) ensure that each use of the Global Brand Elements and Product Marks by Partner and its Affiliates and Sublicensees is accompanied by an acknowledgment that such Global Brand Elements and Product Marks are owned by ImmunoGen; (c) not use such Global Brand Elements or Product Marks in a way that might materially prejudice their distinctiveness or validity or the goodwill of ImmunoGen therein and includes the trademark registration symbol ® or ™ as appropriate; (d) not use any trademarks or trade names so resembling any of such Global Brand Elements or Product Marks as to be likely to cause confusion or deception; and (e) place and display the Global Brand Elements and the Product Marks on and in connection with the Licensed Products in a way that acknowledges ImmunoGen’s role in discovering the Licensed Products and that such Licensed Product is under license from ImmunoGen.  To the extent permitted by Applicable Law, Partner will include the words “Discovered by ImmunoGen, Inc.” on all packaging and labeling for any Licensed Product and in relevant scientific, medical, and other Licensed Product-related communications to the extent such communications address the Development, [***], performance of Medical Affairs or Commercialization of such a Licensed Product, or such other similar text provided by ImmunoGen and reasonably acceptable to Partner.

14.9      Patent Marking.  Partner will mark all Licensed Products in accordance with the applicable patent marking laws, and will require all of its Affiliates and Sublicensees to do the same.  To the extent permitted by Applicable Law, Partner will indicate on the product packaging, advertisement and promotional materials that such Licensed Product is in-licensed from ImmunoGen.

Article 15

TERM AND TERMINATION

15.1      Term.  This Agreement will be effective as of the Effective Date, and will continue, on a Licensed Product-by-Licensed Product and, as applicable, country-by-country or region-by-region basis, in effect until the expiration of the Royalty Term applicable to such Licensed Product and such country or region (the “Term”).  On a Licensed Product-by-Licensed Product and, as applicable, country-by-country or region-by-region basis, upon the natural expiration of this Agreement as contemplated in this Section 15.1 (Term) (but not termination), (a) the license granted to Partner under Section 2.1.1 (License Grant to Partner; In the Territory) will become fully paid-up, perpetual, and exclusive for a period of [***] years after the effective date of expiration of this Agreement and non-exclusive thereafter, so long as at such time Partner has paid to ImmunoGen all amounts due under this Agreement in accordance with the terms hereof and is not at such time in breach of any obligation under this Agreement; and (b) the license granted to ImmunoGen under Section 2.3 (License Grant to ImmunoGen) will become fully paid-up, perpetual, and irrevocable.

15.2      Termination.

15.2.1   Termination by Partner for Convenience.  Partner may terminate this Agreement in its entirety by providing a written notice of termination to ImmunoGen that includes an effective date of termination of (a) prior to receipt of Regulatory Approval for a Licensed Product in the Territory, at least [***] months after the date of such notice, or (b) after receipt of Regulatory Approval for a Licensed Product in the Territory, at least [***] months after the date of such notice.

15.2.2   Termination for Material Breach.  If either Party believes in good faith that the other is in material breach of any of its material obligations hereunder, then the non-breaching Party may deliver notice of such breach to the other Party stating the cause and proposed remedy (“Breach Notification”).  For any breach arising from a failure to make a payment set forth in this Agreement, the allegedly breaching Party will have [***] Business Days from the receipt of the applicable Breach Notice to dispute or cure such breach.  For all breaches other than a failure to make a payment as set forth in this Agreement, the allegedly breaching Party will have [***] days from the date of the Breach Notification to dispute or cure such breach.  If the Party receiving notice of breach fails to cure, or fails to dispute, that breach within the applicable period set forth above, then the Party originally delivering the Breach Notification may terminate this Agreement effective on written notice of termination to the other Party.  The Parties stipulate and agree that a material breach of Partner’s diligence obligations set forth under Section 2.6 (Exclusivity and Restrictions), Section 5.1 (Development Diligence and Responsibilities), or Section 9.1 (Commercialization Diligence Obligations), the restrictions on [***] or use of ImmunoGen [***] Technology in Section 7.2 (Supply by Partner), or of Partner’s payment obligations set forth under Article 10 (Payments), will each be considered a material breach of a material obligation under this Agreement for purposes of this Section 15.2.2 (Termination for Material Breach).

15.2.3   Termination for Patent Challenge.  Except to the extent unenforceable under Applicable Law, ImmunoGen may terminate this Agreement by providing written notice of termination to Partner if Partner or its Affiliates or Sublicensees (individually or in association with any Person) contests or assists a Third Party in contesting the scope, validity, or enforceability of any ImmunoGen Patent Right or any foreign counterpart thereof anywhere in the world in any court, tribunal, arbitration proceeding, or other proceeding, including the U.S. Patent and Trademark Office and the U.S. International Trade Commission (a “Patent Challenge”).  In the event of such a Patent Challenge, ImmunoGen will provide prompt written notice of such Patent Challenge to Partner, and ImmunoGen may terminate this Agreement by providing written notice of such termination to Partner. If termination of this Agreement pursuant to this Section 15.2.3 (Termination for Patent Challenge) is not an available remedy under Applicable Law, then in lieu of such termination, then ImmunoGen may instead increase the amount of all Milestone Payments and Royalty payments payable under this Agreement by [***]% by providing written notice of such election to Partner (provided, however, that such election by ImmunoGen shall not apply to any Milestone Payment or other payments already paid by Partner under this Agreement prior to the date of such election). As used herein, a Patent Challenge includes: (a) filing an action under 28 U.S.C. §§ 2201-2202 seeking a declaration of invalidity or unenforceability of any such Patent Right; (b) filing, or voluntarily joining in, a petition under 35 U.S.C. § 311 to institute inter partes review of any such Patent Right; (c) filing, or voluntarily joining in, a petition under 35 U.S.C. § 321 to institute post-grant review of any such Patent Right or any portion thereof; (d) filing or commencing any opposition, nullity, or similar proceedings challenging the validity of any such Patent Right in any country or region; or (e) any foreign equivalent of clauses (a), (b), (c), or (d).

15.2.4   Cessation of Development and Commercialization.  If, following Regulatory Approval of a Licensed Product in [***], Partner and its Affiliates do not conduct any material Development or Commercialization activities with respect to one or more Licensed Products for a continuous period of longer than [***], and such suspension of activity is not: (a) contemplated in a Territory Development Plan or Global Development Plan or otherwise by written agreement of the Parties, (b) a result of Partner’s reasonable response to written guidance from or action by a Regulatory Authority in the Territory (such as a clinical hold, or a recall or withdrawal), (c) due to ImmunoGen’s breach of its obligations under this Agreement or its failure to supply the Licensed Product in accordance with the terms of a Clinical Supply Agreement or Commercial Supply Agreement, or (d) due to a Force Majeure event in accordance with Section 17.3 (Force Majeure) then ImmunoGen may, at its election, terminate this Agreement in its entirety upon [***] prior written notice to Partner.

15.2.5   Termination for Insolvency.  Each Party will have the right to terminate this Agreement upon delivery of written notice to the other Party if (a) such other Party files in any court or agency pursuant to any statute or regulation of any jurisdiction a petition in bankruptcy or insolvency or for reorganization or similar arrangement for the benefit of creditors or for the appointment of a receiver or trustee of such other Party or its assets, (b) such other Party is served with an involuntary petition against it in any insolvency proceeding and such involuntary petition has not been stayed or dismissed within 60 days of its filing, or (c) such other Party makes an assignment of substantially all of its assets for the benefit of its creditors.

15.2.6   Full Force and Effect During Notice Period.  This Agreement will remain in full force and effect until the expiration of the applicable termination notice period.

15.3      Effects of Termination.  Upon the termination of this Agreement:

15.3.1   Licenses.  As of the effective date of termination of this Agreement, all licenses and all other rights granted by ImmunoGen to Partner under the ImmunoGen Technology and ImmunoGen [***] Technology will terminate and all sublicenses granted and Subcontractors engaged by Partner will also terminate.  In addition, upon the termination of this Agreement, ImmunoGen will have, and Partner hereby grants to ImmunoGen, effective upon such termination, a worldwide, exclusive, fully-paid, royalty bearing (as described below), perpetual, irrevocable, and sublicenseable (through multiple tiers) license under the Partner Technology Controlled by Partner as of the effective date of such termination solely to Exploit the Licensed Products. The license granted to ImmunoGen will be royalty-bearing if this Agreement is terminated by Partner pursuant to Section 15.2.2 (Termination for Material Breach), or by Partner pursuant to Section 15.2.5

(Termination for Insolvency).  In addition, Partner will assign to ImmunoGen any Third Party IP Agreement pursuant to which Partner then Controls any Partner Technology, if permitted under such Third Party IP Agreement (and will use reasonable efforts to seek any consent required from the applicable Third Party in connection with such an assignment).  If such Third Party IP Agreement cannot be assigned to ImmunoGen, then upon ImmunoGen’s reasonable request, Partner will maintain such Third Party IP Agreement and ImmunoGen will pay to Partner [***]% of all payments due to the applicable Third Party under any such Third Party IP Agreement in consideration of the sublicense to ImmunoGen and ImmunoGen’s Exploitation of such Partner Identified Rights.  If Partner is unable to assign the Third Party IP Agreement pursuant to which Partner acquired rights to any Partner Identified Rights and is unable to sublicense any Partner Identified Rights to ImmunoGen pursuant to this Section 15.3.1 (Effects of Termination; Licenses) without the consent of the Third Party, then Partner will, on request from ImmunoGen, use reasonable efforts to procure such licenses with respect to Licensed Products on behalf of ImmunoGen to the extent that it is able to do so, and ImmunoGen will pay such fees and agree to be bound by the terms agreed between Partner and the Third Party licensor.

15.3.2   Appointment as Exclusive Distributor.  If Partner is Commercializing any Licensed Product in any country or region in the Territory as of the effective date of termination, then, at ImmunoGen’s election (in its sole discretion) on a country-by-country or region-by-region basis, as applicable, in the Territory, until such time as all Regulatory Approvals with respect to each Licensed Product in such country or region have been assigned and transferred to ImmunoGen, either (a) Partner will appoint ImmunoGen or its designee as its exclusive distributor of such Licensed Product in such country or region and grant ImmunoGen or its designee the right to appoint sub-distributors, to the extent not prohibited by or otherwise would cause a breach of any written agreement between Partner or any of its Affiliates and a Third Party; provided that ImmunoGen will purchase any and all salable inventory of the Licensed Product held by Partner or its Affiliates as of the effective date of termination with respect to such Licensed Product at a price [***] to ImmunoGen for such inventory (if Manufactured by ImmunoGen) or at Partner’s Fully Burdened Manufacturing Cost (if Manufactured by Partner), or (b) Partner will have the continued right to sell the Licensed Product in such country or region from its inventory; provided, however, that Partner’s obligations under this Agreement with respect to all Licensed Products that Partner sells, including the obligation to remit Royalty Payments to ImmunoGen hereunder, will continue in full force and effect during such period.

15.3.3   Regulatory Submissions and Regulatory Approvals.  Partner will and hereby does, and will cause its Affiliates and Sublicensees to, (a) no later than [***] after the effective date of termination of this Agreement (or such longer time period as may be required under Applicable Law), assign and transfer to ImmunoGen or its designee all of Partner’s rights, title, and interests in and to all Regulatory Submissions and Regulatory Approvals for each Licensed Product then owned or Controlled by Partner or any of its Affiliates or Sublicensees, and (b) to the extent assignment pursuant to clause (a) is delayed or is not permitted by the applicable Regulatory Authority, permit ImmunoGen to cross-reference and rely upon any Regulatory Submissions and Regulatory Approvals filed by Partner or any of its Affiliates or Sublicensees with respect to such Licensed Product.  Partner will take all steps necessary to transfer ownership of all such assigned Regulatory Submissions and Regulatory Approvals to ImmunoGen, including submitting to each applicable Regulatory Authority a letter or other necessary documentation (with a copy to ImmunoGen) notifying such Regulatory Authority of the transfer of such ownership of each Regulatory Submission and Regulatory Approval.  In addition, upon ImmunoGen’s written request, Partner will, at its cost and expense, provide to ImmunoGen copies of all substantive related documentation, including non-clinical, preclinical, and clinical data that are held by or reasonably available to Partner or its Affiliates or Sublicensees.  The Parties will discuss and establish appropriate arrangements with respect to safety data exchange, provided that ImmunoGen will assume all safety and safety database activities with respect to any Licensed Product no later than [***] after the effective date of termination of this Agreement.

15.3.4   Assignment and Disclosure.  To the extent requested by ImmunoGen following the date that a Party provides notice of termination of this Agreement, Partner will promptly upon request (and in any event within [***] after the effective date of termination):

(a)         provide to ImmunoGen for its review unredacted copies of all clinical trial agreements, [***] supply agreements, distribution agreements (to the extent assignable and not cancelled), and confidentiality and other agreements, in each case, relating to each Licensed Product and that are necessary or reasonably useful for the Exploitation of each Licensed Product, and, following such review, upon ImmunoGen’s request, assign and transfer to ImmunoGen or its designee all of Partner’s rights, title, and interests in and to any such agreements.  If such agreement is not assignable, the Partner will cooperate with ImmunoGen in all reasonable respects to secure the consent of the applicable Third Party to such assignment or to cause such Third Party to enter into a separate agreement with ImmunoGen on terms substantially similar to those granted to Partner;

(b)         disclose to ImmunoGen or its designee all data, information, documents, records, and materials related to each Licensed Product that are controlled by Partner or that Partner is able to obtain using reasonable efforts, and that embody the foregoing; and

(c)         assign and transfer to ImmunoGen or its designee all of Partner’s rights, title, and interests in and to any promotional materials, training materials, medical education materials, packaging and labeling, and all other literature or other information solely related to each Licensed Product and copyrights and any registrations for the foregoing, and excluding any and all trademarks, copyrights, registrations and other proprietary rights held by Partner that are not solely related to the Licensed Products.

15.3.5   Assignment Costs.  Unless this Agreement is terminated by Partner pursuant to Section 15.2.2 (Termination for Material Breach) or Section 15.2.5 (Termination for Insolvency), Partner will bear the costs and expenses associated with the assignments set forth in this Section 15.3.4 (Assignment and Disclosure).  To the extent that any agreement or other asset described in Section 15.3.4 (Assignment and Disclosure) is not assignable by Partner, then such agreement or other asset will not be assigned, and upon the request of ImmunoGen, Partner will take such reasonable steps as may be necessary to allow ImmunoGen to obtain and to enjoy the benefits of such agreement or other asset, without additional payment therefor, in the form of a license or other right to the extent Partner has the right and ability to do so.  For clarity, ImmunoGen will have the right to request that Partner take any or all of the foregoing actions in whole or in part, or with respect to all or any portion of the assets set forth in this Section 15.3.4 (Assignment and Disclosure).

15.3.6   Regulatory Transfer Support.  In furtherance of the assignment of Regulatory Submissions and Regulatory Approvals and other data pursuant to Section 15.3.3 (Regulatory Submissions and Regulatory Approvals) and Section 15.3.4 (Assignment and Disclosure), Partner will appoint ImmunoGen as Partner’s or its Affiliate’s agent for all Licensed Product-related matters involving Regulatory Authorities until all Regulatory Approvals, Regulatory Submissions, and other governmental or regulatory filings that are not then in ImmunoGen’s or its Affiliate’s name have been assigned to ImmunoGen or its designee.  In the event of failure to obtain such assignment, Partner hereby consents and grants to ImmunoGen the right to access and reference (without any further action required on the part of Partner, whose authorization to file this consent with any Regulatory Authority is hereby granted) any such item with respect to the applicable Licensed Products.

15.3.7   Know-How Transfer Support.  In furtherance of the assignment of Know-How pursuant to Section 15.3.4 (Assignment and Disclosure), Partner will, for a period of [***] from the effective date of termination of this Agreement, provide such reasonable consultation or other reasonable assistance as ImmunoGen may reasonably request to assist ImmunoGen in becoming familiar with such Know-How in order for ImmunoGen to undertake further Exploitation of each Licensed Product at ImmunoGen’s cost and expense at Partner’s FTE Rate.

15.3.8   Inventory.  At ImmunoGen’s election and request, unless ImmunoGen elects to grant to Partner the continued right to sell the Licensed Product in such country or region from its inventory pursuant to clause (b) of Section 15.3.2 (Appointment as Exclusive Distributor), Partner will either (a) transfer to ImmunoGen or its designee some or all inventory of, or (b) destroy, in each case ((a) and (b)), each Licensed Product [***] then in the possession or Control of Partner, its Affiliates or Sublicensees.  In the event that ImmunoGen elects to proceed under clause (a), then ImmunoGen will pay Partner [***].

15.3.9   Wind Down and Transition.  Except as provided in Section 15.3.13 (Termination by Partner for Breach or Insolvency), Partner will be responsible, at its own cost and expense, for the wind-down of Partner’s and its Affiliates’ and its Sublicensees’ Exploitation of each Licensed Product.  Partner will, and will cause its Affiliates and Sublicensees to, reasonably cooperate with ImmunoGen to facilitate orderly transition of the Exploitation of each Licensed Product to ImmunoGen or its designee, including (a) assigning or amending as appropriate, upon request of ImmunoGen, any agreements or arrangements with Third Party vendors (including distributors) to Exploit each Licensed Product or, to the extent any such Third Party agreement or arrangement is not assignable to ImmunoGen, reasonably cooperating with ImmunoGen to arrange to continue to provide such services for a reasonable time after termination of this Agreement with respect to such Licensed Product; and (b) to the extent that Partner or its Affiliate is performing any activities described in the foregoing clause (a), reasonably cooperating with ImmunoGen to transfer such activities to ImmunoGen or its designee and continuing to perform such activities on ImmunoGen’s behalf for [***] after termination of this Agreement with respect to such Licensed Product until such transfer is completed.

15.3.10 Ongoing Clinical Trials.

(a)         Transfer to ImmunoGen.  If, as of the effective date of termination of this Agreement with respect to a Licensed Product, Partner or its Affiliates are conducting any Clinical Trials for such Licensed Product, then, at ImmunoGen’s election on a Clinical Trial-by-Clinical Trial basis, Partner will fully cooperate, and will ensure that its Affiliates fully cooperate, with ImmunoGen to transfer the conduct of such Clinical Trial to ImmunoGen or its designees.  If ImmunoGen so elects, then Partner will continue to conduct such Clinical Trial, at ImmunoGen’s cost, to enable such transfer to be completed without interruption of any such Clinical Trial (including the assignment of all related Regulatory Submissions and investigator and other agreements related to such Clinical Trials).  Partner will provide such knowledge transfer and other training to ImmunoGen or its designated Affiliate or Third Party as reasonably necessary for ImmunoGen or such designated Affiliate or Third Party to continue such Clinical Trial for the applicable Licensed Product.

(b)         Wind-Down.  If ImmunoGen does not elect to assume control of any such Clinical Trials for a Licensed Product, then Partner will, in accordance with accepted pharmaceutical industry norms and ethical practices, wind-down the conduct of any such Clinical Trial in an orderly manner.  Except as provided in Section 15.3.13 (Termination by Partner for Breach or Insolvency), Partner will be responsible for any costs and expenses associated with such wind-down.

15.3.11 Return of Confidential Information.  At the Disclosing Party’s election, the Receiving Party will return (at Disclosing Party’s expense) or destroy all tangible materials comprising, bearing, or containing any Confidential Information of the Disclosing Party relating to any Licensed Product that are in the Receiving Party’s or its Affiliates’ or Sublicensees’ possession or control and provide written certification of such destruction (except to the extent any information is the Confidential Information of both Parties or to the extent that the Receiving Party has the continuing right to use the Confidential Information under this Agreement); provided that the Receiving Party may retain one copy of such Confidential Information for its legal archives.  Notwithstanding any provision to the contrary set forth in this Agreement, the Receiving Party will not be required to destroy electronic files containing such Confidential Information that are made in the ordinary course of its business information back-up procedures pursuant to its electronic record retention and destruction practices that apply to its own general electronic files and information.

15.3.12 Further Assistance.  Subject to the allocation of costs set forth in Section 15.3.13 (Termination by Partner for Breach or Insolvency), Partner will provide any other assistance or take any other actions, in each case, reasonably requested by ImmunoGen as necessary to transfer to ImmunoGen the Exploitation of any Licensed Product, and will execute all documents as may be reasonably requested by ImmunoGen in order to give effect to this Section 15.3 (Effects of Termination).

15.3.13 Termination by Partner for Breach or Insolvency.  Notwithstanding any provision to the contrary in this Article 15 (Term and Termination), if Partner terminates this Agreement pursuant to Section 15.2.2 (Termination for Material Breach), or Section 15.2.5 (Termination for Insolvency), then ImmunoGen will be responsible for the reasonable out-of-pocket costs incurred by Partner directly in connection with the performance of the activities set forth in this Section 15.3 (Effects of Termination).  Partner will invoice ImmunoGen quarterly for the foregoing costs incurred by or on behalf of Partner in such Calendar Quarter, and ImmunoGen will pay the undisputed invoiced amounts within [***] after the date of any such invoice.

15.4      Survival.  Expiration or termination of this Agreement will not relieve the Parties of any obligation accruing prior to such expiration or termination.  Without limiting the foregoing, the following provisions of this Agreement will survive the expiration or termination of this Agreement: Article 1 (Definitions), 10.3.4 (Royalty Reports and Payments) (with respect to Net Sales during the Term), 10.10 (Late Payments) (with respect to amounts that become due during the Term); 10.11 (Financial Records and Audits), Section 11.1(Duty of Confidence), 11.2 (Confidential Information), 11.3 (Exemptions), 11.4 (Authorized Disclosures), 12.6. (Time for Claims), Article 13 (Indemnification), 14.1 (Inventions), 14.2 (Assignment), Section 14.4.3 (Joint Collaboration Patent Rights); Section14.5.2(a)(iii) (Joint Collaboration Patent Rights);  Section 15.1 (Term), 15.3 (Effects of Termination), 15.4 (Survival), Article 16 (Dispute Resolution), and Article 17 (Miscellaneous).

15.5      Cumulative Remedies; Termination Not Sole Remedy.  No remedy referred to in this Agreement is intended to be exclusive, but each will be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under Applicable Law. Without limiting the generality of the foregoing, termination is not the sole remedy under this Agreement and, whether or not termination is effected and notwithstanding any provision to the contrary set forth in this Agreement, all other remedies will remain available except as expressly set forth herein.

15.6      Rights in Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by ImmunoGen and Partner are and will otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction, licenses of right to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code. The Parties agree that the Parties, as licensees of such rights under this Agreement, will retain and may fully exercise all of their rights and elections under the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction, and that all payments due pursuant to Section 10.2 (Milestone Payments) and Section 10.3 (Royalty Payments to ImmunoGen) constitute “royalties” within the meaning of Section 365(n) of the U.S. Bankruptcy Code. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against either Party under the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction, the Party hereto that is not a party to such proceeding will be entitled to a duplicate of (or access to, as appropriate) any such intellectual property licensed hereunder and all embodiments of such intellectual property, which, if not already in the non-subject Party’s possession, will be promptly delivered to it (a) upon any such commencement of a bankruptcy proceeding upon the non-subject Party’s written request therefor, unless the Party subject to such proceeding elects to continue to perform all of its obligations under this Agreement or (b) if not delivered under subsection (a) above, following the rejection of this Agreement by or on behalf of the Party subject to such proceeding upon written request therefor by the non-subject Party.

Article 16

DISPUTE RESOLUTION

16.1      General.  The Parties recognize that a dispute may arise relating to this Agreement (a “Dispute”).  Except as otherwise expressly set forth in this Agreement, any Dispute, including Disputes that may involve the Affiliates of any Party, will be resolved in accordance with this Article 16 (Dispute Resolution).

16.2      Negotiation; Escalation.  The Parties will negotiate in good faith and use reasonable efforts to settle any Dispute under this Agreement, other than matters subject to resolution under Article 3 (Governance).  Any Dispute as to the breach, enforcement, interpretation, or validity of this Agreement will be referred to the Executive Officers for attempted resolution.  If the Executive

Officers are unable to resolve such Dispute within [***] after such Dispute is referred to them, then, upon the written request of either Party to the other Party, other than a Dispute relating to the scope, validity, enforceability, or infringement of any Patent Rights or trademark rights (which will be submitted for resolution to a court of competent jurisdiction in the country or region in which such Patent Rights or trademark rights were granted or arose), the Dispute will be subject to arbitration in accordance with Section 16.3 (Arbitration).

16.3      Arbitration.  If any Dispute that was subject to Section 16.2 (Negotiation; Escalation) remains [***] after such Dispute is referred to the Executive Officers, then either Party may at any time after such [***] period submit such Dispute to be settled by arbitration administered by [***], in accordance with the procedural rules of the [***] in effect at the time of submission.  The arbitration will be conducted before an arbitral tribunal composed of three arbitrators, all of whom will have previous judicial experience and experience with the life sciences industry, appointed by agreement of the Parties in accordance with the [***] then in effect.  If, at the time of the arbitration, the Parties agree in writing to submit the Dispute to a single arbitrator, said single arbitrator will be appointed by agreement of the parties, or, failing such agreement, by [***] in accordance with such rules.  Unless otherwise agreed by the Parties, all such arbitration proceedings will be held in [***], provided that proceedings may be conducted by telephone conference call with the consent of the Parties and the arbitrator(s).  All arbitration proceedings will be conducted in the English language.  The arbitrator(s) will have no authority to award punitive damages.  The allocation of expenses of the arbitration, including reasonable attorney’s fees, will be determined by the arbitrator(s), or, in the absence of such determination, each party will pay its own expenses.  All arbitration proceedings must be completed within [***] of the notice of commencement of arbitration proceedings.  The parties hereby agree that the arbitrator(s) have authority to issue rulings and orders regarding all procedural and evidentiary matters that the arbitrator(s) deem reasonable and necessary with or without petition therefore by the Parties as well as the final ruling and judgment.  Rulings will be issued by written order summarizing the arbitration proceedings no more than [***] after the final submissions of the Parties.  All rulings by the arbitrator(s) will be final and binding on the Parties.  The provisions of this Section 16.3 (Arbitration) may be enforced and judgment on the award (including without limitation equitable remedies) granted in any arbitration hereunder may be entered in any court having jurisdiction over the award or any of the parties or any of their respective assets.

16.4      Injunctive Relief.  Notwithstanding the foregoing, in the event of an actual or threatened breach hereunder, the aggrieved Party may seek equitable relief (including restraining orders, specific performance or other injunctive relief) in any court or other forum, without first submitting to the dispute resolution procedures set forth in Section 16.2 (Negotiation; Escalation) pending a decision by the arbitral tribunal in accordance with Section 16.3 (Arbitration).

16.5      Waiver of Right to Jury Trial.  IN CONNECTION WITH THE PARTIES’ RIGHTS UNDER SECTION 16.3 (ARBITRATION), EACH PARTY, TO THE EXTENT PERMITTED BY APPLICABLE LAWS, KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR OTHER LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS IT CONTEMPLATES.  THIS WAIVER APPLIES TO ANY ACTION OR LEGAL PROCEEDING, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE.

16.6      Confidentiality.  Any and all activities conducted under this Article 16 (Dispute Resolution), including any and all non-public proceedings and decisions under Section 16.3 (Arbitration), will be the Confidential Information of each of the Parties, and will be subject to the terms of Article 11 (Confidentiality; Publication).

Article 17

MISCELLANEOUS

17.1      Assignment.  This Agreement may not be assigned or otherwise transferred, nor may any right or obligation hereunder be assigned or transferred, by either Party without the prior written consent of the other Party.  Notwithstanding the foregoing, ImmunoGen may assign (a) its rights to receive payments under this Agreement to one or more Persons without consent of Partner (including as part of a royalty monetization transaction), provided that no such Person will be granted any third party beneficiary or other right enabling such Person to proceed directly against Partner, or (b)  this Agreement in whole to its successor-in-interest in connection with the sale of all or substantially all of its assets to which this Agreement relates, whether in a merger, acquisition, or similar transaction or series of related transactions. In addition, either Party may, without consent of the other Party, assign this Agreement and its rights and obligations hereunder (i) in whole or in part to an Affiliate of such Party, or (ii) in whole to its successor-in-interest in connection with the sale of all or substantially all of its assets, whether in a merger, acquisition, or similar transaction or series of related transactions.  In the event of an assignment pursuant to the foregoing clauses (b), (i), or (ii), such assignment will only be effective if the assignee Party agrees in writing to assume all of the assigning Party’s obligations under this Agreement and the assigning Party provides written notice of such assignment to the non-assigning Party within [***] after the effective date of such assignment.  Any attempted assignment of this Agreement not in accordance with this Section 17.1 (Assignment) will be null, void, and of no legal effect.  Any permitted assignee will assume all assigned obligations of its assignor under this Agreement.  The terms of this Agreement will be binding upon, and will inure to the benefit of, the Parties and their respected successors and permitted assigns.

17.2      Limitation of Liability.  NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR INDIRECT DAMAGES (INCLUDING ANY LOSS OF PROFIT) ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT IN CONNECTION WITH THIS AGREEMENT, IN EACH CASE, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES.  NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 17.2 (LIMITATION OF LIABILITY) IS INTENDED TO OR WILL LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF ANY PARTY UNDER SECTION 13.1 (INDEMNIFICATION; BY PARTNER) OR SECTION 13.2 (INDEMNIFICATION; BY IMMUNOGEN), MISAPPROPRIATION OR INFRINGEMENT OF INTELLECTUAL PROPERTY OWNED OR CONTROLLED BY SUCH PARTY, OR THE OTHER PARTY’S BREACH OF ITS OBLIGATIONS UNDER SECTION 2.6 (EXCLUSIVITY AND RESTRICTIONS).

17.3      Force Majeure.  Neither Party will be held liable or responsible to the other Party or be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from events beyond the reasonable control of the non-performing Party, including fires, floods, earthquakes, hurricanes, embargoes, shortages, epidemics, pandemics, quarantines, war, acts of war (whether war be declared or not), terrorist acts, insurrections, riots, civil commotion, strikes, lockouts, or other labor disturbances (whether involving the workforce of the non-performing Party or of any other Person), acts of God or acts, omissions or delays in acting by any Governmental Authority (except to the extent such delay results from the breach by the non-performing Party or any of its Affiliates of any term or condition of this Agreement). The non-performing Party will notify the other Party of such force majeure within [***] after such occurrence by giving written notice to the other Party stating the nature of the event, its anticipated duration, and any action being taken to avoid or minimize its effect. The suspension of performance will be of no greater scope and no longer duration than is necessary and the non-performing Party will use Commercially Reasonable Efforts to remedy its inability to perform.

17.4      Severability.  If any one or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby, then unless the absence of the invalidated provisions adversely affects the substantive rights of the Parties.  The Parties will in such an instance use their best efforts to replace the invalid, illegal or unenforceable provisions with valid, legal, and enforceable provisions that, insofar as practical, implement the purposes of this Agreement.

17.5      Notices.  All notices that are required or permitted hereunder will be in writing and sufficient if delivered by internationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, and in each case, addressed as follows (with a courtesy copy sent by email, which will not constitute notice):

If to ImmunoGen:

ImmunoGen, Inc.

830 Winter Street

Waltham, MA 02451

Attention: Chief Business Officer

Email: [***]

with a copy to:

830 Winter Street

Waltham, MA 02451

Attention: Legal Department

Email: [***]

with a copy to (which will not constitute notice):

Ropes & Gray LLP

800 Boylston Street; Prudential Tower

Boston, MA 02199

Attention: David M. McIntosh

Email: [***]

If to Partner:

Hangzhou Zhongmei Huadong Pharmaceutical Co., Ltd.

No. 866, Moganshan Road

Hangzhou, People’s Republic of China

Attention: [***]

Email: [***]

or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith.  Any such notice will be deemed to have been given: (a) on the Business Day after dispatch if sent by internationally-recognized overnight courier; or (b) on the fifth Business Day after dispatch if sent by registered or certified mail, postage prepaid, return receipt requested.

17.6      Governing Law.  This Agreement, and all claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement or the breach thereof (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), will be governed by, and enforced in accordance with, the internal laws of the State of New York, including its statutes of limitations without giving effect to the conflicts of law provisions thereunder.

17.7      Entire Agreement; Amendments.  This Agreement, together with the Schedules hereto, contains the entire understanding of the Parties with respect to the collaboration and the licenses granted hereunder.  Any other express or implied agreements and understandings, negotiations, writings and commitments, either oral or written, in respect to the collaboration and the licenses granted hereunder are superseded by the terms of this Agreement.  The Schedules to this Agreement are incorporated herein by reference and will be deemed a part of this Agreement.  This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by authorized representatives of each Party.  The foregoing will not be interpreted as a waiver of any remedies available to either Party or its Affiliates as a result of any breach, prior to the Effective Date, by the other Party or its Affiliates of such Party’s or its Affiliate’s obligations pursuant to the Confidentiality Agreement.

17.8      Headings.  The captions to the several Articles, Sections and subsections hereof are not a part of this Agreement, but are merely for convenience to assist in locating and reading the several Articles and Sections of this Agreement.

17.9      Independent Contractors.  It is expressly agreed that ImmunoGen and Partner will be independent contractors and that the relationship between the two Parties will not constitute a partnership, joint venture or agency.  Neither ImmunoGen nor Partner will have the authority to make any statements, representations, or commitments of any kind, or to take any action that is binding on the other Party without the prior written consent of the other Party.

17.10    Performance by Affiliates.  Notwithstanding any provision to the contrary set forth in this Agreement, either Party will have the right to perform any or all of its obligations and exercise any or all of its rights under this Agreement through any Affiliate.  Each Party hereby guarantees the performance by its Affiliates of such Party’s obligations under this Agreement and will cause its Affiliates to comply with the provisions of this Agreement in connection with such performance.

17.11    Waiver.  Any waiver of any provision of this Agreement will be effective only if in writing and signed by ImmunoGen and Partner.  No express or implied waiver by a Party of any default under this Agreement will be a waiver of a future or subsequent default.  The failure or delay of any Party in exercising any rights under this Agreement will not constitute a waiver of any such right, and any single or partial exercise of any particular right by any Party will not exhaust the same or constitute a waiver of any other right provided in this Agreement.

17.12    Waiver of Rule of Construction.  Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement.  Accordingly, the rule of construction that any ambiguity in this Agreement will be construed against the drafting Party will not apply.

17.13    Business Day Requirements.  If any notice or other action or omission is required to be taken by a Party under this Agreement on a day that is not a Business Day, then such notice or other action or omission will be deemed to be required to be taken on the next occurring Business Day.

17.14    Further Actions.  Each Party agrees to execute, acknowledge, and deliver such further instruments, and to do all such other acts, as necessary or appropriate in order to carry out the purposes and intent of this Agreement.

17.15    Construction.  Except where the context expressly requires otherwise, (a) the use of any gender herein will be deemed to encompass references to either or both genders, and the use of the singular will be deemed to include the plural (and vice versa), (b) the words “include,” “includes,” and “including” will be deemed to be followed by the phrase “without limitation,” (c) the word “will” will be construed to have the same meaning and effect as the word “shall,” (d) any definition of or reference to any agreement, instrument, or other document herein will be construed as referring to such agreement, instrument, or other document as from time to time amended, supplemented, or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (e) any reference herein to any person will be construed to include the person’s successors and assigns, (f) the words “herein,” “hereof,” and “hereunder” and words of similar import, will each be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to Articles, Sections, Schedules, or Exhibits will be construed to refer to Articles, Sections, Schedules, or Exhibits of this Agreement, and references to this Agreement include all Schedules hereto, (h) the word “notice” means notice in writing (whether or not specifically stated) and will include notices, consents, approvals and other written communications contemplated under this Agreement, (i) provisions that require that a Party, the Parties or any committee hereunder “agree,” “consent,” “approve,” or the like will require that such agreement, consent, or approval be specific and in writing, whether by written agreement, letter, approved minutes, or otherwise (but excluding e-mail and instant messaging), (j) references to any specific law, rule or regulation, or Section or other division thereof, will be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation thereof, and (k) the term “or” will be interpreted in the inclusive sense commonly associated with the term “and/or.”

17.16    Language.  This Agreement is in the English language only, which language will be controlling in all respects, and all versions hereof in any other language will be for accommodation only and will not be binding upon the Parties.  All communications and notices to be made or given by one Party to the other pursuant to this Agreement, and any dispute proceeding related to or arising hereunder, will be in the English language.  If there is a discrepancy between any translation of this Agreement and any non-English translation of this Agreement, this Agreement will prevail.

17.17    Counterparts.  This Agreement may be executed in counterparts, all of which taken together will be regarded as one and the same instrument.  Counterparts may be delivered via electronic mail, including Adobe™ Portable Document Format (PDF) or any electronic signature complying with the U.S. Federal ESIGN Act of 2000, and any counterpart so delivered will be deemed to be original signatures, will be valid and binding upon the Parties, and, upon delivery, will constitute due execution of this Agreement.

[Remainder of the Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the Parties intending to be bound have caused this License and Collaboration Agreement to be executed by their respective duly authorized representatives as of the Effective Date.

d
ImmunoGen, Inc.
By:	/s/ Mark J. Enyedy
Name:	Mark J. Enyedy
Title:	President and CEO
Hangzhou Zhongmei Huadong Pharmaceutical Co., Ltd.
By:	/s/ Liang Lu
Name:	Liang Lu
Title:	Chairman

Corporate Seal of Hangzhou Zhongmei Huadong Pharmaceutical Co., Ltd

[Signature Page to Collaboration and License Agreement]